UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HIGHER ONE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HIGHER ONE HOLDINGS, INC.

115 Munson Street

New Haven, Connecticut 06511

March 8, 2016

Dear Fellow Stockholder:

A special meeting (the “Special Meeting”) of the stockholders of Higher One Holdings, Inc. (“Higher One”) will be held on April 4, 2016 at 9:00 a.m. local time at 115 Munson Street, New Haven, CT.

At the Special Meeting, you will be asked to consider and vote upon the following proposals:

1.

To authorize the sale (the “Asset Sale”) by Higher One, Inc., a wholly-owned subsidiary of Higher One, of substantially all of the assets, and the transfer of substantially all of the liabilities, exclusively related to or used in Higher One, Inc.’s refund disbursement business, pursuant to the Asset Purchase Agreement by and among Higher One, Higher One, Inc., Customers Bank and Customers Bancorp, Inc., dated December 15, 2015 (the “Asset Purchase Agreement”), as more fully described in the enclosed Proxy Statement (the “Asset Sale Proposal”);

2.

To approve, by non-binding, advisory vote, certain compensation arrangements, as described in the enclosed Proxy Statement, for a named executive officer of Higher One in connection with the Asset Sale (the “Compensation Proposal”, and together with the “Asset Sale Proposal”, the “Proposals”); and

3.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

After careful consideration, our board of directors determined that the Asset Sale and the terms and conditions of the Asset Purchase Agreement are desirable and in the best interests of Higher One and its stockholders. Our board of directors recommends that you vote “FOR” the authorization of the Asset Sale Proposal and approval of the Compensation Proposal.

The enclosed Notice of Special Meeting and Proxy Statement explain the Proposals and provide specific information concerning the Special Meeting. Please read these materials (including the annexes) carefully.

Your vote is very important, regardless of the number of shares you own. Only stockholders who owned shares of Higher One’s common stock at the close of business on March 7, 2016, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. To vote your shares, you may return your proxy card, submit a proxy via the Internet or by telephone or attend the Special Meeting and vote in person. Even if you plan to attend the Special Meeting, we urge you to promptly submit a proxy for your shares via the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card.

On behalf of your board of directors, thank you for your continued support.

Very truly yours,
Marc Sheinbaum President and CEO

HIGHER ONE HOLDINGS, INC.

115 Munson Street

New Haven, Connecticut 06511

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 4, 2016

To the Stockholders of Higher One:

A special meeting (the “Special Meeting”) of the stockholders of Higher One Holdings, Inc., a Delaware corporation (“Higher One”), will be held on April 4, 2016 at 9:00 a.m. local time at 115 Munson Street, New Haven, CT, to consider and vote upon the following proposals:

1.

To authorize the sale (the “Asset Sale”) by Higher One, Inc., a wholly-owned subsidiary of Higher One, of substantially all of the assets, and the transfer of substantially all of the liabilities, exclusively related to or used in Higher One, Inc.’s refund disbursement business, pursuant to the Asset Purchase Agreement by and among Higher One, Higher One, Inc., Customers Bank and Customers Bancorp, Inc., dated December 15, 2015 (the “Asset Purchase Agreement”), as more fully described in the enclosed Proxy Statement (the “Asset Sale Proposal”);

2.

To approve, by non-binding, advisory vote, certain compensation arrangements, as described in the enclosed Proxy Statement, for a named executive officer of Higher One in connection with the Asset Sale (the “Compensation Proposal”, and together with the “Asset Sale Proposal”, the “Proposals”); and

3.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

After careful consideration, our board of directors determined that the Asset Sale and the terms and conditions of the Asset Purchase Agreement are desirable and in the best interests of Higher One and its stockholders. Our board of directors recommends that you vote “FOR” the authorization of the Asset Sale Proposal and approval of the Compensation Proposal.

Our board of directors has fixed March 7, 2016 as the record date for determining the stockholders entitled to notice of and to vote at the meeting. The Asset Sale may constitute the sale of substantially all of the property and assets of Higher One within the meaning of Section 271 of the Delaware General Corporation Law (the “DGCL”). Pursuant to the DGCL, the Asset Sale Proposal requires approval by the affirmative vote of holders of a majority of our common stock entitled to vote thereon.

Please read the enclosed Proxy Statement carefully. Whether or not you plan to attend the Special Meeting, please submit your proxy as promptly as possible by Internet, telephone, or by completing, dating, signing and returning the enclosed proxy card in the accompanying reply envelope. If you have Internet access, we encourage you to vote via the Internet. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

By Order of the Board of Directors,
/s/ Thomas D. Kavanaugh Thomas D. Kavanaugh Corporate Secretary

New Haven, Connecticut
March 8, 2016

Page
PROPOSAL NO. 2: ADVISORY VOTE ON COMPENSATION RELATED TO THE ASSET SALE	79
The Non-Binding Advisory Compensation Proposal	79
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	79
STOCKHOLDER PROPOSALS	82
TRANSACTION OF OTHER BUSINESS	82
HOUSEHOLDING OF PROXY STATEMENT	83
WHERE YOU CAN FIND MORE INFORMATION	83
ANNEX A—ASSET PURCHASE AGREEMENT
ANNEX B—OPINION OF RAYMOND JAMES & ASSOCIATES, INC.
ANNEX C—REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HIGHER ONE HOLDINGS, INC.
115 Munson Street

New Haven, Connecticut 06511

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors of Higher One Holdings, Inc. (hereinafter “we,” “us,” “our,” the “Company” or “Higher One”) for use at a Special Meeting of the stockholders of Higher One to be held on April 4, 2016 (the “Special Meeting”) at 9:00 a.m. local time at 115 Munson Street, New Haven, CT, and any postponements or adjournments thereof. This Proxy Statement was first made available to stockholders on or about March 8, 2016.

At the Special Meeting, our stockholders will consider and vote upon the following proposals:

1.

To authorize the sale (the “Asset Sale”) by Higher One, Inc. (“HOI”), a wholly-owned subsidiary of Higher One, of substantially all of the assets, and the transfer of substantially all of the liabilities, exclusively related to or used in HOI’s business of disbursing student loan and other refunds for its higher education institutional clients and servicing student-oriented checking accounts for the students of those clients (excluding HOI’s eRefund service) (collectively, the “Business” or the “Disbursements and OneAccount Business”), pursuant to the Asset Purchase Agreement by and among Higher One, HOI, Customers Bank and Customers Bancorp, Inc. (together with Customers Bank, “Buyer”), dated December 15, 2015 (the “Asset Purchase Agreement”), as more fully described in this Proxy Statement (the “Asset Sale Proposal”);

2.

To approve, by non-binding, advisory vote, certain compensation arrangements, as described in this Proxy Statement, for a named executive officer of Higher One in connection with the Asset Sale (the “Compensation Proposal”, and together with the “Asset Sale Proposal”, the “Proposals”); and

3.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

After careful consideration, our board of directors (“Board”) determined that the Asset Sale and the terms and conditions of the Asset Purchase Agreement are desirable and in the best interests of Higher One and its stockholders. Our Board recommends that you vote “FOR” the authorization of the Asset Sale Proposal and approval of the Compensation Proposal.

Only stockholders of record as of March 7, 2016 (the “Record Date”) will be entitled to vote at the Special Meeting and any postponements or adjournments thereof. As of the Record Date, 48,280,322 shares of our common stock, par value $0.001 per share, were outstanding and eligible to be voted. The holders of common stock are entitled to one vote per share on any proposal presented at the Special Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of a written revocation or a later executed proxy to the Secretary of the Company or by attending the Special Meeting and voting in person by written ballot.

The costs of preparing, assembling and mailing this Proxy Statement and the other material enclosed and all clerical and other expenses of solicitation will be paid by Higher One. In addition to the solicitation of proxies by mailing, directors, officers and employees of Higher One, without receiving additional compensation, may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. Higher One also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

These transactions have not been approved or disapproved by the SEC, and the SEC has not passed upon the fairness or merits of these transactions nor upon the accuracy or adequacy of the information contained in this Proxy Statement. Any representation to the contrary is unlawful.

SUMMARY TERM SHEET

This summary highlights information included elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider before voting on the Proposals presented in this Proxy Statement. You should read the entire Proxy Statement carefully, including the annexes attached hereto. For your convenience, we have included cross references to direct you to a more complete description of the topics described in this summary.

●

The Asset Sale. Under the Asset Purchase Agreement, Buyer will acquire substantially all of the assets, and assume substantially all of the liabilities, exclusively related to or used in the Business for $37 million in cash payable as follows (x) $17 million on the closing date and (y) $10 million on each of the first two anniversaries of such date. In addition, during each of the three (3) years beginning in 2017, in the event the annual gross revenue generated by the Business exceeds $75 million, Buyer shall pay HOI an incentive payment of thirty-five percent (35%) of any such excess. We will retain all of our assets used in any of our businesses not related to the Asset Sale (the “Other Businesses”). We will also retain all of our other debts and liabilities, including expenses related to the Other Businesses and corporate functions, our remaining senior executives and professional advisors. See “Proposal No. 1: The Asset Sale—The Asset Purchase Agreement.”

●

Reasons for the Asset Sale. Our Board considered a number of factors before deciding to enter into the Asset Purchase Agreement, including, among other things, the price to be paid by Buyer, the strategic and financial benefits that the Asset Sale will provide to Higher One, the diligent sale process with respect to the Business that led to entering into the Asset Purchase Agreement, the future business prospects of the Business and the terms and conditions of the Asset Purchase Agreement. See “Proposal No. 1: The Asset Sale—Reasons for the Asset Sale.”

●

Board Recommendation. Our Board has determined by unanimous vote of the directors present at the meeting (at which there was a quorum) that the Asset Sale Proposal is desirable and is in our best interests and the best interests of our stockholders and has directed that it be submitted to our stockholders for their approval. Our Board recommends that you vote FOR the Asset Sale Proposal. You should read “Proposal No. 1: The Asset Sale—Reasons for the Asset Sale” for a discussion of factors that our Board considered in deciding to recommend the approval of the Asset Sale Proposal.

●	Required Vote. Approval of the Asset Sale Proposal requires the affirmative vote of holders of a majority of shares of our common stock entitled to vote thereon.

●

Opinion of Higher One’s Financial Advisor. At the December 13, 2015 meeting of the Board at which the members of the Board in attendance unanimously approved the Asset Purchase Agreement and the transactions contemplated thereby, representatives of Raymond James & Associates, Inc. (“Raymond James”) rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to the Board, dated December 13, 2015, as to the fairness, as of such date, from a financial point of view, of the consideration to be received by the Company in the Asset Sale pursuant to the Asset Purchase Agreement (the “Consideration”), based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion. The full text of the written opinion of Raymond James, dated December 13, 2015, which sets forth, among other things, the various qualifications, assumptions, and limitations on the scope of the review undertaken, is attached as Annex B to this Proxy Statement. Raymond James provided its opinion for the information and assistance of the Board (solely in its capacity as such) in connection with, and for purposes of, its consideration of the Asset Sale and its opinion only addresses whether the Consideration was fair, from a financial point of view, to the Company. The opinion of Raymond James did not address any other term or aspect of the Asset Purchase Agreement or the Asset Sale contemplated thereby. The Raymond James opinion does not constitute a recommendation to the Board or any holder of the Company’s common stock as to how the Board, such stockholder or any other person should vote or otherwise act with respect to the Asset Sale or any other matter. Our Board encourages holders of our common stock to read the opinion carefully and in its entirety. See “Proposal No. 1: The Asset Sale—Opinion of Higher One’s Financial Advisor” for a more detailed description of the opinion of Raymond James, and Annex B for the full text of such opinion.

●

Indemnification of Buyer. From and after the closing of the Asset Sale, HOI will indemnify and hold Buyer harmless from and against any and all losses incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of (i) any inaccuracy in or breach of any of the representations or warranties of HOI contained in the Asset Purchase Agreement, (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by HOI pursuant to the Asset Purchase Agreement or (iii) any excluded asset or any excluded liability. See “Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—Indemnification by HOI.”

●

Use of Proceeds. The proceeds from the Asset Sale will be received by the Company, not our stockholders. The Company will use a portion of the proceeds to pay for transaction costs associated with the Asset Sale and for general working capital purposes. The remaining proceeds from the Asset Sale may be used, at the discretion of our Board (subject, as the case may be, to the approval of our lenders), to repay indebtedness, provide liquidity to the Company’s stockholders through one or more special dividends or repurchases of outstanding shares of the Company’s common stock, invest in our Other Businesses, or a combination thereof.

●

Nature of Our Business Following the Asset Sale. Following the Asset Sale, we will continue to be a public company operating under the name Higher One Holdings, Inc., and our Other Businesses will account for all of our revenues. See “Proposal No. 1: The Asset Sale—Activities of Higher One Following the Asset Sale.”

●

Conditions to the Asset Sale. Completion of the Asset Sale requires (1) the approval of our stockholders, (2) obtaining certain third party consents and (3) completion of other customary closing conditions in the Asset Purchase Agreement. See “Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—Closing Conditions.”

●

Termination of the Asset Purchase Agreement. The Asset Purchase Agreement may be terminated by us or Buyer in certain circumstances, in which case the Asset Sale will not be completed. If the Asset Purchase Agreement is terminated due to a failure of our stockholders to approve the Asset Sale Proposal and a Seller Acquisition Proposal (as defined herein) was publicly disclosed or announced before the Special Meeting, we will be required to reimburse Buyer for certain fees and expenses not to exceed $500,000. If we terminate the Asset Purchase Agreement as a result of a Seller Subsequent Determination (as defined herein) prior to the Special Meeting, or if Buyer terminates the Asset Purchase Agreement as a result of a Seller Subsequent Determination or the decision by Higher One to pursue a Superior Proposal (as defined herein), then we must pay Buyer a $1,500,000 termination fee. See “Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—Termination of the Asset Purchase Agreement” and “—Termination Fees.”

●

U.S. Federal Income Tax Consequences. Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale. See “Proposal No. 1: The Asset Sale—U.S. Federal Income Tax Consequences of the Asset Sale.”

●	Risk Factors. The Asset Sale involves a number of risks, including:

o	The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect our business.

o	We cannot be sure if or when the Asset Sale will be completed.

o	We cannot predict the timing, amount or nature of any distributions to our stockholders.

o	If we do not complete the Asset Sale, we cannot be sure that we will receive the cooperation of Buyer should we attempt to sell the Business to another purchaser.

o	One of our executive officers may have interests in the Asset Sale other than, or in addition to, the interests of our stockholders generally.

o	Because the Business represented approximately 58% of our total revenues for fiscal year 2014, our business following the Asset Sale will be substantially different.

o	If the Asset Sale disrupts our business operations and prevents us from realizing intended benefits, our business may be harmed.

o	The Asset Sale may not be completed or may be delayed if the conditions to closing are not satisfied or waived.

o	If we fail to complete the Asset Sale, our business may be harmed.

o	The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.

o	We may not participate in a superior offer for the Business unless we pay a termination fee to Buyer.

o

Because our business will be smaller following the sale of the Business, there is a possibility that our common stock may be delisted from the New York Stock Exchange if we fail to satisfy the continued listing standards of that market.

o	We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Asset Sale.

See “Risk Factors.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

The following are some questions that you, as a stockholder of the Company, may have regarding the Special Meeting and the Proposals and brief answers to such questions. We urge you to carefully read this entire Proxy Statement, the annexes to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement because the information in this section does not provide all the information that may be important to you as a stockholder of the Company with respect to the Proposals. See “Where You Can Find More Information.”

THE SPECIAL MEETING

Q.	When and where will the Special Meeting take place?

A.	The Special Meeting will be held on April 4, 2016 at 9:00 a.m. local time at 115 Munson Street, New Haven, CT.

Q.	What is the purpose of the Special Meeting?

A.

At the Special Meeting, you will be asked to vote upon: (1) the Asset Sale Proposal, (2) the Compensation Proposal and (3) such other business as may properly come before the Special Meeting and any postponements or adjournments thereof.

Q.	What is the Record Date for the Special Meeting?

A.

Holders of our common stock as of the close of business on March 7, 2016, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments thereof.

Q.	What is the quorum required for the Special Meeting?

A.

The representation in person or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.

Q.	What vote is required to approve the Proposals to be voted upon at the Special Meeting?

A.

The Asset Sale Proposal requires the affirmative vote of holders of a majority of shares of our common stock entitled to vote thereon. The Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present in person or by proxy and entitled to vote thereon.

Q.	What are the effects of not voting or abstaining? What are the effects of broker non-votes?

A.

If you do not vote by virtue of not being present in person or by proxy at the Special Meeting, your shares will not be counted for purposes of determining the existence of a quorum. Abstentions and broker non-votes will be counted for the purpose of determining the existence of a quorum. Abstentions, but not broker non-votes, will be considered in determining the number of votes cast on the Proposals. Failures to vote, abstentions and broker non-votes will have the effect of a vote “AGAINST” the Asset Sale Proposal. Abstentions will have the effect of a vote “AGAINST” the Compensation Proposal and failures to vote and broker non-votes will have no effect.

Q.	What does it mean if I received more than one proxy card?

A.	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

Q.	Who can help answer my other questions?

A.

If you have more questions about the Proposals or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact Investor Relations, Higher One Holdings, Inc., Attn: Patrick Pearson, 115 Munson Street, New Haven, CT 06511, telephone number (203) 776-7776 x4421.

PROPOSAL NO. 1: ASSET SALE

Q.	Why did the Company enter into the Asset Purchase Agreement?

A.

In the course of reaching its decision to approve the Asset Purchase Agreement and recommend approval by the Company’s stockholders of the Asset Sale, the Board consulted with senior management of the Company and the Company’s financial and legal advisors. The Board considered a number of factors that the Board believed supported its decision, including, but not limited to, strategic and financial considerations. See “Proposal No. 1: The Asset Sale—Reasons for the Asset Sale.”

Q.	What will happen if the Asset Sale is authorized by our stockholders?

A.

If the Asset Sale is authorized by the requisite stockholder vote and the other conditions to the consummation of the Asset Sale are satisfied or waived, Buyer would purchase substantially all of the assets, and assume substantially all of the liabilities, exclusively related to or exclusively utilized in connection with the Business for $37 million in cash. Additionally, during each of the three (3) years beginning in 2017, in the event the annual gross revenue generated by the Business exceeds $75 million, Buyer shall pay HOI an incentive payment of thirty-five percent (35%) of any such excess. The Asset Sale may constitute the sale of substantially all of our assets under Delaware law.

Q.	What will happen if the Asset Sale is not authorized?

A.

Pursuant to the terms of the Asset Purchase Agreement, if we fail to obtain a stockholder vote in favor of the Asset Sale Proposal, the Asset Purchase Agreement may be terminated by either party, and, in the event of such termination, the Asset Sale will not occur. If such a termination occurs and a Seller Acquisition Proposal was publicly disclosed or announced before the Special Meeting, HOI will be required to pay Buyer the lesser of (i) the amount of Buyer’s actual and documented out of pocket expenses incurred in connection with due diligence, negotiation and execution of the Asset Purchase Agreement and undertaking the transactions contemplated thereby, and (ii) $500,000. See “Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—Termination of the Asset Purchase Agreement” and “—Termination Fees.”

Q.	What is the purchase price to be received by HOI?

A.

Buyer will pay $37 million in cash for the acquired assets, payable as follows (x) $17 million on the closing date and (y) $10 million on each of the first two anniversaries of such date, plus the amount of any incentive payment that becomes due in accordance with the Asset Purchase Agreement, plus the assumption by Buyer of the assumed liabilities of HOI. During each of the three (3) years beginning in 2017, in the event the annual gross revenue generated by the Business exceeds $75 million, Buyer shall pay HOI an incentive payment of thirty-five percent (35%) of any such excess. See “Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—Consideration to be Received by HOI.”

Q.	What are the material terms of the Asset Purchase Agreement?

A.	In addition to the cash consideration HOI will receive pursuant to the Asset Sale, the Asset Purchase Agreement contains other important terms and provisions, including:

●

from and after the closing of the Asset Sale, HOI will indemnify and hold Buyer harmless from and against any and all losses incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of (i) any inaccuracy in or breach of any of the representations or warranties of HOI contained in the Asset Purchase Agreement, (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by HOI pursuant to the Asset Purchase Agreement or (iii) any excluded asset or any excluded liability;

●

prior to the completion of the Asset Sale, HOI has agreed to carry on the Business in the ordinary course of business consistent with past practice and to use commercially reasonable efforts to maintain and preserve intact the current organization, operations and franchise and preserve the rights, franchises, goodwill and relationships of its employees, customers, suppliers and others having relationships with the Business;

●

the obligations of Buyer and HOI to close the Asset Sale are subject to several closing conditions, including (i) the approval of the Company’s stockholders, (ii) obtaining certain third party consents and (iii) completion of other customary closing conditions in the Asset Purchase Agreement;

●

for a period of four years after the closing of the Asset Sale, HOI will not be permitted to engage in certain activities competitive to the Business or to solicit certain employees of Buyer or certain individuals offered employment with Buyer pursuant to the Asset Sale;

●

for a period of one year after the closing of the Asset Sale, HOI and certain of its affiliates will provide Buyer with certain services on a transitional basis as agreed upon in a transition services agreement to be executed by HOI and Buyer in connection with the Asset Sale (the “Transition Services Agreement”). Subject to adjustment in accordance with the Transition Services Agreement, Buyer will pay a fee of $5 million for the transition services it receives during the term;

●

for a period of two years after the closing of the Asset Sale, HOI will provide consulting services to assist Buyer with respect to (i) relationships and contacts with educational institutions and the United States Department of Education (the “Department of Education”), (ii) strategic considerations for developing the Business, (iii) strategic considerations regarding technology matters, and (iv) consumer compliance matters;

●

in connection with the closing of the Asset Sale, HOI will enter into a lease agreement with Buyer pursuant to which Buyer will sublease from HOI a portion of the real property occupied by HOI and located at 115 Munson Street, New Haven, Connecticut;

●

in connection with the closing of the Asset Sale, HOI will also enter into a license agreement with Buyer pursuant to which Buyer will grant HOI a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable, worldwide license-back under certain intellectual property that Buyer will acquire through the Asset Sale for use in our Other Businesses, including their natural expansion or evolution over time;

●	the Asset Purchase Agreement may be terminated by HOI or Buyer in certain circumstances, in which case the Asset Sale will not be completed;

●

if the Asset Purchase Agreement is terminated by either party because the required approval of the stockholders of the Company was not obtained at the Special Meeting and a Seller Acquisition Proposal was publicly disclosed or announced prior to such meeting, HOI will be required to pay Buyer the lesser of (i) the amount of Buyer’s actual and documented out of pocket expenses incurred in connection with due diligence, negotiation and execution of the Asset Purchase Agreement and undertaking the transactions contemplated thereby and (ii) $500,000. In the event the Asset Purchase Agreement is terminated (1) by HOI as a result of a Seller Subsequent Determination prior to the Special Meeting, or (2) by Buyer as a result of a Seller Subsequent Determination or the decision by Higher One to pursue a Superior Proposal, HOI will be required to pay Buyer $1,500,000.

Q.	How would the proceeds from the Asset Sale be used?

A.

The proceeds from the Asset Sale will be received by the Company, not our stockholders. The Company will use a portion of the proceeds to pay for transaction costs associated with the Asset Sale and for general working capital purposes. The remaining proceeds from the Asset Sale may be used, at the discretion of our Board (subject, as the case may be, to the approval of our lenders), to repay indebtedness, provide liquidity to the Company’s stockholders through one or more special dividends or repurchases of outstanding shares of the Company’s common stock, invest in our Other Businesses, or a combination thereof.

Q.	What does the Board recommend regarding the Asset Sale Proposal?

A.

The Board has determined that the terms and conditions of the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, are desirable and in the best interests of Higher One and its stockholders. This determination was made by a unanimous vote of the members of the Board present at the meeting during which the Board voted on the Asset Sale. The Board recommends that our stockholders vote “FOR” the authorization of the Asset Sale Proposal.

Q.	Do I have dissenters’ rights in connection with the Asset Sale?

A.

Stockholders may vote against the authorization of the Asset Sale Proposal, but under Delaware law dissenters’ rights are not provided to stockholders in connection with the Asset Sale because it does not constitute a merger or consolidation.

Q.	Are there any risks to the Asset Sale?

A.	Yes. You should carefully read the section entitled “Risk Factors.”

Q.	What are the U.S. federal income tax consequences of the Asset Sale to U.S. stockholders?

A.

The proposed Asset Sale by us is entirely a corporate action. Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale. See “Proposal No. 1: The Asset Sale—U.S. Federal Income Tax Consequences of the Asset Sale.”

Q.	When is the closing of the Asset Sale expected to occur?

A.

If the Asset Sale is authorized by our stockholders and all conditions to completing the Asset Sale are satisfied or waived prior to such authorization, the closing of the Asset Sale is expected to occur as promptly as practicable thereafter.

PROPOSAL NO. 2: THE COMPENSATION PROPOSAL

Q.	Why am I being asked to cast a non-binding, advisory vote to approve the Compensation Proposal?

A.

In accordance with the rules promulgated under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will or may be payable to one of our named executive officers in connection with the Asset Sale.

Q.	What will happen if stockholders do not approve the Compensation Proposal at the Special Meeting?

A.

Approval of the Compensation Proposal is not a condition to the consummation of the Asset Sale. This non-binding proposal regarding certain Asset Sale-related executive compensation arrangements is merely an advisory vote which will not be binding on Higher One, our Board or Buyer. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Asset Sale is consummated, our named executive officer will be eligible to receive various payments in accordance with the terms and conditions applicable to those payments.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS PROXY STATEMENT CONTAINS STATEMENTS THAT CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. HIGHER ONE’S PROJECTIONS AND EXPECTATIONS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL PERFORMANCE TO DIFFER MATERIALLY FROM THAT PREDICTED OR IMPLIED. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF WORDS SUCH AS “EXPECT,” “ANTICIPATE,” “BELIEVE,” “ESTIMATE,” “POTENTIAL,” “SHOULD” OR SIMILAR WORDS INTENDED TO IDENTIFY INFORMATION THAT IS NOT HISTORICAL IN NATURE. FORWARD-LOOKING STATEMENTS ARE BASED ON THE CURRENT BELIEFS AND EXPECTATIONS OF HIGHER ONE MANAGEMENT AND ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. THERE ARE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES ARE SET FORTH IN THE SECTION ENTITLED “RISK FACTORS” IN THIS PROXY STATEMENT AND INCLUDE, BUT ARE NOT LIMITED TO, THE OCCURRENCE OF ANY EVENT, CHANGE OR OTHER CIRCUMSTANCES THAT COULD GIVE RISE TO THE TERMINATION OF THE ASSET PURCHASE AGREEMENT, THE INABILITY TO OBTAIN HIGHER ONE’S STOCKHOLDER APPROVAL OR THE FAILURE TO SATISFY OTHER CONDITIONS TO COMPLETION OF THE PROPOSED TRANSACTION, INDUSTRY COMPETITION, PRICING AND MACRO-ECONOMIC CONDITIONS AND HIGHER ONE’S FINANCIAL AND OPERATING PROSPECTS. THESE STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROXY STATEMENT, AND THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE FORWARD-LOOKING INFORMATION TO REFLECT ACTUAL RESULTS OF OPERATIONS, CHANGES IN FINANCIAL CONDITION, CHANGES IN ESTIMATES, EXPECTATIONS OR ASSUMPTIONS, CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS OR OTHER CIRCUMSTANCES ARISING AND/OR EXISTING SINCE THE PREPARATION OF THIS PROXY STATEMENT OR TO REFLECT THE OCCURRENCE OF ANY UNANTICIPATED EVENTS, EXCEPT AS REQUIRED BY LAW. THE FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT DO NOT INCLUDE THE POTENTIAL IMPACT OF ANY ACQUISITIONS OR DIVESTITURES THAT MAY BE ANNOUNCED AND/OR COMPLETED AFTER THE DATE HEREOF. FOR FURTHER INFORMATION REGARDING RISKS ASSOCIATED WITH OUR BUSINESS, PLEASE REFER TO OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENTLY FILED QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K.

RISK FACTORS

In addition to the other information contained in this Proxy Statement, you should carefully consider the following risk factors when deciding whether to vote to approve the Proposals. You should also consider the information in our other reports on file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this Proxy Statement. See “Where You Can Find More Information.”

The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect our business.

The announcement and pendency of the Asset Sale, whether or not consummated, may adversely affect the trading price of our common stock, our business or our relationships with clients, customers, suppliers and employees. In addition, while the completion of the Asset Sale is pending we may be unable to attract and retain key personnel and our management’s focus and attention and employee resources may be diverted from operational matters.

In the event that the Asset Sale is not completed, the announcement of the termination of the Asset Purchase Agreement may also adversely affect the trading price of our common stock, our business or our relationships with clients, customers, suppliers and employees.

We cannot be sure if or when the Asset Sale will be completed.

The consummation of the Asset Sale is subject to the satisfaction or waiver of various conditions, including the authorization of the Asset Sale by our stockholders. We cannot guarantee that the closing conditions set forth in the Asset Purchase Agreement will be satisfied. If we are unable to satisfy the closing conditions in Buyer’s favor or if other mutual closing conditions are not satisfied, Buyer will not be obligated to complete the Asset Sale.

If the Asset Sale is not completed, our Board, in discharging its fiduciary obligations to our stockholders, may evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to our stockholders as the Asset Sale. These may include retaining and operating the Business or pursuing an alternate sale transaction that would yield reduced consideration or involve significant delays. Any future sale of substantially all of the assets of the Company or other transactions may be subject to further stockholder approval.

We cannot predict the timing, amount or nature of any distributions to our stockholders.

Our credit and security agreement, as amended, with Bank of America, N.A. as administrative agent, currently prohibits distributions to our stockholders (other than distributions payable solely in our stock), and we do not currently intend to make any distributions of sale proceeds to our stockholders.

If we do not complete the Asset Sale, we cannot be sure that we will receive the cooperation of Buyer should we attempt to sell the Business to another purchaser.

If we do not complete the Asset Sale and instead seek to sell the Business to another purchaser, Buyer, in its capacity as a current bank partner of the Company, would need to cooperate in the transition of the Business to such purchaser (including, in particular, the transition of student accounts). We cannot be sure that such cooperation would be forthcoming, potentially hindering our ability to sell the Business to another purchaser.

One of our executive officers may have interests in the Asset Sale other than, or in addition to, the interests of our stockholders generally.

One of our executive officers may have interests in the Asset Sale that are different from, or are in addition to, the interests of our stockholders generally. Our Board was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement.

In certain circumstances, one of our executive officers may receive cash payments and vesting of equity awards in connection with the Asset Sale and his employment with the Buyer and its affiliates following the closing. See “Proposal No. 1—Interests of Certain Persons in the Asset Sale.”

Because the Business represented approximately 58% of our total revenues for fiscal year 2014, our business following the Asset Sale will be substantially different.

The Business represented approximately 58% of our total revenues for the fiscal year 2014. Following the consummation of the Asset Sale, our results of operations and financial condition may be materially adversely affected if we fail to effectively reduce our overhead costs to reflect the reduced scale of our operations or we fail to grow our Other Businesses. Our smaller size may result in the recognition of less revenues from the operations of our Other Businesses, which may negatively affect our overall net earnings.

If the Asset Sale disrupts our business operations and prevents us from realizing intended benefits, our business may be harmed.

The Asset Sale may disrupt the operation of our business and prevent us from realizing the intended benefits of the Asset Sale as a result of a number of obstacles, such as the loss of key employees, customers or business partners, the failure to adjust or implement our business strategies, additional expenditures required to facilitate the Asset Sale transaction, and the diversion of management’s attention from our day-to-day operations.

The Asset Sale may not be completed or may be delayed if the conditions to closing are not satisfied or waived.

The Asset Sale may not be completed or may be delayed because the conditions to closing, including approval of the transaction by our stockholders and consents from certain third parties, may not be satisfied or waived. If the Asset Sale is not completed, we may have difficulty recouping the costs incurred in connection with negotiating the Asset Sale, our relationships with our clients, customers, suppliers and employees may be damaged, and our business may be harmed.

The announcement of the Asset Sale may harm our business.

As a result of our announcement of the Asset Sale, third parties may be unwilling to enter into material agreements with respect to the Business or our Other Businesses. New or existing clients, customers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because clients, customers and business partners may perceive that such new relationships are likely to be more stable. Additionally, employees working in the Business may become concerned about the future of the Business and lose focus or seek other employment.

If we fail to complete the Asset Sale, our business may be harmed.

If we fail to complete the Asset Sale, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations, and financial condition including, but not limited to the Company’s ability to maintain its bank partner relationships and contract with new bank partners to the extent necessary. If we fail to complete the Asset Sale and we retain the Business, we will consider alternatives including, but not limited to, an orderly shut-down of the Business. The potential for loss or disaffection of employees or customers of the Business following a failure to consummate the Asset Sale could have a material, negative impact on the value of our business.

In addition, if the Asset Sale is not consummated, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.

The Asset Purchase Agreement contains provisions that make it more difficult for us to sell the Business to any party other than Buyer. These provisions include the prohibition on our ability to solicit competing proposals and the requirement that we pay a termination fee of $1,500,000 if the Asset Purchase Agreement is terminated in specified circumstances. See “Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—No Other Bids” and “—Termination Fees.” These provisions could make it less advantageous for a third party that might have an interest in acquiring Higher One or all of or a significant part of the Business to consider or propose an alternative transaction, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Buyer.

We may not participate in a superior offer for the Business unless we pay a termination fee to Buyer.

The Asset Purchase Agreement requires us to pay Buyer a termination fee equal to $1,500,000 if we terminate the Asset Purchase Agreement prior to closing as a result of our determining to accept a Seller Acquisition Proposal that we determine to be a Superior Proposal. See “Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—Termination Fees.”

Because our business will be smaller following the sale of the Business, there is a possibility that our common stock may be delisted from New York Stock Exchange if we fail to satisfy the continued listing standards of that market.

Even though we currently satisfy the continued listing standards for the New York Stock Exchange, following the sale of the Business our business will be smaller and, therefore, we may fail to satisfy the continued listing standards of the New York Stock Exchange. In the event that we are unable to satisfy the continued listing standards of the New York Stock Exchange, our common stock may be delisted from that market. Any delisting of our common stock from the New York Stock Exchange could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding shares of common stock, reduce our flexibility to raise additional capital, reduce the price at which our common stock trades and increase the transaction costs inherent in trading such shares with overall negative effects for our stockholders. In addition, delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all. For these reasons and others, delisting could adversely affect the price of our common stock and our business, financial condition and results of operations.

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Asset Sale.

After the Asset Sale, we will continue to be required to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements is economically burdensome.

THE SPECIAL MEETING

Time, Date and Place

The Special Meeting will be held on April 4, 2016 at 9:00 a.m. local time at 115 Munson Street, New Haven, CT.

Proposals

 At the Special Meeting, holders of shares of our common stock as of the Record Date will consider and vote upon:

●	the Asset Sale Proposal;

●	the Compensation Proposal; and

●	such other matters as may properly come before the Special Meeting and any postponements or adjournments thereof.

Descriptions of the Proposals are included in this Proxy Statement. A copy of the Asset Purchase Agreement is attached as Annex A to this Proxy Statement.

Required Vote

Proposal No. 1: The Asset Sale Proposal

The authorization of the Asset Sale Proposal requires the affirmative vote of holders of a majority of shares of our common stock entitled to vote thereon. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes will have the effect of a vote “AGAINST” the Asset Sale Proposal.

Proposal No. 2: The Compensation Proposal

The non-binding, advisory approval of the Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present in person or by proxy and entitled to vote thereon. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the effect of a vote “AGAINST” the Compensation Proposal and failures to vote and broker non-votes will have no effect.

Recommendation of the Board

After careful consideration, our Board determined that the Asset Sale and the terms and conditions of the Asset Purchase Agreement are desirable and in the best interests of Higher One and its stockholders. Our Board recommends that you vote “FOR” the authorization of the Asset Sale Proposal and approval of the Compensation Proposal.

Record Date

Holders of our common stock as of the close of business on March 7, 2016, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments of the Special Meeting. On the Record Date, there were 48,280,322 shares of common stock outstanding and entitled to vote at the Special Meeting and any postponements or adjournments of the Special Meeting; no other shares of capital stock were outstanding on such date.

Quorum and Voting

A quorum of stockholders is necessary to hold a valid meeting. Each share of common stock issued and outstanding on the Record Date is entitled to one vote. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Special Meeting. On the Record Date, there were 48,280,322 shares outstanding and entitled to vote. Accordingly, 24,140,162 shares must be represented by stockholders present at the Special Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Special Meeting. If there is no quorum, either the chairperson of the Special Meeting or a majority in voting power of the stockholders entitled to vote at the Special Meeting, present in person or represented by proxy, may adjourn the Special Meeting to another time or place.

Proxies; Revocation of Proxies

If you are unable to attend the Special Meeting, we urge you to submit your proxy by completing and returning the enclosed proxy card or vote your proxy via the Internet or by telephone. If your shares of common stock are held in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you elect to vote in person at the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Special Meeting a legal proxy from the broker, bank or other nominee authorizing you to vote your shares of common stock.

Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies will be voted “FOR” the Asset Sale Proposal and “FOR” the Compensation Proposal and will be voted at the discretion of the persons named as proxies in respect of such other business as may properly be brought before the Special Meeting. As of the date of this Proxy Statement, our Board knows of no other business that will be presented for consideration at the Special Meeting other than the Proposals.

You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy with a later date.

●	You may send a written notice that you are revoking your proxy to Higher One Holdings, Inc., 115 Munson Street, New Haven, CT 06511, Attn: Corporate Secretary.

●	You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by them.

Adjournments

The Special Meeting may be adjourned by the affirmative vote of a majority of the votes cast, in person or by proxy, at the Special Meeting by the holders of shares entitled to vote. The Special Meeting may be adjourned for any purpose, including for the purpose of obtaining a quorum or soliciting additional proxies if there are insufficient votes to authorize the Asset Sale, including, without limitation, adjourning the Special Meeting for the sole purpose of soliciting additional votes as to one proposal while closing the polls and registering the approval of the other proposal. Any adjournment may be made without notice (if a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Special Meeting of the time, date and place of the adjourned meeting. Any adjournment will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

Broker Non-Votes

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals. However, where a proposal is not “routine,” a broker who has received no instructions from its client generally does not have discretion to vote its client’s uninstructed shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would not be considered entitled to vote on the proposal. Because each proposal being considered at the Special Meeting is a non-routine matter, shares of our common stock as to which brokers have not received any voting instructions will not be permitted to vote on either of the Proposals. Broker non-votes will not be considered in determining the number of votes cast for either of the Proposals.

Solicitation of Proxies

This proxy solicitation is being made and paid for by Higher One on behalf of its Board. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid any additional compensation for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have more questions about the Proposals or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact Investor Relations, Higher One Holdings, Inc., Attn: Patrick Pearson, 115 Munson Street, New Haven, CT 06511, telephone number (203) 776-7776 x4421.

 PROPOSAL NO. 1: THE ASSET SALE

The following discussion is a summary of the material terms of the Asset Sale. We encourage you to read carefully and in its entirety the Asset Purchase Agreement, which is attached to this Proxy Statement as Annex A, as it is the legal document that governs the Asset Sale.

General Description of the Asset Sale

If the Asset Sale is completed, Buyer would purchase substantially all of the assets, and assume substantially all of the liabilities, exclusively related to or exclusively utilized in connection with the Business for $37 million in cash. Additionally, during each of the three (3) years beginning in 2017, if annual gross revenue for the Business under Buyer exceeds $75 million, HOI will receive 35% of the excess revenue, payable in the subsequent year. The Asset Sale may constitute the sale of substantially all of our assets under Delaware law.

Parties to the Asset Sale

Higher One Holdings, Inc.

Higher One, Inc.
115 Munson Street
New Haven, Connecticut 06511

(203) 776-7776

We are a leading provider of technology-based refund disbursement and payment processing services to higher education institutions and their students. We also provide campus communities with convenient and student-oriented banking services, which include extensive user-friendly features, through our bank partners.

We believe our products provide significant benefits to both higher education institutions and their campus communities, including students. For our higher education institution clients, we offer our Refund Management® (formerly known as OneDisburse® Refund Management®) disbursement service. Our disbursement service facilitates the distribution of financial aid and other refunds to students, while simultaneously enhancing the ability of our higher education institution clients to comply with the federal regulations applicable to financial aid transactions. By using our refund disbursement service, our clients save on the cost of handling disbursements, improve related business processes, increase the speed with which students receive their refunds and help ensure their ability to comply with applicable regulations.

Students at institutions that use the Refund Management® disbursement service may choose to have their refunds delivered via ACH transfer to any bank account, via paper check or via direct deposit to a OneAccount. The OneAccount is an optional Federal Deposit Insurance Corporation (“FDIC”)-insured deposit account serviced by Higher One and provided by our bank partners. Students who choose to open a OneAccount may use their Higher One Debit MasterCard® to make purchases and withdraw money from ATMs. The OneAccount is cost competitive and tailored to students, providing them with convenient and fast access to disbursement funds as well as a full range of transaction services.

We offer payment transaction services through our CASHNet® Payment Processing suite of payment products, which are primarily software-as-a-service solutions that facilitate electronic payment transactions allowing higher education institutions to easily and cost effectively receive electronic payments from students, parents and others for essential education-related financial transactions. Features of our payment services include online bill presentment and online payment capabilities for tuition and other fees.

HOI was founded in 2000. HOI is our principal operating subsidiary and directly or indirectly runs all of our business lines. In July 2008, HOI formed Higher One, which is now the holding company for all of our operations. In November 2009, we acquired Informed Decisions Corporation, or IDC, (doing business as CASHNet), which we renamed Higher One Payments, Inc. and subsequently merged into HOI. HOI owns Higher One Machines, Inc., a Delaware corporation, which performs certain operational functions. HOI also owns Higher One Real Estate, Inc., a Delaware corporation, and its subsidiary, Higher One Real Estate SP, LLC, a Delaware limited liability company, both of which were formed to hold certain of our real estate. In 2012, we formed Higher One Financial Technology Private Limited, an Indian entity of which HOI and Higher One Machines, Inc. collectively own 99%, to perform certain operational support functions.

We completed our initial public offering on June 17, 2010, and, prior to such date, our common stock was privately held and did not trade on any exchange. Our common stock is quoted on the New York Stock Exchange under the symbol “ONE.” We file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC. These reports, any amendments to these reports, proxy and information statements and certain other documents we file with the SEC are available through the SEC’s website at www.sec.gov or free of charge on our website (http://ir.higherone.com) as soon as reasonably practicable after we file the documents with the SEC. The public may also read and copy these reports and any other materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Customers Bancorp, Inc.
Customers Bank

1015 Penn Avenue, Suite 103

Wyomissing, Pennsylvania 19610

(610) 933-2000

Customers Bancorp, Inc. (“Customers Bancorp”) is a Pennsylvania corporation and, through its wholly owned subsidiary Customers Bank, provides financial products and services to small businesses, not-for-profits, and consumers through its branches and offices in Southeastern Pennsylvania (Bucks, Berks, Chester, Delaware and Philadelphia Counties), Rye Brook and New York, New York (Westchester and New York Counties), Hamilton, New Jersey (Mercer County), Providence, Rhode Island (Providence County) and Boston, Massachusetts (Suffolk County). Customers Bank also provides liquidity to the mortgage market nationwide through the operation of its loans to mortgage banking companies. At December 31, 2014, Customers Bancorp had total assets of $6.8 billion, including net loans (including held-for-sale loans) of $5.7 billion, total deposits of $4.5 billion, and stockholders’ equity of $0.4 billion.

The primary customers of Customers Bank are privately held businesses, consumers, business customers, and not-for-profit organizations. Customers Bank also focuses on certain low-cost, low-risk specialty lending areas such as multi-family/commercial real estate lending and lending to mortgage banking businesses. Customers Bank’s lending activities are funded by deposits from its branch model, which seeks higher deposit levels per branch than a typical bank, combined with lower branch operating expenses, without sacrificing exceptional customer service. Customers Bancorp was incorporated in Pennsylvania in April 2010 to facilitate a reorganization into a bank holding company structure pursuant to which Customers Bank became a wholly owned subsidiary of Customers Bancorp (the “Reorganization”) on September 17, 2011. Pursuant to the Reorganization, all of the issued and outstanding shares of Voting Common Stock and Class B Non-Voting Common Stock of Customers Bank were exchanged on a one-for-three basis for shares of Voting Common Stock and Class B Non-Voting Common Stock, respectively, of Customers Bancorp. The deposits of Customers Bank, which was chartered as New Century Bank in 1994, are insured by the FDIC.

Background of the Asset Sale

The Board and the Company’s senior management have from time to time evaluated and considered a variety of strategic alternatives and partnership relationships related to the Company, the Business and certain portions of the Business as part of a long-term strategy to increase shareholder value.

On February 12, 2015, at a regularly scheduled board meeting, members of senior management and the Board held discussions regarding a strategic review process for the Company and agreed to engage an investment bank to assist the Board evaluate various strategic options to increase shareholder value.

The Company entered into an engagement letter with Raymond James on April 6, 2015 to assist the Company in exploring strategic options, including the potential sale of the Company and one or more of its lines of business.

On April 24, 2015, Buyer submitted to the Company a non-binding indication of interest to assume responsibility of the Business. Buyer’s indication of interest provided for no payment at closing and a potential earn-out/profit-sharing arrangement with financial terms to be discussed by the parties.

On April 29, 2015, at a regularly scheduled board meeting, members of senior management and the Board held discussions with representatives of Raymond James regarding the strategic review process which included a discussion of alternatives, including, but not limited to, the potential sale of the entire Company, the potential sale of the Business and other strategic alternatives for the Company and its various lines of business. A portion of the discussion focused on the implications of there being a relatively limited number of potential buyers for the Business due to the regulatory scrutiny on HOI, student banking and the student loan refund disbursement process. The discussion also included a review of key business considerations having implications for the sale of the Company and certain of its lines of business, including, but not limited to, (i) the need for the resolution of outstanding federal banking regulatory issues, (ii) the risk of a loss of current bank partners upon the announcement of a change of ownership of the Company or another strategic transaction that affects the Business or due to the ongoing regulatory scrutiny on the Company and (iii) the pending Department of Education rules. After an initial review of the Company’s strategic alternatives and discussions with representatives of Raymond James and members of senior management, the Board determined that the highest shareholder value in a potential sale process would likely be achieved by the sale of individual business lines rather than a sale of the entire Company. The Board discussed each of the Company’s lines of business and determined that each should be marketed to prospective bidders along with a potential sale of the entire Company and that the Company should explore various potential transaction structures that would enable the Company to realize the highest value available in a transaction for one, two or all three of the Company’s businesses.

At that meeting, the Board acknowledged the operational risk of a bank partner ending its relationship with the Company and not having other bank partners to replace it, and directed senior management and Raymond James to continue to pursue alternatives with the three identified interested potential buyers of the Business and any other potential interested bidders identified thereafter. The Board also directed senior management to continue to pursue potential referral relationships with bank partners that would provide the Company with an ongoing revenue stream while allowing it to exit the business of servicing student accounts.

In early May 2015, our Chief Executive Officer Marc Sheinbaum facilitated introductions between representatives of Raymond James and Buyer, Bidder A and Bidder B, respectively, and representatives of Raymond James commenced conversations with each of these three entities regarding the Company’s intention to consider the potential sale of the entire Company or one or more of its lines of business.

On May 18, 2015, the Department of Education published its Notice of Proposed Rulemaking on program integrity and improvement issues in the Federal Register, which directly related to the Business as described below.

Between May and July 2015, the Company contacted three additional potential strategic bidders to determine their respective interest in acquiring the Business or portions of the Business and these parties indicated that they were not interested in acquiring the Business or portions of the Business or partnering with the Company. Additionally, during this time, Raymond James contacted more than sixty potential bidders regarding the potential sale of the entire Company or one or more of its various lines of business. After nearly all of the potential bidders executed non-disclosure agreements with the Company, the Board decided to focus on the divestitures of the Company’s Business and HOI’s data analytics line of business. After executing a satisfactory non-disclosure agreement, each of Buyer, Bidder A and Bidder B was provided a confidential information memorandum that marketed the Business to Buyer, Bidder A and Bidder B. Each of these parties responded prior to the regularly scheduled Board meeting held on June 3, 2015 with an offer for, or a strategic proposal related to, the Business.

On June 3, 2015, at a regularly scheduled board meeting, members of senior management and the Board held discussions with representatives of Raymond James regarding the strategic review process for the Company. At that meeting, members of senior management reviewed financial information related to the Business with the Board taking into account the primary changes associated with the proposed Department of Education rules, including the proposal that debit cards cannot be sent to students until after students open their respective bank accounts. The Board believed that any Department of Education rules substantially similar to those proposed could have a significant negative impact on the Business. Members of senior management described that there was limited interest among banks to partner with the Company, acquire the Business or enter into a strategic partnership for an account referral fee relationship in connection with the Business, beyond that expressed by Buyer, Bidder A and Bidder B. Representatives of Raymond James and members of senior management summarized the terms of the offers or strategic proposals, as applicable, received from Buyer, Bidder A and Bidder B.

In its proposal, Buyer proposed that it would initially assume responsibility for servicing the student account servicing business of the Company, acquire all assets related to the student account business and make offers of employment to all employees of the Company working in the student account business on or about August 1, 2015. Buyer proposed to make quarterly payments for one year, each equal to the after-tax U.S. generally accepted accounting principles (“GAAP”) profits on this assumed student account business, less $500,000 per quarter. The proposal also included a plan to convert the student accounts to a to-be-developed account product on Buyer’s systems on or about July 1, 2016, assume the ongoing obligations of the refund disbursement business on July 1, 2016 and pay the Company $20 for each existing student account customer who converts to a BankMobile VIP account at Buyer prior to July 1, 2020 in an amount not to exceed $40 million. Based on its analysis and the advice of members of senior management, the Board believed Buyer’s proposal was worth further exploring despite the fact that Buyer would not assume responsibility for existing regulatory enforcement actions and despite challenges presented by its form, including the Company’s inability to manage Buyer’s cost expenditures related to the student account business.

Bidder A proposed acquiring the Business with a profit sharing for five (5) years based on a specified formula such that if contribution margin from the Business were to exceed 15%, Bidder A would pay 25% of any such excess to HOI. Bidder A’s proposal included the assumption of all ongoing operating expenses, customer obligations, selling, general and administrative expenses and other one-time and ongoing costs. Bidder A proposed a closing date to be the later of a mutually agreeable resolution of all outstanding regulatory enforcement actions or July 1, 2016. Based on its analysis and the advice of members of senior management, the Board determined Bidder A’s profit sharing proposal to likely result in the Company receiving minimal compensation for the Business.

Bidder B proposed a six-year referral relationship that would have provided the Company 50% of the revenue in excess of $55 per account and a potential additional referral fee for any auto loans, credit cards and other consumer products of Bidder B utilized by a student accountholder. Based on its analysis and the advice of members of senior management, the Board believed Bidder B’s proposal to likely result in the Company receiving minimal compensation for the Business.

Among other strategic plans, the Board confirmed that management should continue to pursue strategic alternatives for the Business, including additional discussions with Buyer, Bidder A and Bidder B, in an effort to increase value to the shareholders and requested that management meet with representatives of Raymond James and the law firm of Cleary, Gottlieb, Steen and Hamilton LLP (“Cleary Gottlieb”) to further discuss strategic alternatives that would increase shareholder value and optimize potential tax implications from various scenarios. The Board subsequently engaged Cleary Gottlieb as its legal advisor and the Company subsequently engaged Wiggin and Dana LLP as its outside legal advisor.

Between June 18, 2015 and July 9, 2015, the Board met three (3) times telephonically with members of senior management and each time discussed, among other things, the potential sale of the Business, including the status of discussions with Buyer, Bidder A, Bidder B and other potential bidders for the Business. At these meetings, the Board also discussed the previously identified lack of interest of other bidders and risks to the Company related to the ongoing operation of the Business, including the risk of loss of our bank partners. The discussions also included updates to the Board from various members of senior management regarding the tax implications of various strategic alternatives and other items related to the strategic processes being explored by the Company. The Board supported management’s plan to continue to engage Buyer and other bidders in discussions related to the Business in an effort to increase value to the shareholders of the Company, including sending Buyer a letter related to the Company’s strategy related to the Business. At the July 9, 2015 meeting, the Board also directed senior management to pursue this strategic alternative, rather than Raymond James, given senior management’s developed relationships with the prospective bidders as well as their knowledge of the marketplace garnered through their management of the bank partner relationships and previous efforts in identifying potential new bank partners and strategic partners with a bank charter for the student account business.

On June 30, 2015, members of senior management held discussions with representatives of Raymond James and Cleary Gottlieb to discuss various strategic alternatives for the Company, including, but not limited to, the alternatives of selling the Company and the Business to a potential buyer. The members of senior management also discussed tax implications to the Company related to the various strategic scenarios with the representatives of Cleary Gottlieb.

On July 10, 2015, the Company provided a letter to Buyer related to the Business and a potential sale of the Business (i) requesting that Buyer also acquire the refund disbursement business at the same time as the student account business and (ii) encouraging Buyer to increase its offer related to the purchase price for the assets of the Business. This letter also requested an ongoing payment to the Company of $1.50 per account for each student banking customer per month for all accounts and $20 for each student banking customer that converts to a BankMobile VIP customer for a period of five (5) years.

On July 13, 2015, Buyer submitted a revised proposal letter and term sheet to the Company with an offer to pay the Company (i) approximately $7,000,000 for the net book value of the assets of the Business and (ii) 95% of the pre-tax net earnings of Buyer from the fees generated by the Business during the first six months of 2016. Buyer also offered for a period of three (3) years beginning on July 1, 2016 (i) to pay the Company 50% of any fees, other than interchange fees, collected by Buyer from student checking account activities and (ii) to enter into a marketing agreement under which Buyer would pay the Company $20 for each student banking customer that converts to a BankMobile VIP (or successor product) customer of Buyer and whose account remains funded and active for at least six (6) months after such conversion.

On July 16, 2015, members of senior management from each of the Company and Buyer met to discuss Buyer’s current offer for the Business and agreed to a structure of certain fixed payments to the Company over a three (3) or four (4) year period from the closing date, as well as an incentive payable over a similar period of time should the Business achieve certain financial targets that the parties would negotiate prior to the signing of an asset purchase agreement. Buyer agreed to prepare a revised offer reflecting detailed terms consistent with this discussion.

On July 17, 2015, Buyer submitted a revised proposal letter and term sheet to the Company with an offer to pay the Company (i) approximately $7,000,000 for the net book value of the assets of the Business as well as (ii) the following: (a) $40,800,000 payable in four (4) equal annual installments for transition services, (b) $9,600,000 payable in equal monthly installments for four (4) years for consulting services and (c) $9,600,000 payable in equal monthly installments for four (4) years for non-competition and non-solicitation commitments by the Company. On July 21, 2015, Buyer updated its proposal letter and term sheet to provide for an incentive payment to the Company payable commencing on January 1, 2017 and calculated as follows: if annual operating pre-tax income (other than payment of contractual fees to HOI) of the student account servicing business and Buyer’s BankMobile business exceeds 15% of revenue, and its return on equity for such businesses exceeds 15%, Buyer would pay 25% of any incremental operating earnings.

On July 30, 2015, members of senior management and the Board held discussions with representatives of Raymond James at a regularly scheduled meeting regarding the status of the process related to the sale of the Business. The representatives of Raymond James informed the Board that it had worked to further refine an asset transaction for the Business with Buyer and, separately, explore costs of wind down or shut down scenarios for the Business. The Board and members of senior management discussed various tax implications of potential strategic transactions for the Business. The Board, members of senior management and the representatives of Raymond James also discussed how bidders would likely value the Business in light of the pending Department of Education rules affecting the Business, the timing of strategic transactions for the Business and the importance of analyzing all of the alternatives within the framework of increasing shareholder value. The representatives of Raymond James explained that it was their belief based on discussions with prospective buyers of the Company and the Company’s “payments” line of business that there is limited interest in a purchase of the Company while it owns the Business and limited interest in a purchase of the Business, beyond that of the bidders that were previously identified by the Company. After a further review of the Company’s strategic alternatives and these additional discussions with representatives of Raymond James and members of senior management, the Board determined that the best value that could be realized by the Company in a potential sale process would likely be achieved by the sale of individual business lines rather than a sale of the entire Company. The Board further discussed the prospects of each of the Company’s businesses and confirmed its view that each of the Company’s businesses should be marketed to prospective bidders and that the Company should continue to explore various potential transaction structures that would enable the Company to realize the highest value available in a transaction for one or more of the Company’s businesses. Later in the same meeting, representatives of Cleary Gottlieb joined the meeting to review with the Board its fiduciary duties in connection with the proposed transaction and the restrictions on management members from discussing their roles in post-acquisition entities. The Board supported senior management’s plan to further negotiate Buyer’s proposal by means of a revised term sheet.

On July 31, 2015, the Company provided Buyer with a revised term sheet for the sale of the Business, reflecting a transaction in which Buyer would pay (i) approximately $7,000,000 for the net book value of the assets of the Business and (ii) the following: (a) $40,800,000 payable in three (3) equal annual installments for transition services, (b) $9,600,000 payable in equal monthly installments for three (3) years for consulting services and (c) $9,600,000 payable in equal monthly installments for three (3) years for non-competition and non-solicitation commitments by the Company, as well as incentive payment to the Company payable commencing on January 1, 2017 and calculated as follows: if annual operating pre-tax income (after payment of contractual fees to the Company) of the student account servicing business and Buyer’s BankMobile business exceeds 15%, Buyer would pay 25% of any incremental operating earnings, noting that the parties would further discuss this incentive payment.

On August 4, 2015, the Board held a telephonic meeting with members of senior management to discuss, among other things, the status of discussions related to the potential transaction with Buyer and indicated its support of management’s plan to proceed with entering into a non-binding term sheet with Buyer.

On August 6, 2015, the Company and Buyer signed a non-binding term sheet in connection with the proposed sale of the Business, consistent with the Company’s proposal of July 31. Buyer then continued its due diligence on the Business.

Between August 6 and December 15, 2015, the Company and representatives of Wiggin and Dana LLP negotiated the terms of the Asset Purchase Agreement and the Transition Services Agreement, among other agreements, with Buyer and its counsel. In the course of the negotiations, the parties agreed to changes in the proposed incentive payment. In the early stages of the negotiations, Buyer proposed that if revenues of the Business exceeded $100 million, Buyer would pay 25% of any incremental revenues to HOI for three years.

During the months of September and October 2015, the Board met four (4) times and discussed with members of senior management, among other things, the status of the proposed sale of the Business, including matters related to the Asset Purchase Agreement and the effect of the pending rules under Title IV of the Higher Education Act of 1965 (“Title IV”). Representatives of Raymond James and Cleary Gottlieb attended the last of the four meetings, the regularly scheduled meeting on October 29, to update the Board on the strategic plan related to commencing a process for the sale of the entire Company. During this time period, the Company also negotiated the sale of its data analytics line of business and entered into an agreement to sell that business on October 14.

At this same October 29, 2015 meeting of the Board, the Board, members of senior management and other key employees discussed the final rules (the “Final Rules”) relating to Program Integrity and Improvement relating to Title IV Cash Management, which had been released by the Department of Education on October 27, 2015. The Final Rules included, among others, provisions related to (i) restrictions on the ability of higher education institutions and third party servicers like the Company to market financial products to students, including, but not limited to, sending unsolicited debit cards to students, (ii) prohibitions on the assessment of certain types of account fees on student accountholders and (iii) requirements related to ATM access for student accountholders that would become effective as of July 1, 2016. After discussion of the Final Rules with members of senior management and the other key employees, the Board determined that, although the impact of the Final Rules on the Business was unknown, there could be a significant negative impact on the Business. As a result of the potential financial impacts of the Final Rules and the heightened scrutiny on both the Company and its bank partners relating to the Company’s discussions with the FDIC and the Federal Reserve regarding potential enforcement actions, the Board determined that the current model of being a third-party servicer of accounts held at the banks is not likely to be sustainable going forward. The Board considered the viability of the Business in the event either of the Company’s current bank partners were to exit its relationship with the Company and the Company’s ability to attract alternative banks to participate in our bank partner program going forward.

The Board indicated its continued support of management’s strategy to further negotiate a sale of the Business with Buyer and each party’s outside counsel and to continue to update a confidential information memorandum for the sale of the entire Company reflecting the pending sale of the Company’s data analytics line of business.

On November 16, 2015, the Board held a telephonic meeting with members of senior management to discuss, among other things, the status of discussions related to the negotiation of the Asset Purchase Agreement with Buyer, including the expectation that Buyer would likely reduce its financial offer based on discussions between members of senior management from each of the Company and Buyer. The Board and members of senior management also discussed the potential interest of Bidder A to acquire either the Company or the Business. The Board indicated its support of management’s strategy to (i) continue to negotiate a sale of the Business with Buyer and each party’s outside counsel and (ii) further explore the interest of Bidder A in acquiring the Business in an effort to increase shareholder value.

On November 18, 2015, Buyer informed the Company that it was (i) decreasing its financial offer for the Business to $37 million, based on Buyer’s revised projections for the Business assuming reduced account fee revenue resulting from Buyer’s belief that it would be under a high degree of scrutiny for any bank account fees that it charges to student accountholders given the current regulatory environment and (ii) revising the proposed incentive payment such that if revenues of the Business exceed $65 million, Buyer would pay 35% of any incremental revenues to HOI for three years.

On November 21, 2015, the Board held a telephonic meeting with members of senior management to discuss, among other things, the status of discussions related to the negotiation with Buyer, including the reduction in the financial offer from Buyer and the level of interest of Bidder A in acquiring the Business or structuring an alternative partnership relationship. During the course of the meeting, the directors discussed whether the Company should cease negotiations with Buyer. After discussion and the receipt of advice from members of senior management, the Board indicated its support of management’s strategy to (i) continue to negotiate with Buyer and each party’s outside counsel and (ii) further explore the interest of Bidder A in an effort to increase shareholder value.

In connection with the proposed lower purchase price and final negotiations of the terms of the Asset Purchase Agreement, the parties agreed, among other things, that Buyer would pay HOI $5 million for the transition services HOI would perform after closing and agreed to changes in the proposed incentive payment such that if revenues of the Business exceed $75 million, Buyer would pay 35% of any incremental revenues to HOI for three years.

On December 6, 2015, Bidder A submitted an acquisition proposal pursuant to which it would acquire the Business for a zero cash price, and hire only a limited number of personnel required to operate the Business.

On December 9, 2015, members of senior management and the Board held discussions with representatives of Raymond James, Cleary Gottlieb and Wiggin and Dana LLP at a regularly scheduled Board meeting regarding the proposed transaction with Buyer, a letter sent by Buyer to the Company on December 7, 2015 regarding the transaction and its ongoing bank partner role with the Company, and the acquisition proposal submitted by Bidder A. To facilitate discussions regarding the sale of the Business, copies of the draft Asset Purchase Agreement, along with a summary of the material terms of the Asset Purchase Agreement and certain ancillary agreements thereto, were distributed to the Board prior to the meeting. At the meeting, representatives of Cleary Gottlieb reviewed with the Board its fiduciary duties in connection with the proposed transactions and representatives of Wiggin and Dana LLP presented a summary of the material terms and open points regarding the draft Asset Purchase Agreement. The Board, among other things, reviewed and discussed the draft Asset Purchase Agreement and discussed the strategy of announcing publicly that the Company is exploring strategic options upon the announcement of entering into an agreement to sell the Business. The Board determined that such an announcement would be prudent. At the request of the Board, a representative of Raymond James discussed its process for preparing to render a fairness opinion. After further discussion and the receipt of advice from members of senior management, the Board indicated its support of concluding negotiations with Buyer, subject to its final approval and the delivery of a fairness opinion by Raymond James.

On December 11, 2015, Bidder A revised its recent offer for the Business to include a potential upfront fee in the range of $20,000,000 to $25,000,000, provided it is required to only hire certain employees.

On December 13, 2015, members of senior management and the Board held discussions on a telephonic Board call with representatives of Raymond James, Cleary Gottlieb and Wiggin and Dana LLP regarding the proposed transaction with Buyer. Mr. Sheinbaum reviewed for the Board the history of the Business, the anticipated effects of the new rules under Title IV on the Business, the strategic review process, and the current status of the Company’s bank partner relationships. Mr. Sheinbaum also described the terms of the draft Asset Purchase Agreement, including, but not limited to, the ability for the Company to accept a superior offer for the Company or the Business upon the payment of a termination fee. The Board and senior management also discussed the feasibility of the Company maintaining the Business in its current form, the availability of additional bank partners and the revised offer for the Business provided to the Company by Bidder A. In analyzing the revised offer for the Business provided to the Company by Bidder A with members of senior management, the Board determined that Buyer’s offer remained superior given, among other things, the inferior total purchase price offered by Bidder A for the Business, which would be further reduced by the costs associated with the severance payment obligations that would be necessary to certain employees of the Business as a result of the Bidder A’s contingency that it was only going to make offers of employment to a limited number of employees of the Company. The Board also discussed the risk that Buyer would terminate its banking relationship with HOI if the Company pursued a transaction relating to the Business with another party and the substantial disruption to the Company such a termination would likely produce.

Representatives of Raymond James confirmed for the Board its lack of conflicts of interest related to the proposed transaction and then reviewed and discussed its analysis with respect to the Company and the proposed sale of the Business, including a summary of the process, transaction summary information, the valuation summary, the discounted cash flow analysis, estimated shut-down cost detail, residual value detail and other financial analysis supporting Raymond James’s opinion. See “Proposal No. 1: The Asset Sale—Prospective Financial Information”. At the request of the Board, a representative of Raymond James rendered Raymond James’s oral opinion, as of December 13, 2015, and based upon and subject to the qualifications, assumptions, limitations and other matters set forth in Raymond James’s written opinion, as to the fairness, from a financial point of view, to the Company of the Consideration.

The Board also discussed the ongoing operations of the Company following the signing of the Asset Purchase Agreement as well as following the sale of the Business. After further discussion, the members of the Board in attendance unanimously approved the Company entering into the Asset Purchase Agreement and consummating the transactions contemplated thereby.

On December 15, 2015, the Company and Buyer executed and delivered the Asset Purchase Agreement, substantially in the form approved by the Board. See “Proposal No. 1: The Asset Sale—The Asset Purchase Agreement.” That evening, the Company issued a press release and filed a Form 8-K current report with the SEC announcing the execution of the Asset Purchase Agreement.

Reasons for the Asset Sale

After careful consideration, the Board, at a meeting held on December 13, 2015, approved the Asset Purchase Agreement and the transactions contemplated thereby by a unanimous vote of the directors present at the meeting. In the course of reaching its decision to approve the Asset Purchase Agreement and recommend approval by the Company’s stockholders of the Asset Sale, the Board consulted with senior management of the Company and the Company’s financial and legal advisors and considered a number of factors that the Board believed supported its decision, including, but not limited to, the following factors:

Strategic and Financial Considerations. The Board’s view that the Asset Sale will provide a number of strategic and financial benefits to the Company, which have the potential to create additional value for stockholders, including the following:

•

the Board’s view, based, in part, on advice from members of senior management, that the Asset Sale would generate greater stockholder value and be more favorable to stockholders than any other alternative reasonably available to the Company, including, among others, retaining and operating the Business and other potential acquisition or disposition transactions relating to the Business or the entire Company;

•

the Board’s views as to the prospects for the Business including the anticipated effect on the Business of the Final Rules in relation to the purchase price to be received at the closing of the Asset Sale; and

•

the proceeds from the Asset Sale would better capitalize the Company and permit the directors to consider a broader range of options to provide value to the Company’s stockholders, including considering all strategic options for the remaining business.

Opinion of Financial Advisor. The financial analysis reviewed and discussed with the Board by representatives of Raymond James, as well as the oral opinion Raymond James rendered on December 13, 2015, as of that date and based upon and subject to the qualifications, assumptions, limitations and other matters set forth in Raymond James’s written opinion, as to the fairness, from a financial point of view, to the Company of the consideration of $37 million in cash to be received by the Company for the Business pursuant to the Asset Purchase Agreement.

Scope of Sale Process. The fact that the Company conducted a diligent sale process with respect to the Business, including communicating with sixty potential bidders regarding the potential sale of the entire Company or one or more of its various lines of business, executing confidentiality agreements with nearly all of these potential bidders, and receiving initial bids from 3 of the prospective bidders. In addition, the Board’s view that the Buyer’s proposal, as compared to the other proposal received for the Business, was more favorable than the alternatives available to the Company, including the other acquisition proposal submitted for the Business and the alternative of retaining the Business.

Familiarity with the Business. The Board’s knowledge of the business, operations, financial condition, earnings, and prospects of the Business, including management’s future projections for the Business including the anticipated effect on the Business of the final Department of Education rules governing Title IV cash management.

High Likelihood of Consummation. The Board’s view that the Asset Sale has a high likelihood of being completed in a timely manner given the commitment of both parties to complete the Asset Sale pursuant to their respective obligations under the Asset Purchase Agreement and the absence of any significant closing conditions under the Asset Purchase Agreement, other than stockholder approval and the approval of certain third-party vendors, and the familiarity of the Buyer, in its capacity as a current bank partner of the Company, with the Business.

Terms and Conditions of the Asset Purchase Agreement. The Board’s view that the following terms and conditions of the Asset Purchase Agreement were favorable to the Company:

•	Buyer will assume certain liabilities exclusively relating to or arising out of the Business.

•

The Company may terminate the Asset Purchase Agreement, under certain circumstances, in order to accept a Superior Proposal, and the Board may otherwise change its recommendation relating to the approval of the Asset Purchase Agreement in order to act in a manner consistent with its fiduciary duties (which, in the event of such acceptance of a Superior Proposal or change in the Board’s recommendation, may require the Company to pay Buyer a $1.5 million termination fee).

•

Not later than five days before the closing of the Asset Sale, Buyer or one of its affiliates is required to offer employment to all of the Company’s employees who primarily perform services in respect of the Business on terms and conditions that, for one year after the closing, would provide the employees who accept the offer and remain employed with (i) base salary or hourly wages which are no less than the base salary or hourly wages provided by HOI immediately prior to the closing; (ii) target bonus opportunities consistent with Buyer’s annual and long term bonus programs; (iii) retirement and welfare benefits that are no less favorable in the aggregate than those provided by Buyer to its employees; and (iv) severance benefits that are no less favorable than the practice, plan or policy of Buyer.

The Board also considered a variety of risks and other potentially negative factors concerning the Asset Purchase Agreement and the transactions contemplated thereby, including, among others, the following:

•

the possibility that the Asset Sale may not be completed, or that completion may be delayed for reasons that are beyond the control of the Company, including the failure of the Company’s stockholders to approve the sale of the Business, or the failure of the Company to obtain specified third-party consents that are a condition to the closing of the Asset Sale;

•

the risks and contingencies relating to the announcement and pendency of the Asset Sale and the risk and costs to the Company if the Asset Sale is not completed, including the effect of an announcement of termination of the Asset Purchase Agreement on the trading price of the Company’s common stock, business, and relationships with its clients, customers, vendors and employees;

•	if the Asset Purchase Agreement is terminated under certain circumstances, the obligation of the Company to pay Buyer a termination fee of $500,000 or $1.5 million depending on the circumstances;

•	the restrictions on the Company’s operation of the Business between the date of the Asset Purchase Agreement and the consummation of the Asset Sale;

•

the incurrence of significant costs and expenses in connection with completing the Asset Sale, including the substantial amount of management time and effort that will be devoted to consummating the Asset Sale, which may adversely affect the Company’s Other Businesses;

•	the greater concentration of the Company’s operations, which will be significantly smaller and more dependent on fewer clients and customers, following the closing of the Asset Sale;

•

the Board’s view, based in part on advice from members of senior management and the Company’s legal and financial advisors, that the heightened regulatory scrutiny on both the Company and the Company’s bank partners makes the current model of being a third party servicer to banks unsustainable going forward and that if either of the Company’s current bank partners were to exit the existing relationship, it would be doubtful the Company would be able to attract alternative banks to participate in the Business program going forward;

•	the other factors described under “Risk Factors.”

In addition to considering the factors described above, the Board considered the fact that one of the Company’s executive officers has interests in the Asset Sale that are different from, or in addition to, the interests of the Company’s stockholders generally, as discussed under “Interests of Certain Persons in the Asset Sale.”

The above discussion of the factors considered by the Board is not intended to be exhaustive, but does set forth certain material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Asset Sale and the complexity of these matters, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have held varied views of the relative importance of the factors considered. The Board viewed its position and recommendation as being based on an overall review of the totality of the information available to it, including discussions with the Company’s senior management and legal and financial advisors, and overall considered these factors to be favorable to, and to support, its determination regarding the Asset Sale.

This explanation of the Board’s reasons for the Asset Sale and other information presented in this section is forward-looking in nature and should be read in light of the “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of Our Board of Directors

The Board has determined that the terms and conditions of the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, are desirable and in the best interests of Higher One and its stockholders. This determination was made by a unanimous vote of the members of the Board present at the meeting during which the Board voted on the Asset Sale. The Board recommends that our stockholders vote “FOR” the authorization of the Asset Sale Proposal.

Opinion of Higher One’s Financial Advisor

At the December 13, 2015 meeting of the Board, representatives of Raymond James rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to the Board, dated December 13, 2015, as to the fairness, as of such date, from a financial point of view, of the Consideration, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.

Higher One retained Raymond James as financial advisor on April 6, 2015. Pursuant to that engagement, the Board requested that Raymond James evaluate the fairness, from a financial point of view, of the Consideration.

The full text of the written opinion of Raymond James is attached as Annex B to this document. The summary of the opinion of Raymond James set forth in this document is qualified in its entirety by reference to the full text of such written opinion. Holders of the Company’s common stock are urged to read this opinion in its entirety.

Raymond James provided its opinion for the information of the Board (solely in its capacity as such) in connection with, and for purposes of, its consideration of the Asset Sale and its opinion only addresses whether the Consideration was fair, from a financial point of view, to the Company. The opinion of Raymond James does not address any other term or aspect of the Asset Purchase Agreement or the Asset Sale contemplated thereby. The Raymond James opinion does not constitute a recommendation to the Board or to any holder of the Company’s common stock as to how the Board, such stockholder or any other person should vote or otherwise act with respect to the Asset Sale or any other matter. Raymond James does not express any opinion as to the likely trading range of Higher One’s common stock following the Asset Sale, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of Higher One at that time.

In connection with its review of the proposed Asset Sale and the preparation of its opinion, Raymond James, among other things:

●	reviewed the financial terms and conditions as stated in the draft of the Asset Purchase Agreement and the draft of the Transition Services Agreement;

●

reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Business made available to Raymond James by the Company, including, but not limited to, financial projections prepared by the management of the Company relating to the Business for the annual periods ending December 31, 2016 and December 31, 2017, as approved for Raymond James’s use by the Company (the “Projections”);

●	reviewed information related to the potential liquidation of the Business, including an estimate of shut down costs, made available for Raymond James’s use by the Company;

●	reviewed the Company’s recent public filings and certain other publicly available information regarding the Company;

●	reviewed financial, operating and other information regarding the Business and the industry in which it operates;

●	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Raymond James deemed appropriate; and

●

discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which Raymond James has deemed relevant to Raymond James’s inquiry.

With the Company’s consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company, or otherwise reviewed by or discussed with Raymond James, and Raymond James did not undertake any duty or responsibility to, nor did Raymond James, independently verify any of such information. Raymond James did not make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with the Company’s consent, assumed that the Projections and such other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company and Raymond James relied upon the Company to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James expressed no opinion with respect to the Projections or the assumptions on which they were based. Raymond James relied upon and assumed, without independent verification, that the final form of the Asset Purchase Agreement would be substantially similar to the Asset Purchase Agreement reviewed by Raymond James in all respects material to its analysis, and that the Asset Sale would be consummated in accordance with the terms of the Asset Purchase Agreement without waiver of or amendment to any of the conditions thereto. Raymond James also assumed that the terms of the Asset Purchase Agreement were the most favorable to the Company as could be negotiated under the circumstances. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Asset Purchase Agreement were true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the Asset Purchase Agreement without being waived. Raymond James also relied upon and assumed, without independent verification, that (i) the Asset Sale would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory or other consents and approvals necessary for the consummation of the Asset Sale would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Asset Sale or the Company that would be material to its analysis or opinion.

Raymond James expressed no opinion as to the underlying business decision to effect the Asset Sale, the structure or tax consequences of the Asset Sale, or the availability or advisability of any alternatives to the Asset Sale. The Raymond James opinion is limited to the fairness, from a financial point of view, of the Consideration. Raymond James expressed no opinion with respect to any other reasons (legal, business, or otherwise) that may support the decision of the Board to approve or consummate the Asset Sale. Furthermore, no opinion, counsel or interpretation was intended by Raymond James on matters that require legal, accounting or tax advice. Raymond James assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources. Furthermore, Raymond James relied, with the consent of the Company, on the fact that the Company was assisted by legal, accounting and tax advisors, and, with the consent of the Company relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors, as to all legal, accounting and tax matters with respect to Company and the Asset Sale.

In formulating its opinion, Raymond James considered only the Consideration, and Raymond James did not consider, and its opinion did not address, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or such class of persons, in connection with the Asset Sale whether relative to the Consideration or otherwise. Without limiting the generality of the foregoing, the Opinion gives no consideration to the payments to be received, and services to be provided, under the Transition Services Agreement. Raymond James was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (1) the fairness of the Asset Sale to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion or (2) the fairness of the Asset Sale to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Asset Sale amongst or within such classes or groups of security holders or other constituents). Raymond James expressed no opinion as to the impact of the Asset Sale on the solvency or viability of the Company or Buyer or the ability of the Company or Buyer to pay their respective obligations when they come due.

Material Financial Analyses

The following summarizes the material financial analyses reviewed by Raymond James with the Board at its meeting on December 13, 2015, which material was considered by Raymond James in rendering its opinion.

Discounted Cash Flow Analysis. Raymond James analyzed the discounted present value of the Company’s projected free cash flows for the quarters ending June 30, 2016, September 30, 2016, December 31, 2016 and March 31, 2017 on a standalone basis. Raymond James used unleveraged free cash flows, defined as earnings before interest, after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital.

The discounted cash flow analysis was based on the Projections. For purposes of the discounted cash flow analysis, Raymond James did not include periods within the Projections beyond the quarter ended March 31, 2017, in which projected free cash flows are negative as, at the direction of the Company, the Company would not anticipate operating the Business beyond this point in time. Raymond James used Q1 2017 as the final period for the analysis and compared three terminal scenarios: (i) wind-down and shut-down with the Company incurring management’s estimates of $6.9 million of shut-down costs; (ii) divest for $0 residual value, but not requiring the Company to incur shut-down costs; and (iii) divest for positive residual value, in order to derive a range of terminal values for the Company in 2017.

The projected unleveraged free cash flows and terminal values were discounted using rates ranging from 20.0% to 24.0%, which reflected the weighted average after-tax cost of debt and equity capital associated with executing the Company’s business plan. Raymond James reviewed the range of values derived in the discounted cash flow analysis and compared them to the Consideration. The results of the discounted cash flow analysis are summarized below:

Enterprise Value ($ in thousands)
Minimum	$26
Maximum	$29,102

Consideration	$37,000
Present Value of Consideration	$36,834

Additional Considerations. In addition to the discounted cash flow analysis, Raymond James concluded that there was not a reasonable basis to perform a comparable company analysis or precedent transaction analysis, nor any other analysis that would provide a reasonable measure of value for the Business. The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Raymond James as to the actual value of the Company.

In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Board (solely in its capacity as such) and were prepared solely as part of the analysis of Raymond James of the fairness, from a financial point of view, of the Consideration. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into account by the Board in making its determination to approve the Asset Sale. Neither Raymond James’ opinion nor the analyses described above should be viewed as determinative of the Board’s or Company management’s views with respect to the Company, the Business, Buyer or the Asset Sale. Raymond James provided advice to the Company with respect to the proposed transaction, but Raymond James did not recommend a specific price at which the Asset Sale should be consummated. Raymond James did not recommend any specific amount of consideration to the Board or that any specific Consideration constituted the only appropriate consideration for the Asset Sale. The Company placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

The Raymond James opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on December 11, 2015, and any material change in such circumstances and conditions may affect the opinion of Raymond James, but Raymond James does not have any obligation to update, revise or reaffirm that opinion. Raymond James relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or the Business since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect.

During the two years preceding the date of Raymond James’ written opinion, Raymond James has been engaged by or otherwise performed services for the Company for which it was paid a fee (separately from any amounts that were paid to Raymond James under the engagement letter described in this Proxy Statement pursuant to which Raymond James was retained as a financial advisor to the Company to assist in reviewing strategic alternatives).

For services rendered in connection with the delivery of its opinion, the Company paid Raymond James a customary investment banking fee of $250,000 upon delivery of its opinion. The Company will indemnify Raymond James against certain liabilities arising out of its engagement.

Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of the Company and Buyer for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or Buyer or other participants in the Asset Sale in the future, for which Raymond James may receive compensation.

Prospective Financial Information

Higher One does not as a matter of course make public projections as to future revenues, gross margins, operating income or other results due to, among other reasons, business volatility and the uncertainty of the underlying assumptions and estimates. However, Higher One is including selected prospective financial information for the Business in this Proxy Statement to provide our stockholders with access to certain non-public unaudited projected financial information that was made available to the Board and Raymond James in connection with the Asset Sale.

The unaudited prospective financial information was not prepared with a view toward public disclosure, and the inclusion of this information should not be regarded as an indication that either Higher One or Raymond James or any other recipient of this information considered, or now considers, it to be predictive of actual future results. Higher One does not assume any responsibility for the accuracy of this information. The selected prospective financial information is not being included in this Proxy Statement to influence a Higher One stockholder’s decision whether to vote in favor of Asset Sale Proposal, but because it represents prospective financial information prepared by management of Higher One that was used for purposes of the financial analyses performed by our financial advisor.

The unaudited prospective financial information was not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Accordingly, the unaudited prospective financial information is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. This non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP. Neither Higher One’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Higher One’s Current Report on Form 8-K filed with the SEC on February 3, 2016, (as amended by Form 8-K/A filed March 8, 2016) which is incorporated by reference into this Proxy Statement and includes the report of Higher One’s independent registered public accounting firm, relates to Higher One’s historical financial information. Such report does not extend to the unaudited prospective financial information and should not be read to do so.

The unaudited prospective financial information relied upon by Raymond James in connection with its opinion rendered to the Board on December 13, 2015 does not take into account any circumstances or events occurring after December 9, 2015, the date such information was prepared. Higher One has made publicly available its actual results of operations for its fiscal year ended December 31, 2014 and its fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015. Stockholders are urged to read Higher One’s Form 8-K filed with the SEC on February 3, 2016 (as amended by Form 8-K/A filed March 8, 2016) and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, which are incorporated by reference into this Proxy Statement, to obtain this information. The unaudited prospective financial information does not give effect to the Asset Sale.

The following table presents selected unaudited pro forma prospective financial information of the Business prepared by Higher One as of December 9, 2015 for the fiscal quarters ending March 31, 2016 through March 31, 2017 provided to Raymond James in connection with the opinion rendered to the Board on December 13, 2015:

	Q1 2016E	Q2 2016E	Q3 2016E	Q4 2016E	Q1 2017E
	(in $ millions)
Revenue	$30.6	$20.0	$24.4	$23.6	$27.5

EBITDA	7.1	(0.9)	1.7	2.7	3.3
Unlevered Free Cash Flow	*	0.3	1.8	2.5	2.8

* information not prepared

The following table presents additional selected unaudited pro forma prospective financial information of the Business prepared by Higher One as of December 9, 2015 for the fiscal quarters ending June 30, 2017 through December 31, 2017 provided to, but not utilized by, Raymond James in connection with the opinion rendered to the Board on December 13, 2015:

	Q2 2017E	Q3 2017E	Q4 2017E
	(in $ millions)

Revenue	$17.9	$19.6	$19.0

EBITDA	(3.9)	(3.9)	(2.6)

EBITDA is a non-GAAP financial performance measure that represents pre-tax income, plus non-cash charges such as depreciation, amortization and stock-based compensation. Unlevered free cash flow is a non-GAAP financial performance measure that represents net income, plus non-cash charges such as depreciation, amortization and stock-based compensation, less investments in working capital and capital expenditures.

Although presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions with respect to the markets in which the Company operates, the opportunities for revenue growth, economic conditions both generally and specifically within our lines of business, the demand for Higher One’s services, and matters specific to Higher One’s business, in particular as it relates to the number of OneAccounts, all of which are difficult to predict and many of which are beyond Higher One’s control. The unaudited prospective financial information was prepared solely for internal use and is subjective in many respects. As a result, although this information was prepared by management of Higher One based on estimates and assumptions that management believed were reasonable at the time, there can be no assurance that the prospective results would be realized or that actual results would not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple quarters, such information by its nature becomes less predictive with each successive quarter.

Readers of this Proxy Statement are cautioned not to place undue reliance on the unaudited prospective financial information set forth above. Stockholders are urged to review Higher One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 and future SEC filings for a description of risk factors with respect to Higher One’s business. See “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information.” No representation is made by Higher One, Buyer or any other person to any stockholder regarding the ultimate performance of Higher One compared to the unaudited prospective financial information. No representation was made by Higher One to Buyer in the Asset Purchase Agreement concerning this information.

The prospective financial information included in this Proxy Statement has been prepared by, and is the responsibility of, the Company's management. The Company and its management believe that the prospective financial information has been prepared on a reasonable basis, reflecting the best estimates and judgments, and represent, to the best of management's knowledge and opinion, the Company's expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.

PricewaterhouseCoopers has neither examined, compiled, nor performed any procedures with respect to the prospective financial information contained herein and, accordingly, PricewaterhouseCoopers does not express an opinion or any other form of assurance on such information or its achievability. PricewaterhouseCoopers assumes no responsibility for and denies any association with the prospective financial information.

The PricewaterhouseCoopers report included in this Proxy Statement refers exclusively to the Company's historical financial statements. It does not extend to the prospective financial information and should not be read to do so.

Except as required by applicable securities laws, Higher One does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such prospective financial information are no longer appropriate.

Activities of Higher One Following the Asset Sale

Among its reasons for approving the Asset Sale, the Board believes that divesting the Business creates a path forward on which to operate the Company’s remaining payments business. The Board believes that the payments business is a valuable business and being able to narrow the Company’s focus will help that payments business continue to grow and unlock additional value for the Company’s stockholders. The Board will continue to review the Company’s ongoing strategy, business plan and long-term forecasts for the payments business, as well as the Company’s strategic alternatives prior to and following the consummation of the Asset Sale. Following the Asset Sale, the Company will continue to be a public company operating under the name Higher One Holdings, Inc., and the payments business will account for all of the Company’s revenues and income from operations, aside from the payments related to the Asset Sale.

U.S. Federal Income Tax Consequences of the Asset Sale

The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the Asset Sale. This summary is based upon existing United States federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary does not discuss any non-United States, alternative minimum tax, state, or local tax considerations.

The proposed Asset Sale by us is entirely a corporate action. Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Asset Sale.

The proposed Asset Sale will be treated as a sale of corporate assets in exchange for cash and the assumption of certain liabilities. As a result of the structure of the proceeds of the Asset Sale, we expect the disposition to be treated as an installment sale. The proposed Asset Sale is a taxable transaction for U.S. federal income tax purposes, and we anticipate that we will realize a gain for U.S. federal income tax purposes as a result of the Asset Sale. If we realize any gain as a result of the Asset Sale to the extent the gain exceeds available net operating losses or tax credits, if any, we expect to incur a U.S. federal income tax liability as a result of the proposed Asset Sale. As an installment sale, any tax liability we incur will be reported over time as we receive proceeds from the disposition.

Accounting Treatment of the Asset Sale

The Asset Sale will be accounted for as a “sale” by Higher One, as that term is used under GAAP, for accounting and financial reporting purposes.

Government Approvals

We believe we are not required to make any material filings or obtain any material governmental consents or approvals before the consummation of the Asset Sale. If any approvals, consents or filings are required to consummate the Asset Sale, we will seek or make such consents, approvals or filings as promptly as possible.

There can be no assurance that Buyer or Higher One will obtain the regulatory approvals, if any, necessary to consummate the Asset Sale or that the granting of these approvals will not involve the imposition of conditions to the consummation of the Asset Sale or require changes to the terms of the Asset Sale. These conditions or changes could result in the conditions to the Asset Sale not being satisfied prior to July 1, 2016, which would allow Buyer to terminate the Asset Purchase Agreement. See “Proposal No. 1: The Asset Sale—The Asset Purchase Agreement—Termination of the Asset Purchase Agreement.”

No Dissenters’ Rights

Stockholders may vote against the authorization of the Asset Sale Proposal, but under Delaware law dissenters’ rights are not provided to stockholders in connection with the Asset Sale because it does not constitute a merger or consolidation.

Interests of Certain Persons in the Asset Sale

As described below, our Chief Operating Officer, Casey McGuane, may have interests in the Asset Sale that are different from, or are in addition to, the interests of our stockholders generally. Our Board was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement.

Severance Policy

On August 6, 2015, the Board approved the Higher One Executive Severance Policy (the “Severance Policy”) to provide certain severance payments to designated officers and other key executives and employees of the Company in the event of a qualifying termination of employment. In the event a participant’s employment at the Company is terminated (i) by the Company without cause (other than as a result of death or disability) or (ii) by the participant for good reason (in each case a “qualifying termination”), the participant will continue to receive his or her base salary, payable in equal monthly installments over the next 12 months, a prorated annual bonus and reimbursement of COBRA payments (if applicable) for 12 months following termination (the “severance payments”). The severance payments are conditioned upon the participant’s execution of a general release of the Company and compliance with certain confidentiality, nonsolicitation, noncompetition and nondisparagement covenants (the “release and covenant conditions”). In the event of a participant’s qualifying termination within 75 days prior to or 12 months following a change in control of the Company, the participant’s unvested equity awards will immediately vest and be settled as set forth in their grant agreements and stock options will remain outstanding until the earlier of (i) the 12 month anniversary of the termination of the participant’s employment with the Company and (ii) the tenth anniversary date of the option grant and the participant will receive the severance payments, in each case, subject to satisfaction of the release and covenant conditions. In the event of a sale of assets of the Company in connection with which the participant ceases to be employed by the Company, depending upon the participant’s employment with the acquirer of the assets upon and for 12 months following the sale (or lack of employment at such time or during such period), the participant may receive accelerated vesting of Company equity awards and/or severance payments as described in the Severance Policy and his stock options may remain outstanding until the earlier of (i) the 12 month anniversary of the termination of the participant’s employment with the Company and (ii) the tenth anniversary date of the option grant.

All of our executive officers named in our proxy statement for our 2015 annual meeting of stockholders (our “named executive officers”), including Mr. McGuane, are participants in the Severance Policy. Certain of our other named executive officers have employment or separation agreements or equity awards that have provisions for payments or vesting acceleration upon a change in control of the Company and/or termination of employment. However, the Asset Sale will not constitute a change in control of the Company for purposes of the Severance Policy or such other employment or separation agreements or equity awards and neither the employment nor compensation of any of our named executive officers (other than Mr. McGuane) will be affected by the Asset Sale.

Pursuant to the Asset Purchase Agreement, Mr. McGuane will be offered employment by the Buyer or one of its affiliates as of the closing date of the Asset Sale. Under the Severance Policy, in the event Mr. McGuane accepts employment by the Buyer or any of its affiliates, (A) Mr. McGuane shall receive any base salary earned but not yet paid as of the date his employment with the Company ceases (his “Termination Date”), any accrued vacation pay payable pursuant to the Company’s policies, and any documented accrued and unreimbursed business expenses in accordance with the Company’s policies, in each case payable in a lump sum within thirty (30) days following the Termination Date, (B) each of his then unvested options to purchase shares of common stock of the Company will immediately become exercisable as of his Termination Date and all of his stock options will continue to remain outstanding until the earlier of (x) the twelve (12) month anniversary of his Termination Date and (y) the tenth anniversary date of the option grant, (C) to the extent that Mr. McGuane continues to be employed by the Buyer or its affiliates for twelve (12) months following his Termination Date or is terminated (x) by the Buyer or its affiliates without cause (other than as a result of death or disability) or (y) by Mr. McGuane for good reason, all of Mr. McGuane’s then unvested restricted stock unit awards will vest and be settled in accordance with the terms of their respective grant agreements as of the twelve (12) month anniversary of his Termination Date and (D) to the extent that within twelve (12) months following his Termination Date, Mr. McGuane’s employment with the Buyer or its affiliates is terminated without cause by the Buyer or its affiliates or by Mr. McGuane for good reason, upon Mr. McGuane’s execution of an acceptable general release and waiver, he shall receive (I) an amount equal to one (1) year of then-current base salary, (II) a prorated portion of his annual incentive under the Company’s Short Term Incentive Plan (or any replacement plan or program) that would have become payable based on actual performance of the Company against the target(s) set by the Compensation Committee (the “Compensation Committee”) of the Board (subject to any downward discretion exercised by the Compensation Committee in respect of the annual incentives paid to the Company’s executive officers) in respect of the year of termination had his employment continued, with such award prorated based on the number of days during the year of termination which preceded his termination of employment and (III) subject to his or his eligible dependents’, as applicable, timely election of continuation coverage under COBRA, reimbursement on a monthly basis for the COBRA premiums paid by him each month for twelve calendar months. In the event Mr. McGuane does not accept employment by the Buyer and its affiliates, he will receive only his base pay and his equity awards will be governed solely by the terms of their grant agreements.

In addition, pursuant to the Asset Purchase Agreement, in the event Mr. McGuane accepts employment with the Buyer and its affiliates, he will benefit from the provisions of such agreement described under “Proposal No. 1: The Asset Sale—The Asset Purchase Agreement – Employee Matters” in this Proxy Statement.

Impact of Severance Policy on Equity Awards

As described above, under the Severance Policy, upon his employment by the Buyer and its affiliates at the closing of the Asset Sale, all of Mr. McGuane unvested stock options will become fully vested and all of his stock options will continue to remain outstanding until the earlier of (i) the twelve (12) month anniversary of the termination of his employment with the Company and (ii) the tenth anniversary date of the option grant. The following table sets forth the unvested stock options held by Mr. McGuane as of February 29, 2016.

Number of Unvested Stock Options (Exercise Price)
Casey McGuane	3,701 ($15.28)
300,000 ($10.52)

In the event the Asset Sale does not occur, subject to Mr. McGuane’s continued employment with Company, the stock options set forth above would vest in the ordinary course as follows: 3,701 in approximately equal monthly installments over the next 12 months and 300,000, subject to the satisfaction of certain Company performance conditions by December 31, 2016.

In addition, under the Severance Policy, as described above, all of Mr. McGuane’s unvested restricted stock unit awards will vest on the twelve (12) month anniversary of the termination of his employment with the Company, in the event Mr. McGuane is employed by the Buyer or its affiliates on such date or his employment has been terminated prior to such date by the Buyer or its affiliates without cause (other than as a result of death or disability) or by Mr. McGuane for good reason. Each restricted stock unit (“RSU”) represents the right to receive one share of our common stock. The following table sets forth the unvested RSUs held by Mr. McGuane as of February 29, 2016.

Number of Unvested RSUs
Casey McGuane	141,913

In the event the Asset Sale does not occur, subject to Mr. McGuane’s continued employment with Company, the RSUs set forth above would vest in the ordinary course as follows: 24,743 on March 2, 2016, 46,213 on March 31, 2016, 24,744 on March 2, 2017 and 46,213 on March 31, 2017.

All other equity incentive compensation awards held by Mr. McGuane are fully vested with the exception of the cash-settled RSU grant discussed below.

Cash-Settled RSU Award

On February 22, 2016, Mr. McGuane was granted an award of cash-settled restricted stock units (“cash-settled RSUs”) in connection with the Company’s annual equity incentive program. Each cash-settled RSU represents the right to receive an amount in cash equal to the fair market value of a share of our common stock as set forth in the grant agreement. In the event that Mr. McGuane is offered and accepts employment by the Buyer or its affiliates, upon the closing of the Asset Sale, the Company will cause a portion of the unvested cash-settled RSUs to vest and be settled. Such vested portion will be equal to the number of unvested cash-settled RSUs multiplied by a fraction the numerator of which is the number of months between the date of award grant and the date of the closing of the Asset Sale (inclusive of the months in which such dates occur) and the denominator of which is 24 and the remaining unvested portion of RSUs shall be immediately forfeited by the Participant. In the event that Mr. McGuane is offered and does not accept employment by the Buyer or its affiliates in connection with the Asset Sale, any unvested cash-settled RSUs shall be immediately forfeited. The following table sets forth the unvested cash-settled RSUs held by Mr. McGuane as February 29, 2016.

Number of Unvested Cash-Settled RSUs
Casey McGuane	54,216

In the event the Asset Sale does not occur, subject to Mr. McGuane’s continued employment with Company, the cash-settled RSUs set forth above would vest in the ordinary course as follows: 27,108 on February 22, 2017 and 27,108 on February 22, 2018.

Quantification of Potential Compensation Payments in Connection with the Asset Sale

As stated above, for purposes of the Severance Policy and other compensatory plans, arrangements or agreements of the Company, the Asset Sale will not constitute a change in control of the Company and, other than Mr. McGuane, none of our executive officers (including Messrs. Sheinbaum, Wolf and Reach) have any compensation that may be payable to them based on or otherwise relating to the Asset Sale. As a result, we have not included any executive officers in the table below other than Mr. McGuane. We have included in the table below the estimated amounts of compensation that are based on or otherwise relate to the Asset Sale and that may be payable to Mr. McGuane in accordance with Item 402(t) of Regulation S-K. The amounts for Mr. McGuane have been calculated assuming the Asset Sale is consummated on February 29, 2016, and, where applicable, Mr. McGuane’s employment with the Buyer or its affiliates was terminated without cause by the Buyer or its affiliates or by Mr. McGuane for good reason as of that date. The amounts indicated below are estimates of amounts that would be payable to Mr. McGuane and the estimates are based on multiple assumptions that may or may not actually occur, including assumptions described herein. Some of the assumptions are based on information not currently available and as a result the actual amounts, if any, received by Mr. McGuane may differ in material respects from the amounts set forth below.

Golden Parachute Compensation

Name	Cash(1)	Equity(2)	Pension / Non-Qualified Deferred Compensation	Perquisites / Benefits(3)	Tax Reimbursement	Other	Total(4)
Casey McGuane	$402,000	$445,491	$—	$21,615	$—	$—	$869,106

(1) Cash. Represents the value of cash severance payments that could be payable under the Severance Policy. The amount of severance payments includes one (1) year of current base salary and two months' accrued bonus for 2016 (calculated based on target performance). The severance payments are subject to execution and nonrevocation of a general release and waiver of claims against the Company and compliance with certain confidentiality, nonsolicitation, noncompetition and nondisparagement covenants.

(2) Equity. Represents the value of accelerated vesting of Mr. McGuane’s RSUs that could occur under the Severance Policy or cash-settled RSU grant agreement as more fully described above. The values shown are based on a per-share value of $3.09, the average closing price of a share of the Company’s common stock over the first five business days following the first public announcement of the proposed Asset Sale transaction on December 15, 2015, which is the amount that Regulation S-K requires that we use for purposes of this table (the “current per Company share price”). All of the stock options accelerated upon Mr. McGuane’s acceptance of employment with the Buyer and its affiliates upon the closing have exercise prices greater than the current per Company share price and, as a result, no amounts are set forth in the table above in connection with such stock options.

(3) Perquisites/Benefits. Represents the value of COBRA reimbursements payable under the Severance Policy as more fully described above.

(4) Total. Item 402(t) requires the disclosure of the amounts of compensation which are single trigger or double trigger in nature. For this purpose, Item 402(t) defines double trigger amounts as amounts triggered by a transaction for which payment is conditioned upon the executive officer’s termination without cause or resignation for good reason within a limited time period following the transaction and single trigger amounts as amounts triggered by a transaction for which payment is not conditioned upon such a termination or resignation. As all of the amounts (other than $6980 relating to the cash-settled RSUs) set forth above are triggered by Mr. McGuane ceasing to be employed by the Company in connection with the Asset Sale, none of them are truly single trigger amounts (other than $6980 relating to the cash-settled RSUs). However, for the sake of clarity, the amounts shown in the “Cash” column and in the “Perquisites/Benefits” column will only be paid in the event that Mr. McGuane’s employment is terminated by the Buyer and its affiliates without cause or by Mr. McGuane for good reason within 12 months following the closing of the Asset Sale. The amounts in the “Equity” column (other than $6980 relating to the cash-settled RSUs) will be received by Mr. McGuane in connection with his RSUs so long as he remains employed with the Buyer and its affiliates for 12 months following the closing of the Asset Sale. All of the stock options accelerated upon Mr. McGuane’s acceptance of employment with the Buyer and its affiliates upon the closing have exercise prices greater than the current per Company share price and, as a result, no amounts are set forth in the table above in connection with such stock options.

The Asset Purchase Agreement

Below and elsewhere in this Proxy Statement is a summary of the material terms of the Asset Purchase Agreement, a copy of which is attached to this Proxy Statement as Annex A and which we incorporate by reference into this Proxy Statement. We encourage you to carefully read the Asset Purchase Agreement in its entirety, because the summaries contained herein may not contain all of the information about the Asset Purchase Agreement that is important to you.

 The Asset Purchase Agreement has been included to provide you with information regarding its terms, and we recommend that you carefully read it in its entirety. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the Asset Sale, we do not intend for its text to be a source of factual, business or operational information about us. The Asset Purchase Agreement contains representations, warranties and covenants that are qualified and limited, including by information in the disclosure schedule referenced in the Asset Purchase Agreement that the parties delivered in connection with the execution of the Asset Purchase Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Asset Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from standards applicable to stockholders. These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Proxy Statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this Proxy Statement. You should not rely on its representations, warranties or covenants as characterizations of the actual state of facts or condition of HOI or any of our affiliates.

The Asset Sale

Acquired Assets

Subject to the terms and conditions set forth in of the Asset Purchase Agreement, including the satisfaction of the closing conditions, Buyer will purchase the following assets, properties and rights of HOI, to the extent such assets, properties and rights exist as of the closing date and exclusively relate to or are exclusively utilized in connection with the Business (such assets are referred to in this Proxy Statement as the “acquired assets”):

●	all accounts or notes receivable of the Business;
●	all consumer contracts and vendor contracts exclusively related to the Business;
●	all intellectual property assets owned by HOI that are used in connection with the Business;
●	all furniture, fixtures, equipment, supplies, and other tangible personal property used exclusively in connection with the Business;
●	to the extent transferable, all permits held by HOI and required for the conduct of the Business as currently conducted or for the ownership and use of the acquired assets;
●	all prepaid expenses, credits, advance payments, security, deposits, charges, sums and fees related exclusively to the Business;
●	all rights, to the extent transferable, under warranties, indemnities and all similar rights against third parties to the extent related to any acquired assets;

●

all books and records, including books of account, ledgers and general, financial and accounting records, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any governmental authority), sales material and records, strategic plans, internal financial statements and marketing and promotional surveys, material and research, that exclusively relate to the Business or the acquired assets; and

●	all goodwill associated with any of the assets described in the foregoing clauses.

Excluded Assets

Buyer will not purchase any assets or properties of HOI other than the acquired assets, and HOI will retain all of such other assets, including the following:

●	all cash and cash equivalents, bank accounts and securities;
●	all contracts that do not exclusively relate to the Business;
●	all intellectual property assets that do not relate to the Business;
●

the corporate seals, organizational documents, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of HOI, all employee-related or employee benefit-related files or records (other than personnel files of employees who accept employment with Buyer) and any other books and records which HOI is prohibited from disclosing or transferring under applicable law;

●	all insurance policies and all rights to applicable claims and proceeds thereunder;
●	all benefit plans and trusts or other assets attributable thereto, except as otherwise provided in the Asset Purchase Agreement;
●	all tax assets (including duty and tax refunds, rebates and prepayments) of HOI or any of its affiliates;
●	all rights to any action, suit or claim of any nature available to or being pursued by HOI;
●	all assets, properties and rights used by HOI in its businesses other than the Business;
●	all assets, properties and rights specifically relating to HOI’s eRefund service; and
●	the rights which accrue or will accrue to HOI under the Asset Purchase Agreement and other transaction documents.

Assumed Liabilities

Subject to the terms and conditions set forth in the Asset Purchase Agreement, Buyer will assume and agree to pay, perform and discharge when due any and all liabilities and obligations of HOI arising out of or relating to the Business or the acquired assets other than the excluded liabilities discussed below. The assumed liabilities shall include the following:

●	all trade accounts payable of HOI to third parties in connection with the Business that remain unpaid as of the closing date;
●	all liabilities and obligations arising under or relating to the contracts included in the acquired assets;
●

all liabilities and obligations of HOI or its affiliates relating to employee benefits, compensation or other arrangements with respect to any employee who accepts employment with Buyer arising on or after the date she or he accepts such employment, except as otherwise provided in the Asset Purchase Agreement;

●

all liabilities and obligations for taxes relating to the operation of the Business or ownership or use of the acquired assets attributable to periods after the closing date and transfer and related taxes incurred in connection with the Asset Purchase Agreement or the other transaction documents; and

●

all liabilities and obligations related to HOI’s OneAccounts and refund service including, but not limited to, losses as a result of fraud, overdrawn accounts, or similar dispute losses and write-offs.

Excluded Liabilities

Buyer will not assume or have any responsibility to pay, perform or discharge any of the following liabilities or obligations of HOI:

●	any liabilities or obligations of HOI, other than the assumed liabilities described above;
●

any liabilities or obligations for (i) taxes relating to the operation of the Business or ownership or use of the acquired assets on or prior to the closing date and (ii) any other taxes of HOI or any stockholders or affiliates of HOI (other than transfer and related taxes incurred in connection with the Asset Purchase Agreement or the other transaction documents);

●

except as specifically provided in the Asset Purchase Agreement, any liabilities or obligations of HOI relating to or arising out of (i) the employment, or termination of employment, (A) of any employee prior to the closing, or (B) of any employees who are not transferred employees, after the closing, or (ii) workers’ compensation claims of any employee which relate to events occurring prior to the closing date;

●

any liabilities or obligations of HOI arising or incurred in connection with the negotiation, preparation, investigation and performance of the Asset Purchase Agreement, the other transaction documents and the transactions contemplated thereby, including fees and expenses of counsel, accountants, consultants, advisers and others;

●

any liabilities and obligations of the Company relating to specific material regulatory and litigation matters relating to the Business that have been disclosed in Higher One reports filed with the SEC and any additional liabilities and obligations substantially similar to such matters that arise between the date of the Asset Purchase Agreement and the closing date; and

●	any fee or payment due to Raymond James in connection with the Asset Purchase Agreement or the transactions contemplated thereby.

Shared Assets

The parties acknowledge that there are certain material assets of HOI utilized in connection with the Business on a non-exclusive basis, including contracts that are not assigned contracts (“shared contracts”), and acquired assets that cannot be transferred to Buyer following the closing. The parties agree to provide, pursuant to the Transition Services Agreement, or use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide, to the parties the economic and, to the extent permitted under applicable law, operational equivalent of the transfer of such shared contracts or acquired assets to Buyer as of the closing and the performance by Buyer of its obligations with respect thereto; provided that Buyer acknowledges that certain human resources, travel, corporate development, commercial banking, legal, accounting, finance, vendor management, insurance and tax-related functions provided to the Business by HOI will be taken over by Buyer at the closing. Buyer shall, as agent or subcontractor for HOI, pay, perform and discharge fully the liabilities and obligations of HOI thereunder from and after the closing date. To the extent permitted under applicable law, HOI shall, at Buyer’s expense, hold in trust for and pay to Buyer promptly upon receipt thereof, all income, proceeds and other monies received by HOI to the extent related to such shared contracts or acquired assets, provided that the parties have agreed to share revenues from certain shared contracts. HOI shall be permitted to set off against such amounts all direct costs associated with the retention and maintenance of such shared contracts or acquired assets. Following the closing, HOI and Buyer shall use commercially reasonable efforts to obtain the agreement of the counterparties to any shared contracts to enter into new, separate shared contracts relating to the services of the respective businesses of Buyer and HOI.

Consideration to be Received by HOI

Buyer will pay $37 million in cash for the acquired assets, payable as follows (x) $17 million on the closing date and (y) $10 million on each of the first two anniversaries of such date, plus the amount of any incentive payment that becomes due in accordance with the Asset Purchase Agreement as described below in this paragraph, plus the assumption by Buyer of the assumed liabilities of HOI. During each of the three (3) years beginning in 2017, in the event the annual gross revenue generated by the Business exceeds $75,000,000, Buyer shall pay HOI thirty-five percent (35%) of any such excess.

Buyer shall place in escrow at the closing the $20 million due to HOI on the first two anniversaries of such date. The escrow amount, which may be used in order to satisfy any and all claims made by Buyer against HOI pursuant to the Asset Purchase Agreement, shall be held and distributed in accordance with the terms of an escrow agreement to be executed by HOI, Buyer and the escrow agent at the closing.

Indemnification by Buyer

Subject to the terms and conditions of the Asset Purchase Agreement, Buyer will indemnify, hold harmless and reimburse HOI from and against and in respect of any and all out-of-pocket losses, damages, liabilities, costs, or expenses (including reasonable attorneys’ fees), collectively referred to herein as “indemnity losses,” which may be incurred or sustained by, or imposed upon HOI based upon, arising out of, with respect to or by reason of:

●	any inaccuracy in or breach of any of the representations or warranties of Buyer contained in the Asset Purchase Agreement;
●	any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to the Asset Purchase Agreement; or
●	the assumed liabilities.

Indemnification by HOI

Subject to the terms and conditions of the Asset Purchase Agreement, HOI will indemnify and hold Buyer harmless from and against, any and all indemnity losses incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of:

●	any inaccuracy in or breach of any of the representations or warranties of HOI contained in the Asset Purchase Agreement;
●	any breach or non-fulfillment of any covenant, agreement or obligation to be performed by HOI pursuant to the Asset Purchase Agreement; or
●	any excluded asset or any excluded liability.

Limitations on Indemnity Obligations

The maximum aggregate liability of HOI or Buyer for indemnity claims relating to inaccuracy in or breach of its representations and warranties shall not exceed ten percent (10%) of the purchase price under the Asset Purchase Agreement. Neither HOI nor Buyer shall be liable (a) until the aggregate amount of all indemnity losses exceeds two percent (2%) of the purchase price (the “deductible”), in which event it shall only be required to pay or be liable for indemnity losses in excess of the deductible, or (b) for any individual or series of related indemnity losses which do not exceed $100,000 (which indemnity losses shall not be counted toward the deductible).

Payments by any indemnifying party in respect to any loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the indemnified party in respect of any such claim. Payments by any indemnifying party in respect of any loss shall be reduced by an amount equal to the tax benefit realized or reasonably expected to be realized as a result of such loss by the indemnified party. The indemnifying party shall not be liable for any indemnity losses based upon or arising out of any inaccuracy in or breach of any of its representations or warranties contained in the Asset Purchase Agreement if the indemnified party had knowledge of such inaccuracy or breach prior to the closing. Except for intentional fraud, indemnification pursuant to the Asset Purchase Agreement is the sole and exclusive remedy of the parties with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth in, or otherwise relating to the subject matter of, the Asset Purchase Agreement. In no event shall any indemnifying party be liable to any indemnified party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of the Asset Purchase Agreement, or diminution of value or any damages based on any type of multiple.

Representations and Warranties

The Asset Purchase Agreement contains certain representations and warranties made by HOI regarding, among other things:

●	its corporate organization, qualification and good standing, and its corporate power and authority to operate its properties and assets and conduct its business;
●	its corporate power and authority to enter into and perform the Asset Purchase Agreement and the execution, delivery and enforceability of the Asset Purchase Agreement;
●	the absence of conflicts with or defaults under its organizational documents, other contracts and applicable law, except as otherwise provided in the Asset Purchase Agreement;
●

the determination by the Board that the sale of the acquired assets and the transfer of the assumed liabilities on the terms and subject to the conditions of the Asset Purchase Agreement are expedient and in the best interests of HOI;

●	the approval of the Asset Purchase Agreement and the transactions contemplated thereby by the Board;
●	the resolution by the Board to recommend the approval of the Asset Sale by the stockholders of the Company;
●

that the financial statements of the Business provided to Buyer have been extracted from the books and records of HOI and fairly present, in all material respects, the financial position and the results of the operations of the Business as of the respective dates, or for the respective periods, indicated in such statements;

●	the absence of certain material adverse changes or events affecting the Business since June 30, 2015;
●	HOI’s material contracts relating to the Business, including materiality requirements and thresholds related thereto;
●	title to, or valid leasehold interest in, all tangible personal property included in the acquired assets;
●

that the acquired assets, taken together with the services, assets and rights to be provided under the Transition Services Agreement, constitute all assets necessary to operate the Business after the closing of the Asset Sale as currently conducted, provided that Buyer acknowledges that certain functions provided to the Business by HOI will be taken over by Buyer at closing;

●	real property, including leased property, used exclusively in connection with the Business;
●	intellectual property, used exclusively in connection with the Business;
●	legal proceedings and government orders;
●	compliance with any applicable laws and validity of required permits;
●	broker, finder or investment banker fees and expenses;
●	employment and employee benefits matters;
●	tax compliance and related matters, with respect to the Business and the acquired assets; and
●	the disclaimer of any other representations or warranties, express or implied.

In addition, Buyer made certain representations and warranties regarding, among other things:

●	corporate organization and good standing of Buyer;

●	its corporate power and authority to enter into and perform the Asset Purchase Agreement and the execution, delivery and enforceability of the Asset Purchase Agreement;
●	the absence of conflicts with or defaults under Buyer’s organizational documents, other contracts and applicable law;
●	broker, finder or investment banker fees and expenses;
●	sufficiency of funds;
●	solvency;
●	legal proceedings; and
●

its independent investigation, review and analysis of the Business and acquired assets and acknowledgment as to the absence of any express or implied representations or warranties other than those made by HOI in the Asset Purchase Agreement.

Many of HOI’s representations and warranties contained in the Asset Purchase Agreement are qualified by materiality or possess a Material Adverse Effect standard. For purposes of HOI’s representations and warranties in the Asset Purchase Agreement, “Material Adverse Effect” is defined to mean any event, occurrence, fact, condition or change that, individually or in the aggregate, together with all related events, occurrences, facts, conditions or changes, is materially adverse to:

●	the business, results of operations, financial condition or assets of the Business, taken as a whole; or
●	the ability of HOI to consummate the transactions contemplated by the Asset Purchase Agreement;

provided, however, that Material Adverse Effect shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to:

●	general economic or political conditions;
●	conditions generally affecting the industries in which the Business operates;
●

any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates;

●	acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof;
●	any action required or permitted by the Asset Purchase Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer;
●	any matter of which Buyer is aware on the date of the Asset Purchase Agreement;
●	any changes in applicable laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof;
●

the announcement, pendency or completion of the transactions contemplated by the Asset Purchase Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with HOI and the Business;

●	any natural or man-made disaster or acts of God; or
●

any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

Covenants Relating to the Conduct of the Business Prior to Closing

We have agreed in the Asset Purchase Agreement that prior to the closing of the transactions contemplated by the Asset Purchase Agreement, we will, and will cause our affiliates, to carry on the Business in the ordinary course of business consistent with past practice and use commercially reasonable efforts to maintain and preserve intact the current organization, operations and franchise and preserve the rights, franchises, goodwill and relationships of its employees, customers, suppliers and others having relationships with the Business.

Without limiting the generality of the foregoing, except as otherwise provided in the Asset Purchase Agreement, prior to the closing of the transactions contemplated by the Asset Purchase Agreement, HOI will not without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed):

●

enter into any contract relating to the Business outside the ordinary course of business involving aggregate payments in excess of $250,000 per year from the date of the Asset Purchase Agreement to the closing;

●

divest, sell, lease, assign, or license to any person or otherwise transfer, except as otherwise provided in the Asset Purchase Agreement, or create or incur any encumbrance (other than permitted encumbrances) on, any acquired asset;

●

enter into any agreement or arrangement that limits or otherwise restricts in any material respect the conduct of the Business or any successor thereto or that would reasonably be expected to, after the closing date, limit, restrict or curtail in any material respect the Business or Buyer or any of its affiliates from engaging or competing in the business, in any location or with any person or from soliciting or engaging any clients;

●

(A) grant or increase any severance or termination pay to (or amend any existing arrangement with) any transferred employee; (B) increase benefits payable under any existing severance or termination pay policies or employment agreements with any transferred employee (other than annual increases made in the ordinary course of business consistent with past practice); (C) enter into any employment, deferred compensation, or other similar agreement (or amend any such existing agreement) with any transferred employee; (D) establish, adopt, or amend (except as required by applicable law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock, or other benefit plan or arrangement covering any transferred employee; (E) increase compensation, bonus, or other benefits payable to any transferred employee (other than annual increases made in the ordinary course of business consistent with past practice); or (F) hire or terminate without cause any transferred employee or transfer any transferred employee in or out of the Business, except in each case in the ordinary course of business;

●

initiate, settle, or offer or propose to settle any proceeding against, involving or affecting the Business for an amount in excess of $250,000, except as otherwise provided in the Asset Purchase Agreement;

●

enter into any contract, which would constitute an assigned contract if it existed as of the date of the Asset Purchase Agreement, except for any contract containing terms and conditions that are substantially similar in the aggregate to the terms and conditions of reasonably similar assigned contracts, and any contract involving aggregate payments less than or equal to $50,000 per year;

●

to the extent relating to the acquired assets or the Business, or otherwise having a material adverse effect on the acquired assets or the Business: (A) fail to file any tax return or pay any material taxes when due; (B) make or change any uncontested material tax election; (C) change any annual accounting period; (D) adopt or change any material tax accounting method or procedure, other than as required by law; (E) file any amended tax return; (F) enter into any closing agreement with respect to taxes; (G) settle any material tax claim or tax assessment; (H) consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment; and (I) take any other similar action relating to the filing of any material tax return or payment of any material tax; or

●	agree, authorize, resolve, or commit to do any of the foregoing.

Access to Information

Prior to the closing, HOI shall, subject to certain limitations (a) afford Buyer and its representatives reasonable access to and the right to inspect all of the properties, assets, premises, books and records, assigned contracts and other documents and data constituting acquired assets; (b) furnish Buyer and its representatives with such financial, operating and other data and information related to the Business as Buyer or any of its representatives may reasonably request; and (c) instruct the representatives of HOI to cooperate with Buyer in its investigation of the business; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to HOI, under the supervision of HOI’s personnel and in such a manner as not to interfere with the conduct of the Business or any Other Businesses.

Buyer acknowledges that the confidentiality agreement between the parties remains in full force and effect and covenants and agrees to keep confidential, in accordance with the provisions of the confidentiality agreement, information provided to Buyer pursuant to the Asset Purchase Agreement.

Employee Matters

Buyer has agreed to make offers of employment to all of the employees of HOI who primarily perform services for, or with respect to, the Business as of the closing date of the Asset Sale and are listed on a schedule to the Asset Purchase Agreement. For a period of one year following the closing of the Asset Sale, Buyer will cause (i) each transferred employee who remains in the employment of Buyer or any of its affiliates to receive base salary or hourly wages which are no less than the base salary or hourly wages provided by HOI immediately prior to the closing; (ii) target bonus opportunities consistent with Buyer’s annual and long term bonus programs; (iii) retirement and welfare benefits that are no less favorable in the aggregate than those provided by Buyer to its employees; and (iv) severance benefits that are no less favorable than the practice, plan or policy of Buyer.

With respect to any employee benefit plan maintained by Buyer or an affiliate of Buyer for the benefit of any transferred employee, Buyer will, or will cause its affiliate to, recognize all service of the transferred employees or other transferred employees with HOI, as if such service were with Buyer, for vesting, eligibility and accrual purposes. Buyer will waive any eligibility waiting periods and evidence of insurability requirements under any health plan of Buyer or an affiliate of Buyer extended to transferred employees and their eligible dependents, and shall fully credit each transferred employee with all deductible payments, co-payments and other out-of-pocket expenses paid by such employee under the health benefit plans of HOI prior to the closing with respect to the plan year in which the closing occurs for purposes of determining the extent to which any such employee and his or her dependents have satisfied his, her or their deductible and/or reached an out of pocket maximum under any health benefit plan of Buyer (or affiliate of Buyer) extended to transferred employees.

Buyer and HOI intend that the transactions contemplated by the Asset Purchase Agreement should not result in a payment of severance under either Buyer’s or HOI’s severance plan or policy with respect any employee who receives an employment offer by Buyer that is consistent with the requirements of the Asset Purchase Agreement and, accordingly, Buyer and HOI will, prior to closing, take all actions necessary or advisable to amend their severance policies or plans to so provide.

Governmental Approvals and Consents

HOI and Buyer will each use its reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all governmental authorities that may be or become necessary for its execution and delivery of the Asset Purchase Agreement and the performance of its obligations pursuant to the Asset Purchase Agreement and the other transaction documents. Each party shall cooperate fully with the other party and its affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals.

Buyer will use its reasonable best efforts and to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental authority or any other party so as to enable the parties to close the transactions contemplated by the Asset Purchase Agreement as promptly as possible, including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of any of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant to the Asset Purchase Agreement as are required to be divested in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the transactions contemplated by the Asset Purchase Agreement. Buyer will use its reasonable best efforts to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any governmental order (whether temporary, preliminary or permanent) that would prevent the consummation of the closing.

HOI and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, certain third parties that provide services to the Business; provided, however, that HOI shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested, except for a de minimis review fee or similar fee.

No Other Bids and Related Matters

Except as otherwise expressly permitted in the Asset Purchase Agreement, HOI shall not, and shall cause each of its affiliates and their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents not to, directly or indirectly, (i) initiate, solicit, induce or encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes or could reasonably be expected to lead to a Seller Acquisition Proposal; (ii) respond to any inquiry relating to a Seller Acquisition Proposal; (iii) recommend or endorse a Seller Acquisition Proposal or Seller Acquisition Transaction (as defined below); (iv) participate in any discussions or negotiations regarding any Seller Acquisition Proposal or furnish, or otherwise afford access, to any person (other than Buyer) any non-public information or data with respect to the Business or otherwise relating to a Seller Acquisition Proposal; (v) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which HOI is a party; or (vi) enter into any agreement, agreement in principle or letter of intent with respect to any Seller Acquisition Proposal or approve or resolve to approve any Seller Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to a Seller Acquisition Proposal. HOI shall notify Buyer promptly if any such discussions or negotiations are sought to be initiated with HOI by any person other than Buyer or if any such requests for information, inquiries, proposals or communications are received from any person other than Buyer.

Notwithstanding the above, HOI may take certain of the actions described above if, but only if, (i) HOI has received a bona fide unsolicited Seller Acquisition Proposal; (ii) the Board determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that such Seller Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal; (iii) HOI provides Buyer with notice of such determination within forty eight (48) hours thereafter; and (iv) prior to furnishing or affording access to any nonpublic information or data with respect to the Business or otherwise relating to such Seller Acquisition Proposal, HOI receives from such person a confidentiality agreement with terms no less favorable to Buyer in the aggregate than those contained in the confidentiality agreement between HOI and Buyer and provides a copy of the same to Buyer. HOI shall promptly provide to Buyer any non-public information regarding HOI or any HOI affiliate provided to any other person pursuant to the foregoing sentence that was not previously provided to Buyer.

For purposes of the Asset Purchase Agreement: “Seller Acquisition Proposal” means any inquiry, offer or proposal (other than from Buyer), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, a Seller Acquisition Transaction; and “Seller Acquisition Transaction” means (A) an acquisition of the Business or all or substantially all of the acquired assets, in either case independent of the acquisition of any other business or assets of HOI, in a single transaction or series of transactions involving any merger, consolidation, purchase of assets, recapitalization, purchase or exchange or equity interests, liquidation, dissolution or similar transaction involving the Business or all or substantially all of the acquired assets, in either case independent of the acquisition of any other business or assets of HOI or (B) any transaction which is similar in form, substance and purpose to the transactions provided for and contemplated by the Asset Purchase Agreement. Notwithstanding the foregoing, (i) “Seller Acquisition Transaction” does not include (x) the acquisition of the Business or all or substantially all of the acquired assets together with any other business of HOI (an “Exempt Sale”) or (y) the acquisition of any other business of HOI independent of the acquisition of the Business or all or substantially all of the acquired assets, in each case whether by merger, consolidation, purchase of assets, recapitalization, purchase or exchange or equity interests, liquidation, dissolution or similar transaction, and (ii) HOI shall not be in breach of these provisions by virtue of taking any actions in furtherance of an Exempt Sale, including preparing and distributing a confidential information memorandum (or similar document), even if a third party makes a Seller Acquisition Proposal in connection therewith.

For purposes of the Asset Purchase Agreement, “Superior Proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into a Seller Acquisition Transaction on terms that the Board determines in its good faith judgment, after consultation with and having considered the advice of its outside legal counsel and financial advisor is more favorable to the stockholders of Higher One than the transactions contemplated by the Asset Purchase Agreement taking into account all legal, financial, regulatory and other aspects of the proposal, including the likelihood of completing the transaction.

HOI shall promptly notify Buyer in writing of (i) any Seller Acquisition Proposal received by HOI or (ii) any request for nonpublic information related to a Seller Acquisition Proposal. Such notice shall indicate the name of the person making such Seller Acquisition Proposal or information request and the material terms and conditions of such proposal (and any written materials delivered in connection with such proposal or information request, unless (i) such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement, (ii) disclosure of such materials jeopardizes the attorney-client privilege, or (iii) disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree.) HOI agrees that it shall keep Buyer informed, on a reasonably prompt basis, of the status and terms of any such proposal, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

Except as provided otherwise in the Asset Purchase Agreement, neither the Board nor any committee thereof shall (i) withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, in a manner adverse to Buyer in connection with the transactions contemplated by the Asset Purchase Agreement, the Board’s recommendation to approve the Asset Sale; (ii) approve or recommend, or publicly propose to approve or recommend, any Seller Acquisition Proposal; or (iii) enter into (or cause HOI or any HOI affiliate to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Seller Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of the Asset Purchase Agreement) or (B) requiring HOI to abandon, terminate or fail to consummate the sale of the Business to Buyer and the other transactions contemplated by the Asset Purchase Agreement.

Notwithstanding anything in the Asset Purchase Agreement to the contrary, at any time prior to the Special Meeting, the Board may approve or recommend to the stockholders of Higher One a Superior Proposal and withdraw, qualify or modify the Board’s recommendation to approve the Asset Sale (a “Seller Subsequent Determination”) after the fifth (5th) business day following the receipt by Buyer of a notice from HOI advising Buyer that the Board has determined that a Seller Acquisition Proposal is a Superior Proposal (it being understood that HOI shall be required to deliver a new notice in respect of any revised Superior Proposal from such third party or its affiliates that HOI proposes to accept and the subsequent notice period shall be five (5) business days) if, but only if, (i) the Board determines in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions would be inconsistent with its fiduciary duties to its stockholders under applicable law and (ii) at the end of such five (5) business day period, after taking into account any adjusted, modified or amended terms as may have been committed to in writing by Buyer since its receipt of such notice, the Board has again determined in good faith that such Seller Acquisition Proposal constitutes a Superior Proposal.

Notwithstanding anything in the Asset Purchase Agreement to the contrary, at any time prior to the Special Meeting, the Board may effect a Seller Subsequent Determination in connection with the receipt by HOI of a bona fide written proposal made by a third party to enter into an Exempt Sale transaction on terms that the Board determines in its good faith judgment, after consultation with and having considered the advice of its outside legal counsel and financial advisor, is more favorable to its stockholders than the transactions contemplated by the Asset Purchase Agreement, taking into account all legal, financial, regulatory and other aspects of the proposal, including the likelihood of completing the transaction, after the fifth (5th) business day following the receipt by Buyer of a notice from HOI advising Buyer that the Board has determined to take such action.

Public Announcements

Unless otherwise required by applicable law or stock exchange requirements (based upon the reasonable advice of counsel), no party to the Asset Purchase Agreement shall make any public announcements in respect of the Asset Purchase Agreement or the transactions contemplated thereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Post-Closing Covenants

Services to be Provided by HOI

From the closing date until the two (2)-year anniversary of such date, HOI shall provide consulting services to assist Buyer as reasonably needed and reasonably requested, to the extent HOI employs as of the closing and continues to employ after the closing personnel with applicable expertise capable of providing such services. The consulting services shall include the following: (i) assistance with relationships and contacts with educational institutions and the Department of Education, (ii) strategic considerations for developing the Business, (iii) strategic considerations regarding technology matters, and (iv) assistance with consumer compliance matters.

Books and Records

Buyer shall, for a period of five (5) years after the closing, (i) retain books and records that constitute acquired assets relating to periods prior to the closing in a manner reasonably consistent with the prior practices of HOI; and (ii) upon reasonable notice, afford HOI’s representatives reasonable access during normal business hours, to such books and records.

HOI shall, for a period of five (5) years after the closing, (i) retain books and records of HOI that are not acquired assets and which relate to the Business and its operations for periods prior to the closing; and (ii) upon reasonable notice, afford Buyer’s representatives reasonable access during normal business hours, to such books and records.

Neither party shall be obligated to provide the other party with access to any books or records pursuant to these provisions where such access would violate any law.

Non-competition; Non-solicitation

The Asset Purchase Agreement provides that for four (4) years after the closing, HOI and its subsidiaries will not, and will not permit any person that is an affiliate of HOI as of the date of the Asset Purchase Agreement to, directly or indirectly:

●	engage in or assist others in engaging in the Business in the United States;
●

have an interest in any person that engages directly or indirectly in the Business in the United States in any capacity, including as a partner, stockholder, member, employee, principal, agent, trustee or consultant; or

●

cause, induce or encourage any actual or prospective client, customer, supplier or licensor of the Business (including any existing or former client or customer of HOI and any person that becomes a client or customer of the Business after the closing), or any other person who has a business relationship with the Business, to terminate or modify adversely any such actual or prospective relationship, provided, however, that nothing above shall limit HOI or any affiliate of HOI from selling or providing HOI’s eRefund Service (as modified from time to time) to any person within or outside of the United States or owning directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange if HOI is not a controlling person of, or a member of a group which controls, such person and does not, directly or indirectly, own 5% or more of any class of securities of such person.

During the four-year restricted period, HOI will not, and will not permit any of its affiliates to, directly or indirectly, hire or solicit any person who is offered employment by Buyer pursuant to the Asset Purchase Agreement or is or was employed by Buyer or its affiliates during the restricted period, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that the foregoing restrictions will not prevent HOI or any of its affiliates from hiring (i) any employee whose employment has been terminated by Buyer or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

For the avoidance of doubt, the foregoing restrictions will not apply with respect to any person that becomes an affiliate of HOI after the date of the Asset Purchase Agreement, but who or which is not an affiliate of HOI as of such date.

Further Assurances

Following the closing, each of the parties shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions of and give effect to the transactions contemplated by the Asset Purchase Agreement and the other transaction documents.

Closing Conditions

HOI and Buyer will not be obligated to complete the Asset Sale unless a number of conditions are satisfied or waived. These mutual closing conditions include:

●

no governmental authority will have enacted, issued, promulgated, enforced or entered any governmental order that has the effect of making the Asset Sale illegal or otherwise restraining such transactions or causing any of the transactions under the Asset Purchase Agreement to be rescinded following completion thereof;

●

HOI shall have received consents from certain third parties that provide services to HOI, in each case, in form and substance reasonably satisfactory to Buyer and HOI, and no such consent shall have been revoked; and

●	the stockholders of Higher One, the sole stockholder of HOI, shall have approved the terms of the Asset Purchase Agreement and the transactions contemplated thereby.

In addition, the obligation of Buyer to effect the Asset Sale is subject to the satisfaction or waiver of additional closing conditions, including:

●

the representations and warranties of HOI contained in the Asset Purchase Agreement shall have been true and correct in all respects as of the closing date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect;

●

HOI shall have duly performed and complied in all material respects with (i) all agreements, covenants and conditions required by the Asset Purchase Agreement and each of the other transaction documents to be performed or complied with by it prior to or on the closing date, and (ii) any order or directive of any governmental authority relating to the regulatory and litigation matters that are to remain liabilities of HOI and are set forth on the schedules to the Asset Purchase Agreement; and

●	HOI shall have delivered to Buyer duly executed counterparts to the other transaction documents and such other documents and deliveries set forth in the Asset Purchase Agreement.

In addition, the obligation of HOI to effect the Asset Sale is subject to the satisfaction or waiver of additional closing conditions, including:

●

the representations and warranties of Buyer contained in the Asset Purchase Agreement shall be true and correct in all respects as of the closing date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated thereby;

●

Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Asset Purchase Agreement and each of the other transaction documents to be performed or complied with by it prior to or on the closing date;

●

Buyer shall have delivered to HOI cash in the amount of $17 million, duly executed counterparts to the transaction documents (other than the Asset Purchase Agreement) and such other documents and deliveries set forth in the Asset Purchase Agreement;

●	Buyer shall have delivered cash in the amount of $20 million to the escrow agent pursuant to the Asset Purchase Agreement;
●	HOI shall have obtained all necessary consents of the lender parties to its credit facility in connection with the transactions contemplated by the Asset Purchase Agreement.

Termination of the Asset Purchase Agreement

The Asset Purchase Agreement may be terminated at any time prior to the closing of the Asset Sale as follows:

●	by the mutual written consent of HOI and Buyer;
●	by Buyer by written notice to HOI if:
o

Buyer is not then in material breach of any provision of the Asset Purchase Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by HOI pursuant to the Asset Purchase Agreement that would give rise to the failure of any of the conditions specified in the Asset Purchase Agreement and such breach, inaccuracy or failure cannot be cured by HOI by July 1, 2016;

o

any of the closing conditions set forth in the Asset Purchase Agreement shall not have been fulfilled by July 1, 2016, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions thereof to be performed or complied with by it prior to the closing; or

o

if HOI or Higher One has received a Superior Proposal, and in accordance with the Asset Purchase Agreement, the Board has entered into any letter of intent, agreement in principle or acquisition agreement with respect to the Superior Proposal, withdrawn its recommendation of the Asset Purchase Agreement or failed to make such recommendation at any time a recommendation is required to be made under the Asset Purchase Agreement or modified or qualified such recommendation in a manner adverse to Buyer, or has otherwise made a determination to accept such Superior Proposal, or if HOI has effected a Seller Subsequent Determination.

●	by HOI by written notice to Buyer if:
o

HOI is not then in material breach of any provision of the Asset Purchase Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to the Asset Purchase Agreement that would give rise to the failure of any of the conditions specified in the Asset Purchase Agreement and such breach, inaccuracy or failure cannot be cured by Buyer by July 1, 2016;

o

any of the conditions set forth in the Asset Purchase Agreement shall not have been fulfilled by July 1, 2016, unless such failure shall be due to the failure of HOI to perform or comply with any of the covenants, agreements or conditions thereof to be performed or complied with by it prior to the closing; or

o	prior to obtaining the approval of the stockholders of Higher One, HOI shall have effected a Seller Subsequent Determination.

●	by Buyer or HOI in the event that:
o	there shall be any law that makes consummation of the transactions contemplated by the Asset Purchase Agreement illegal or otherwise prohibited; or
o

any governmental authority shall have issued a governmental order restraining or enjoining the transactions contemplated by the Asset Purchase Agreement, and such governmental order shall have become final and non-appealable.

Termination Fees

In the event (1) the Asset Purchase Agreement is terminated by either party because the required approval of the stockholders of Higher One was not obtained at the Special Meeting and (2) a Seller Acquisition Proposal was publicly disclosed or announced prior to such meeting, HOI will be required to pay Buyer the lesser of (i) the amount of Buyer’s actual and documented out-of-pocket expenses incurred in connection with due diligence, negotiation and execution of the Asset Purchase Agreement and undertaking the transactions contemplated thereby, and (ii) $500,000.

In the event the Asset Purchase Agreement is terminated (1) by HOI as a result of a Seller Subsequent Determination prior to the Special Meeting, or (2) by Buyer as a result of a Seller Subsequent Determination or the decision by Higher One to pursue a Superior Proposal, HOI will be required to pay Buyer $1,500,000.

Amendment and Waiver

The Asset Purchase Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party thereto. No waiver by any party of any of the provisions thereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from the Asset Purchase Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Specific Performance

The parties agree that irreparable damage would occur if any provision of the Asset Purchase Agreement were not performed in accordance with the terms thereof and that the parties shall be entitled to specific performance of the terms thereof, in addition to any other remedy to which they are entitled at law or in equity.

Expenses

Except as otherwise expressly provided in the Asset Purchase Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Asset Purchase Agreement and the transactions contemplated therein shall be paid by the party incurring such costs and expenses, whether or not the closing shall have occurred; provided that Buyer shall be responsible for all filing and other similar fees payable in connection with any filings or submissions under the HSR Act.

Law and Jurisdiction

The Asset Purchase Agreement is governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon the Asset Purchase Agreement or the transactions contemplated thereby may be instituted in the Federal Courts of the United States of America or the Courts of the State of New York in each case located in the City of New York and County of New York.

Escrow Agreement

In connection with the closing of the Asset Sale, HOI will enter into an escrow agreement with Buyer and a mutually agreed upon escrow agent. Under the Asset Purchase Agreement, Buyer will deposit $20,000,000 of the purchase price with the escrow agent at the closing, which the escrow agent will hold and distribute in accordance with the terms of the escrow agreement and which will be used in order to satisfy any and all claims made by Buyer (or any other indemnified party) against HOI under Article VIII of the Asset Purchase Agreement.

Lease Agreement

In connection with the closing of the Asset Sale, HOI will enter into a lease agreement with Buyer under which Buyer will sublease from HOI a portion of the real property occupied by HOI and located at 115 Munson Street, New Haven, Connecticut.

License Agreement

In connection with the closing of the Asset Sale, HOI will enter into a license agreement with Buyer under which Buyer will grant HOI a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable, worldwide license to use certain intellectual property transferred to Buyer as part of the Asset Sale for use in any Other Businesses.

Transition Services Agreement

After the closing, HOI and certain of its affiliates shall provide Buyer certain services on a transitional basis as agreed upon in the Transition Services Agreement. Subject to adjustment in accordance with the Transition Services Agreement, Buyer shall pay fees of $5,000,000, payable in twelve (12) equal monthly installments of $416,666.67, for the transition services it receives during the term. Buyer shall pay for any additional transition services on the timetable and in the amount agreed by the parties and set out in the executed amendment of the Transition Services Agreement. The term of the Transition Services Agreement shall commence on the closing and continue until the one (1)-year anniversary of the closing date, unless otherwise specified in the Transition Services Agreement or as mutually agreed by the parties in writing.

RECOMMENDATION

 OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1 TO AUTHORIZE THE ASSET SALE.

UNAUDITED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial Information

We have prepared unaudited pro forma condensed consolidated financial statements to assist you in understanding the nature and effects of the Asset Sale and the further effects of the sale of the Campus Labs business (collectively, the “Asset Sales”).

The accompanying unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2014, 2013 and the nine months ended September 30, 2015 are presented as if the sale of Campus Labs and the Business had occurred on January 1, 2013. The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2015 is presented as if the sale of Campus Labs and the Business had occurred on September 30, 2015. The pro forma adjustments related to the sale of Campus Labs and the Business do not reflect the final purchase price or final asset and liability balances of the Campus Labs business or the Business and are based on available information and assumptions that management believes are (1) directly attributable to the disposal; (2) are factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the consolidated results. The pro forma adjustments may differ from those that will be calculated to report discontinued operations in future filings. The unaudited pro forma financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

The following is a brief description of the amounts recorded under each of the column headings in the unaudited pro forma consolidated statements of operations and balance sheet. This unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical audited financial statements and notes thereto as included in our Current Report on Form 8-K filed with the SEC on February 3, 2016 (as amended by Form 8-K/A filed March 8, 2016).

Historical Higher One

This column reflects our historical audited operating results for the years ended December 31, 2014 and 2013 and the historical unaudited operating results of continuing operations and financial condition as of and for the nine months ended September 30, 2015 prior to any adjustment for the sale of Campus Labs or the Business described above.

Sale of Campus Labs Business

This column reflects the elimination of the historical operating results of the Campus Labs business for the years ended December 31, 2014 and 2013 and the nine months ended September 30, 2015 at the amounts that have been reflected in our consolidated statements of operations for those periods, as well as the impact the sale of Campus Labs had on our credit facility. The disposition column on the unaudited pro forma consolidated balance sheet as of September 30, 2015 reflects the value of the assets and liabilities included in the Campus Labs business as of that date, as well as the impact of such disposition on our credit facility. As a direct result of the disposition of Campus Labs, we amended the credit facility. The amendment to the credit facility required that $30.0 million of the purchase price be used to pay down the balance of our credit facility; the size of the credit facility was also reduced. An estimated non-recurring gain of $34.3 million, net of tax, has not been included in the unaudited pro forma statement of income, but will be reflected in the historical income statement when the transaction is consummated.

Sale of Disbursements and OneAccount Business

This column reflects the elimination of the historical operating results of the Business for the years ended December 31, 2014 and 2013 and the nine months ended September 30, 2015 at the amounts that have been reflected in our consolidated statements of operations for those periods. The disposition column on the unaudited pro forma consolidated balance sheet as of September 30, 2015 reflects the value of the assets and liabilities included in the Business as of that date, which would be transferred with the sale of that business. Certain assets and liabilities of the Business will not be included with the sale of the Business, including cash balances and the accrual for potential customer restitution. The accrual for customer restitution was $30.6 million as of September 30, 2015. An estimated non-recurring gain of $4.9 million, net of tax, has not been included in the unaudited pro forma statement of income, but will be reflected in the historical income statement when the transaction is consummated.

The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or the financial position which would have actually resulted if the Asset Sales had been completed on the dates indicated, or which may result in the future. We did not account for or report the Campus Labs business or the Business as separate, stand-alone entities or subsidiaries for financial reporting purposes. The unaudited pro forma condensed consolidated financial statements do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the Asset Sales occurred on the dates indicated.

We have prepared the unaudited pro forma financial information based upon assumptions deemed appropriate by our management. An explanation of certain assumptions is set forth under the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma financial information should be read in conjunction with our historical Consolidated Financial Statements and Notes thereto contained in the Form 8-K filed on February 3, 2016 (as amended by Form 8-K/A filed March 8, 2016) and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, as filed with the SEC, each of which is incorporated herein by reference. The unaudited pro forma financial information should also be read in conjunction with the financial statements of the Business and Notes thereto appearing elsewhere in this Proxy Statement.

HIGHER ONE HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet
as of September 30, 2015
(in thousands)

	Historical Higher One	Sale of Campus Labs Business		Pro Forma without Campus Labs Business	Sale of Disbursements and OneAccount Business		Pro Forma without Campus Labs and Disbursements and OneAccount Businesses

Assets
Cash	$27,785	$51,207	(a), (c)	$78,992	$16,000	(g)	$94,992
Other current assets	38,202	(3,688)	(b)	34,514	(6,043)	(h)	28,471
Fixed assets, net	43,374	(426)	(b)	42,948	(6,090)	(h)	36,858
Intangible assets, net	51,637	(18,588)	(b)	33,049	(14,248)	(h)	18,801
Goodwill	67,403	(14,380)	(b)	53,023	(11,080)	(h)	41,943
Other non-current assets	19,586	1,865	(c)	21,451	18,903	(i)	40,354
Total assets	$247,987	$15,990		$263,977	$(2,558)		$261,419

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,044	$-		$2,044	(471)	(h)	$1,573
Accrued expenses	50,423	21,695	(d)	72,118	(5,930)	(j)	66,188
Deferred revenue	31,930	(12,023)	(b)	19,907	(2,157)	(h)	17,750
Total current liabilities	84,397	9,672		94,069	(8,558)		85,511
Debt	59,000	(30,000)	(c)	29,000	-		29,000
Other non-current liabilities	14,042	(296)	(b)	13,746	(230)	(h)	13,516
Total liabilities	157,439	(20,624)		136,815	(8,788)		128,027

Stockholders’ equity:
Common stock	60	-		60	-		60
Additional paid-in capital	189,746	472	(e)	190,218	3,594	(k)	193,812
Treasury stock	(137,899)	-		(137,899)	-		(137,899)
Retained earnings	38,641	36,142	(f)	74,783	2,636	(l)	77,419
Total stockholders’ equity	90,548	36,614		127,162	6,230		133,392
Total liabilities and stockholders’ equity	$247,987	$15,990		$263,977	$(2,558)		$261,419

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

HIGHER ONE HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Nine Months Ended September 30, 2015
(in thousands, except per share data)

	Historical Higher One	Sale of Campus Labs Business		Pro Forma without Campus Labs Business	Sale of Disbursements and OneAccount Business		Pro Forma without Campus Labs and Disbursements and OneAccount Businesses

Revenue	$145,589	$(12,618)	(m)	$132,971	$(71,050)	(p)	$61,921
Cost of revenue	77,479	(1,432)	(m)	76,047	(45,298)	(p)	30,749
Gross margin	68,110	(11,186)		56,924	(25,752)		31,172
Operating expenses	73,749	(7,532)	(m)	66,217	(41,048)	(p)	25,169
Income (loss) from operations	(5,639)	(3,654)		(9,293)	15,296		6,003
Interest income	63	-		63	-		63
Interest expense	(3,894)	1,818	(n)	(2,076)	-		(2,076)
Other income	1,357	-		1,357	(1,125)	(p)	232
Net income (loss) before income taxes	(8,113)	(1,836)		(9,949)	14,171		4,222
Income tax expense (benefit)	(2,321)	(698)	(o)	(3,019)	5,385	(r)	2,366
Net income (loss)	$(5,792)	$(1,138)		$(6,930)	$8,786		$1,856

Net income (loss) available to common stockholders:
Basic	$(5,792)			$(6,930)			$1,856
Diluted	$(5,792)			$(6,930)			$1,856

Weighted average shares outstanding:
Basic	47,605,164			47,605,164			47,605,164
Diluted	47,605,164			47,605,164			47,932,311	(s)

Net income (loss) available to common stockholders per common share:
Basic	$(0.12)			$(0.15)		(s)	$0.04
Diluted	$(0.12)			$(0.15)		(s)	$0.04

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

HIGHER ONE HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2014
(in thousands, except per share data)

	Historical Higher One	Sale of Campus Labs Business		Pro Forma without Campus Labs Business	Sale of Disbursements and OneAccount Business		Pro Forma without Campus Labs and Disbursements and OneAccount Businesses

Revenue	$220,111	$(14,448)	(m)	$205,663	$(127,970)	(p)	$77,693
Cost of revenue	102,389	(1,782)	(m)	100,607	(61,540)	(p)	39,067
Gross margin	117,722	(12,666)		105,056	(66,430)		38,626
Operating expenses	90,584	(7,636)	(m)	82,948	(49,802)	(p)	33,146
Merger and acquisition related, net	-	-		-	-		-
Income from operations	27,138	(5,030)		22,108	(16,628)		5,480
Interest income	92	-		92	244	(q)	336
Interest expense	(3,266)	988	(n)	(2,278)	-		(2,278)
Other income	678	-		678	-		678
Net income before income taxes	24,642	(4,042)		20,600	(16,384)		4,216
Income tax expense (benefit)	9,675	(1,536)	(o)	8,139	(6,226)	(r)	1,913
Net income	$14,967	$(2,506)		$12,461	$(10,158)		$2,303

Net income available to common stockholders:
Basic	$14,967			$12,461			$2,303
Diluted	$14,967			$12,461			$2,303

Weighted average shares outstanding:
Basic	47,209,780			47,209,780			47,209,780
Diluted	48,050,039			48,050,039			48,050,039

Net income available to common stockholders per common share:
Basic	$0.32			$0.26		(s)	$0.05
Diluted	$0.31			$0.26		(s)	$0.05

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

HIGHER ONE HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2013
(in thousands, except per share data)

	Historical Higher One	Sale of Campus Labs Business		Pro Forma without Campus Labs Business	Sale of Disbursements and OneAccount Business		Pro Forma without Campus Labs and Disbursements and OneAccount Businesses

Revenue	$211,123	$(11,157)	(m)	$199,966	$(140,893)	(p)	$59,073
Cost of revenue	88,824	(1,810)	(m)	87,014	(57,410)	(p)	29,604
Gross margin	122,299	(9,347)		112,952	(83,483)		29,469
Operating expenses	101,238	(8,287)	(m)	92,951	(64,842)	(p)	28,109
Merger and acquisition related, net	(4,791)	5,293	(m)	502	-		502
Income from operations	25,852	(6,353)		19,499	(18,641)		858
Interest income	88	-		88	482	(q)	570
Interest expense	(3,082)	-		(3,082)	-		(3,082)
Other income	622	-		622	-		622
Net income (loss) before income taxes	23,480	(6,353)		17,127	(18,159)		(1,032)
Income tax expense (benefit)	9,352	(2,414)	(o)	6,938	(6,900)	(r)	38
Net income (loss)	$14,128	$(3,939)		$10,189	$(11,259)		$(1,070)

Net income (loss) available to common stockholders:
Basic	$14,128			$10,189			$(1,070)
Diluted	$14,128			$10,189			$(1,070)

Weighted average shares outstanding:
Basic	46,717,359			46,717,359			46,717,359
Diluted	48,368,365			48,368,365			46,717,359

Net income (loss) available to common stockholders per common share:
Basic	$0.30			$0.22		(s)	$(0.02)
Diluted	$0.29			$0.21		(s)	$(0.02)

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

HIGHER ONE HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Planned asset sale of the Business and completed asset sale of the Campus Labs business

On December 15, 2015, Higher One and HOI entered into an Asset Purchase Agreement with Buyer under which Buyer agreed to purchase substantially all of the assets and assume certain of the liabilities of the Business. Certain assets and liabilities of the Business will not be included with the sale of the Business, including cash (and restricted cash) balances, deferred tax assets and the accrual for potential customer restitution. The accrual for customer restitution was $30.6 million as of September 30, 2015. Buyer is a current bank partner of HOI. The Business facilitates the distribution of financial aid and other refunds to students through an ACH transfer to any bank account, via paper check or through a direct deposit to a OneAccount, an FDIC-insured deposit account serviced by HOI and provided by our bank partners.

Under the terms of the Asset Purchase Agreement, Buyer agreed to acquire the Business for an aggregate purchase price of $37.0 million, payable as follows (x) $17.0 million on the closing date and (y) $10.0 million on each of the first two anniversaries of such date.

In addition, on October 14, 2015, HOI entered into an Asset Purchase Agreement (the “Campus Labs Asset Purchase Agreement”) with CL NewCo, Inc. (“NewCo”), an affiliate of Leeds Equity Partners, for the sale of substantially all of the assets of HOI’s data analytics business, referred to as Campus Labs, as disclosed in the Current Report on Form 8-K filed with the SEC on October 19, 2015. On November 25, 2015, HOI completed the sale of the Campus Labs business to NewCo. Pursuant to the terms of the Campus Labs Asset Purchase Agreement, the parties agreed upon a purchase price of $91.0 million, subject to adjustment to reflect changes in certain working capital items prior to the closing. At the closing, the purchase price was reduced by $4.0 million to reflect estimated closing date net working capital.

At the time of closing of the Campus Labs sale, (1) HOI received total cash consideration of approximately $55.2 million, (2) NewCo paid $30 million on HOI’s behalf to reduce the amount outstanding under HOI’s credit facility, and (3) NewCo placed $1.9 million into an escrow account for potential indemnification claims and a future working capital adjustment.

Following the sale of both of the Campus Labs business and the Business, HOI will continue to operate its remaining Payments business which enables higher education institutions to accept online payments, automate certain billing and processing functions and offer tuition payment plans. In addition, HOI will also be responsible for providing certain transition services to Buyer for a period of up to 12 months after the closing of the Asset Sale pursuant to the terms of the Transition Services Agreement, for which it will receive $5.0 million (subject to adjustment as set forth in the Transition Services Agreement). Our receipt of $5.0 million for transition services has been excluded from the pro forma condensed consolidated statements of operations because it is non-recurring in nature.

2.	Unaudited pro forma adjustments (in thousands)

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations.

(a)

Proceeds from sale of Campus Labs of $91,000, less working capital adjustment of $3,973, less $30,000 which was paid directly to our lenders by the buyer to reduce the amount outstanding under our credit facility, less $1,865 which was deposited into escrow (reflected as an addition to other current assets) and net of transaction related expenses of $3,955

(b)	Elimination of assets and liabilities attributable to the Campus Labs business

(c)

Paydown of credit facility ($30,000) required in connection with credit facility amendment to allow for sale of the Campus Labs business and an associated reduction in our deferred financing costs of $1,875 as a result of the reduction in borrowing capacity from the credit facility amendment

(d)	The following amounts comprise the adjustment of accrued expenses:

Total accrued expenses associated with the Campus Labs business	$(457)
Taxes on gain of the Campus Labs business at the combined federal and state statutory rate of 38%	22,331
Tax effect of acceleration of stock-based compensation expense at the combined federal and state statutory rate of 38% (refer to (e) below)	(179)
Total adjustment of accrued expenses	$21,695

Taxes on gain of the Campus Labs business is based on an estimated gain on sale of $58,776.

(e)

Reflects the stock-based compensation expense related to acceleration of unvested options to purchase shares of common stock of the Company and unvested restricted stock unit awards as a result of the termination of various employees of Higher One that supported the Campus Labs business

(f)	Gain on sale of the Campus Labs Business, net of tax, adjusted for the impact of the acceleration of the stock-based compensation expense (refer to (e) above)

Purchase price	$91,000
Less working capital and escrow adjustments	(5,838)
Less estimated transaction related expenses	(3,955)
Less payment to reduce amount outstanding under our credit facility	(30,000)
Net proceeds	51,207
Assets of the Campus Labs business	(37,082)
Liabilities of the Campus Labs business	12,776
Repayment of credit facility	30,000
Escrow balance receivable	1,865
Pre-tax gain on sale of the Campus Labs business	58,766
Taxes on gain of the Campus Labs business at the combined federal and state statutory rate of 38%	(22,331)
After-tax gain on sale of the Campus Labs business	36,435
Acceleration of stock-based compensation expense	(472)
Tax effect of acceleration of stock-based compensation expense at the combined federal and state statutory rate of 38%	179
Net impact on retained earnings	$36,142

(g)

Proceeds from sale of the Business of $17,000, net of transaction related expenses of $1,000. Cash related to the Business of $350 is not eliminated as that asset will not be acquired pursuant to the Asset Purchase Agreement.

(h)

Elimination of assets and liabilities included in the Asset Purchase Agreement and attributable to the Business. Current deferred tax assets of $11,027, other non-current deferred tax assets of $2,299 and non-current restricted cash of $1,501 are not eliminated as they represent assets that will not be acquired.

(i)

Deferred proceeds from sale of the Business totaling $19,274. Non-current receivable relates to payments of $10,000 to be received on each of the first two anniversary dates of the closing of the Asset Sale, which have been discounted at 2.5%. Less elimination of assets associated with the Business

Receivable related to deferred payments, discounted at 2.5%	$19,274
Elimination of deferred costs associated with the Disbursements and OneAccount business	(257)
Elimination of other assets associated with the Disbursements and OneAccount business	(114)
Total adjustment of other non-current assets	$18,903

(j)	The following amounts comprise the adjustment of accrued expenses:

Total accrued expenses associated with the Disbursements and OneAccount business	$(38,177)
Plus accrued expenses not eliminated as they represent liabilities that will not be assumed by Buyer	30,630
Plus tax on estimated gain on sale of business (refer to (l) below)	2,982
Less tax effect of acceleration of stock-based compensation expense (refer to (k) below)	(1,365)
Total adjustment of accrued expenses	$(5,930)

Each of the tax adjustments above are reflected at the combined federal and state statutory rate of 38%

(k)

Reflects the stock-based compensation expense related to Mr. McGuane’s automatic acceleration of unvested options to purchase shares of common stock of the Company and his unvested restricted stock unit awards as of his termination date, pursuant to the terms of the Severance Policy and assuming his employment by the Buyer

(l)	Gain on sale of the Business, net of tax, adjusted for the impact of the acceleration of the stock-based compensation expense (refer to (j) above)

Purchase price associated with sale of the Disbursements and OneAccount business	$37,000
Less discount associated with deferred payment of $10,000 per year, at 2.5%	(726)
Less estimated transaction expenses	(1,000)
Net proceeds	35,274
Assets of the Disbursements and OneAccount business	(37,832)
Liabilities of the Disbursements and OneAccount business	10,405
Pre-tax gain on sale of the Disbursements and OneAccount business	7,847
Taxes on gain of the Disbursements and OneAccount business at the combined federal and state statutory rate of 38%	(2,982)
After-tax gain on sale of the Disbursements and OneAccount business	4,865
Acceleration of stock-based compensation expense	(3,594)
Tax effect of acceleration of stock-based compensation expense at the combined federal and state statutory rate of 38%	1,365
Net impact on retained earnings	$2,636

(m)	Reflects the elimination of revenue, cost of revenue and operating expenses attributable to the Campus Labs business

(n)

Reflects the reduction of interest expense due to the use of proceeds from the sale of the Campus Labs business to repay $30,000 of the credit facility at the interest rate in effect for the period presented (3.8% for the nine months ended September 30, 2015 and 2.4% for the year ended December 31, 2014) and reduction of interest expense related to deferred financing costs as a result of the reduction in borrowing capacity from the credit facility amendment

(o)	Reflects the income tax effect of the pro-forma adjustments, using the historical combined federal and state statutory rate of 38%

(p)	Reflects the elimination of revenue, cost of revenue, operating expenses and other income attributable to the Business

(q)	Interest income related to the accretion of $10,000 to be received on each of the first two anniversary dates of the sale of the Business

(r)	Reflects the income tax effect of the pro-forma adjustments, using the historical combined federal and state statutory rate of 38%

(s)	The calculation of pro forma basic and diluted earnings per share for the respective periods presented is as follows:

	Nine Months Ended September 30,	Years Ended December 31,
	2015	2014	2013
Basic and diluted net earnings per share
Numerator:
Net earnings (loss) from continuing operations	$1,856	$2,303	$(1,070)
Denominator:
Weighted-average shares outstanding	47,605,164	47,209,780	46,717,359
Weighted-average shares outstanding with dilution	47,932,311	48,050,039	46,717,359
Basic earnings per share	$0.04	$0.05	$(0.02)
Diluted earnings per share	$0.04	$0.05	$(0.02)

Pro forma earnings per share is presented utilizing the pro forma calculated net earnings from continuing operations and computing against the originally disclosed weighted-average share calculation for both basic and diluted shares outstanding in the periods presented as such shares were calculated using the treasury method which assumed conversion of options and restricted share units. For the nine months ended September 30, 2015, adjustments have been made to the historical weighted-average shares outstanding used in the computation of diluted earnings per share to present pro forma net income after giving effect to the pro forma adjustments of the Asset Sales compared to our reported net loss.

The estimated gains on the Asset Sales have been included as an adjustment to retained earnings but have not been reflected in the pro forma statements of operations as the gains are non-recurring in nature. Furthermore, it is estimated that the Asset Sales will result in income taxes payable as described above; however such amounts are subject to further refinement and adjustment based on a more comprehensive tax analysis and review. Such income taxes payable are reflected as an adjustment in the pro forma condensed consolidated balance sheet as of September 30, 2015; however, such amount is not reflected in the pro forma statements of operations for any period presented as the charge is non-recurring.

Unaudited Combined Financial Statements for the Business as of December 31, 2014 and 2013 and for the Years Ended December 31, 2014 and 2013

HOI has prepared unaudited combined financial statements for the Business. The Unaudited Combined Statements of Operations and the Unaudited Combined Statements of Cash Flows were prepared for the fiscal years ended December 31, 2014 and 2013. The Unaudited Combined Balance Sheets were prepared as of December 31, 2014 and 2013.

The Disbursements and OneAccount Business

Unaudited Combined Balance Sheets

(In thousands of dollars)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$350	$350
Restricted cash	-	250
Accounts receivable	500	984
Income receivable	1,940	1,977
Deferred tax assets	3,378	6,035
Prepaid expenses and other current assets	4,106	2,750
Total current assets	10,274	12,346
Deferred costs	417	587
Fixed assets, net	6,902	7,488
Intangible assets, net	16,089	16,389
Goodwill	11,080	11,080
Other assets	234	248
Deferred tax assets, non-current	2,564	4,145
Restricted cash	1,500	1,250
Total assets	$49,060	$53,533

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,902	$1,907
Accrued expenses	15,899	20,953
Deferred revenue	1,686	1,601
Total current liabilities	19,487	24,461
Deferred revenue and other non-current liabilities	455	759
Total liabilities	19,942	25,220
Commitments and contingencies (Note 13)
Net parent investment	29,118	28,313
Total liabilities and net parent investment	$49,060	$53,533

The accompanying notes are an integral part of these combined financial statements.

The Disbursements and OneAccount Business

Unaudited Combined Statements of Operations

(In thousands of dollars)

	Year Ended December 31,
	2014	2013
Revenue:
Gross revenue	$136,720	$140,893
Less: allowance for customer restitution	(8,750)	-
Net revenue	127,970	140,893
Cost of revenue	61,540	57,410
Gross margin	66,430	83,483
Operating expenses:
Selling, general and administrative	47,766	45,969
Product development	2,036	2,553
Litigation settlement	-	16,320
Total operating expenses	49,802	64,842
Income before income taxes	16,628	18,641
Income tax expense	6,303	6,981
Net income	$10,325	$11,660

The accompanying notes are an integral part of these combined financial statements.

The Disbursements and OneAccount Business

Unaudited Statements of Changes in Net Parent Investment

(In thousands of dollars)

Balance at December 31, 2012	$22,178
Net income	11,660
Contribution of assets related to Campus Solutions acquisition	22,765
Net transfers to parent	(28,290)
Balance at December 31, 2013	28,313
Net income	10,325
Net transfers to parent	(9,520)
Balance at December 31, 2014	$29,118

The accompanying notes are an integral part of these combined financial statements.

The Disbursements and OneAccount Business

Unaudited Combined Statements of Cash Flows

(In thousands of dollars)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities
Net income	$10,325	$11,660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,583	2,851
Deferred income taxes	4,238	(5,249)
Loss on disposal of fixed assets	118	28
Changes in operating assets and liabilities:
Accounts receivable	484	(609)
Income receivable	37	419
Deferred costs	(308)	(381)
Prepaid expenses and other current assets	(1,356)	4,809
Other assets	14	(173)
Accounts payable	(5)	(118)
Accrued expenses	(5,054)	16,572
Deferred revenue	(219)	1,715
Net cash provided by operating activities	12,857	31,524
Cash flows from investing activities
Additions to internal use software	(1,965)	(2,179)
Purchases of fixed assets	(1,372)	(1,805)
Receipt of restricted cash	-	750
Net cash used in investing activities	(3,337)	(3,234)
Cash flows from financing activities
Intercompany activity and transfers, net	(9,520)	(28,290)
Net cash used in financing activities	(9,520)	(28,290)
Net change in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of period	350	350
Cash and cash equivalents at end of period	$350	$350

The accompanying notes are an integral part of these combined financial statements.

The Disbursements and OneAccount Business

Notes to Unaudited Combined Financial Statements

1.	The Business

Business Overview

The business to be sold consists of substantially all of the assets and liabilities exclusively related to or used in connection with the Business. The Business includes the Refund Management® disbursement service, which is offered to higher education institution clients, and the OneAccount, an FDIC-insured online checking account that is offered to students, as well as faculty, staff and alumni.

2.	Basis of Presentation

The Unaudited Combined Financial Statements for the Business (the “Unaudited Combined Financial Statements”) reflect the historical financial position, results of operations and cash flows of the Business for the periods presented and includes only the assets, liabilities and operating activity of the Business. The carrying value of those assets less the carrying value of those liabilities on each of the balance sheet dates represents the Company’s net investment in the Business at that date. The historical financial statements have been derived from the consolidated financial statements of the Company, and include the revenue, costs of revenue, operating and other expenses associated with the Business. We have made assumptions and allocations to depict the Business on a stand-alone basis for the periods presented. As a result, the combined financial statements may not be indicative of the financial position, results of operations and cash flows that would have been presented if the Business had been a stand-alone entity.

The Business facilitates the distribution of financial aid and other refunds to students through an ACH transfer to any bank account, via paper check or through a direct deposit to a OneAccount, an optional FDIC-insured deposit account serviced by HOI and provided by our bank partners.   Due to existing functions and facilities shared among HOI’s other operating segments, certain operating expenses, including general corporate overhead, have been allocated to the Business. Where specific identification of expenses was not practicable, a reasonable method of allocation was applied to those expenses based on the underlying activity drivers as a basis of allocation, including management estimates of the proportion of shared employees’ time spent supporting the Business and the corresponding application of such percentages to compensation and other applicable shared costs. Management believes such allocations are reasonable; however, they may not be indicative of the actual results of the Business had it been operating as an independent company for the periods presented or the amounts that will be incurred in the future. See Note 3 for further information regarding general corporate overhead allocations.

Operating results for the years ended December 31, 2014 and 2013 are not necessarily indicative of the results that may be expected for any future period. In the opinion of management, the Unaudited Combined Financial Statements include all adjustments necessary to present fairly the financial position and operating results of the Business for the periods presented. The Asset Sale is subject to approval by Higher One’s stockholders and other closing conditions.

3.	Related Party Funding and Expense Allocation

The Company has a centralized cash management function which funds its business unit operations as needed. The Business has generally generated cash from its operating activities and has contributed to the cash flows of the Company. The amounts have been reported as a component of the change in net parent investment.

These statements reflect allocated general corporate expenses associated with centralized support functions including, but not limited to, corporate executive management, tax, accounting and finance, information technology, human resources and legal. The costs associated with these generally include all payroll and benefit costs as well as overhead costs related to the support functions. The Company also allocated costs associated with office facilities, corporate insurance coverage and medical, and other health plan costs for employees participating in the Company’s sponsored plans.

All such amounts have been deemed to have been contributed to the Business in the period in which the costs were recorded.

The Business was allocated $20.9 million and $21.1 million for the years ended December 31, 2014 and 2013, respectively, of general corporate expenses incurred by Higher One which are included within selling, general and administrative expenses in the Unaudited Combined Statements of Operations.

4.	Summary of Significant Accounting Policies

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates include those related to the contingent liabilities, valuation of deferred taxes, provision for operational losses, valuation of acquired intangible assets and assumptions used in the valuation of stock options. Actual results could differ from these estimates.

Cash and Cash Equivalents – We consider all short-term, highly-liquid investments, with an original maturity of three months or less, to be cash equivalents. Cash equivalents are recorded at cost which approximates their fair value.

Accounts Receivable – Accounts receivable are recorded at face amounts less an allowance for doubtful accounts. We evaluate our accounts receivable and establish the allowance for doubtful accounts based on historical experience, analysis of past due accounts and other current available information.

Concentration of Credit Risk – Our potential concentration of credit risk consists primarily of trade accounts receivable from university clients. For the years ended December 31, 2014 and 2013, no university client individually accounted for more than 10% of trade accounts receivable or revenue.

Fixed and Intangible Assets – Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets.  Intangible assets are amortized using an estimate of the pattern in which the intangible asset’s benefits are utilized, or the straight-line method if such a pattern cannot be determined. We evaluate the recoverability of our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of a long-lived asset to the sum of undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the difference between fair value of the asset compared to its carrying amount.

Capitalized Software – Computer software development costs incurred in the preliminary project stage for software to be used for internal use are expensed as incurred until the capitalization criteria have been met. The criteria for capitalization is defined as the point at which the preliminary project stage is complete, we commit to funding the computer software project, it is probable that the project will be completed and the software will be used to perform the function intended. Capitalization ceases at the point that the computer software project is substantially complete and ready for its intended use. The capitalized costs are amortized using the straight-line method over the estimated economic life of the software, generally three years.

Revenue Recognition and Deferred Revenue – The Business derives revenues from the delivery of services to higher education institution clients and their constituents such as students, faculty, staff and alumni. Revenues are recognized when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable and collectability is reasonably assured. We enter into long-term (generally three- or five-year initial term) contracts with higher education institutions to provide refund management disbursement services. Deferred revenue consists of amounts billed to or received from clients prior to the performance of services. During 2014, we recorded an allowance for customer restitution which is recorded as a reduction of revenue. See Note 13 for further information.

Account revenue is generated from deposit accounts opened and funded by students and other members of the campus community. We earn fees for services based on a fee schedule, including interchange fees charged to merchants, ATM fees, non-sufficient funds fees and other fees. Revenue on such transactions is recognized when the banking transaction is completed.

Revenue from higher education institution clients is generated from fees charged for the services they purchase from us. For Refund Management disbursement services, clients are charged an annual fee and/or per-transaction fees for certain transactions. The annual fee is recognized ratably over the period of service and the transaction fees are recognized when the transaction is completed.

Cost of Revenue – Cost of revenue consists primarily of data processing expenses, interchange expenses related to ATM transactions, uncollectible fees and customer service expenses. We incur set-up and other direct costs of implementation at the outset of certain contracts that are comprised primarily of employee labor costs. These costs are incremental and directly related to a contract.  The costs are thus deferred and amortized to cost of revenue over the expected term of the contract, which is generally three to five years. In instances where a client terminates its contract before the end of the expected term of the contract, we modify the amortization period of the deferred costs of the related contract to equal the remaining period of time until termination of the service. See Note 6 for further information.

Stock-based Compensation – We measure and recognize compensation expense for share-based awards that are provided to those employees that directly and exclusively work for the benefit of the Business. Stock-based compensation expense is based on the estimated fair value on the date of grant. The Company issues new shares upon the exercise of outstanding stock options. We estimate fair value of each option using the Black-Scholes option-pricing model with the following assumptions for stock options granted during the years ended December 31, 2014 and 2013:

	2014	2013
Expected term	6.3 years	6.3 years
Expected volatility	53.7%	50.3%	-	51.3%
Risk-free rate	2.0%	1.1%	-	2.1%
Expected dividends	None	None

Expected term is the period of time that the equity grants are expected to remain outstanding. We calculate the expected life of the options using the “simplified method.” We use the simplified method, because the Company does not yet have sufficient historical exercise data as a publicly traded company to provide a reasonable basis to estimate the expected term. We use the midpoint between the end of the vesting period and the contractual life of the grant to estimate option exercise timing. The simplified method was applied for all options granted during 2014 and 2013.

Expected volatility is a measure of the amount by which a financial variable such as a share price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. We have based our estimated volatility both on the historical volatility of a peer group of publicly traded companies which includes companies that are in the same industry or are our competitors and our own historical volatility. We use a blended rate of our actual historical volatility and the historical volatility of a peer group, because we do not yet have sufficient historical share volatility to provide a reasonable basis to estimate our expected volatility for the entire expected term.

Risk-free rate is the average U.S. Treasury rate at the time of grant having a term that most closely approximates the expected term of the option.

Expected dividends have not been assumed, because we have never declared or paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future.

Restricted stock awards and units are stock awards which entitle the holder to receive shares of our common stock as the award vests over time. The fair value of each restricted stock award is estimated using the intrinsic value method which is based on the fair market value price on the date of grant. Compensation expense for restricted stock awards is recognized ratably over the vesting period on a straight-line basis.

Provision for OneAccount Losses – We have entered into agreements with third-party FDIC-insured banks to hold all deposit accounts of our accountholders. Although those deposit funds are held by the third-party banks, we are liable to the banks for any uncollectible accountholder overdrafts and any other losses due to fraud or theft. We provide reserves for our estimated overdraft liability and our estimated uncollectible fees to the third-party banks. The provision for these reserves is included within the cost of revenue on the accompanying consolidated financial statements. Such reserve is based upon an analysis of outstanding overdrafts and historical repayment rates. See Note 9 for further information. We also record an estimated liability for losses due to fraud or theft based on transactions that have been disputed by our accountholders but where such disputes have not been resolved as of the end of the reporting period based on our historical rate of loss on such transactions.

Income Taxes – For purposes of the stand-alone financial statements of the Business, income tax was calculated at statutory rates adjusted for applicable permanent differences, as if the Business was a separate taxpayer utilizing the “Separate Return Method”, even though it has been included in the consolidated tax return of the Company. Deferred tax assets and liabilities for the future tax consequences attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases are recognized and included in the accompanying Unaudited Combined Balance Sheets for the Business. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The realization of deferred tax assets is contingent upon the generation of future taxable income.

We utilize a more-likely-than-not recognition threshold, based on the technical merits of the tax position taken, when we consider the need for a provision related to an uncertain tax provision. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of the tax benefits, determined on a cumulative probability basis, which is more likely than not to be realized upon ultimate settlement in the financial statements. We recognize interest and penalties related to income tax matters in income tax expense.

Historically, since the Business has been included in the consolidated tax return of Higher One, it has not determined its federal and state net operating loss carryforward balances in the past. Therefore, the net operating loss carryforward balances (and corresponding deferred tax assets) at December 31, 2014 and 2013 cannot be reasonably determined for the Business and, as a result, are not included in deferred tax assets.

The Company’s management believes that no federal net operating loss carryforward exists for the Business based on the cumulative financial reporting income generated between 2006 and 2014 that is greater than the financial reporting losses generated prior to 2006. The Company’s management also believes that certain state net operating losses may exist for the Business as a result of changes to various apportionment factors, in which case a valuation allowance associated with these net operating losses would be required if it is more likely than not that they would not be utilized in the future.

Segment Information – The Business is one business segment that provides products and services to two distinct, but related, target markets, higher education institutions and their students. We do not accumulate discrete financial information with respect to separate product lines and we do not have separately reportable segments. All of our material identifiable assets and substantially all of our clients, customers and revenue are located in the United States.

Recent Accounting Pronouncements – There were no new accounting standards adopted during 2014 or 2013 which had a material impact on our consolidated financial position, results of operations or liquidity.

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue From Contracts With Customers (the “ASU”), that outlines a single model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The ASU is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. Entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. The ASU becomes effective for us at the beginning of our 2017 fiscal year; early adoption is not permitted. We are currently assessing the impact that this standard will have on our consolidated financial statements.

5.	Restricted Cash

During the year ended December 31, 2013 and prior, we deposited various amounts of cash with our bank partners in connection with the deposit processing services that they provide to us. The amounts are reflected in both current and non-current portions of restricted cash as of December 31, 2014 and 2013.

6.	Deferred Costs

Deferred costs consist of the following:

	December 31,
	2014	2013
Deferred implementation costs	$5,374	$5,066
Less: Accumulated amortization	(4,957)	(4,479)
	$417	$587

For the years ended December 31, 2014 and 2013, we deferred $0.3 million and $0.4 million respectively, of such costs. Amortization of deferred implementation costs, which is charged to cost of revenue, for the years ended December 31, 2014 and 2013 was $0.5 million and $0.4 million, respectively.

7.	Fixed Assets

Fixed assets consist of the following:

		December 31,
	Estimated Useful Life (in years)	2014	2013

Computers and software	3 – 10	$1,748	$1,036
Equipment	7	10,691	9,911
Assets under construction		391	940
		12,830	11,887
Less: Accumulated depreciation		(5,928)	(4,399)
		$6,902	$7,488

Depreciation of fixed assets for the years ended December 31, 2014 and 2013 was $1.9 million and $1.6 million.

8.	Goodwill and Intangible Assets

Goodwill and intangible assets consist of the following:

		December 31,
	Weighted Average Amortization Period (in years)	2014	2013
Goodwill		$11,080	$11,080

Acquired technology	3	$214	$214
Internal use software	3	6,672	1,328
Contracts and customer lists	11	12,436	12,436
Covenants not to compete	5	536	536
Internal use software in development		794	4,554
		20,652	19,068
Less: Accumulated amortization		(4,563)	(2,679)
Intangible assets, net		$16,089	$16,389

Intangible assets from acquisitions are amortized over three to eleven years. Amortization expense related to intangible assets was approximately $1.9 million and $0.8 million for the years ended December 31, 2014 and 2013, respectively. Amortization related to completed technology is expensed to cost of revenues, while amortization of other intangibles is expensed to general and administrative and sales and marketing expenses.

Total estimated amortization expense, related to intangible assets, for each of the next five years, as of December 31, 2014, is expected to approximate:

2015	$3,167
2016	3,091
2017	2,356
2018	1,051
2019	1,051

9.	Provision for Operational Losses

Activity in the provision for operational losses for each of the last two years is as follows:

	December 31,
	2014	2013
Prepayment of operational losses, beginning	$910	$4,463
Provision for operational losses	(4,530)	(5,843)
Payments to third party for losses, net of recoveries	4,395	2,290
Prepayment of operational losses, ending	$775	$910

The balance as of December 31, 2014 and 2013 is included within prepaid expenses and other current assets on the accompanying balance sheet.

10.	Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2014	2013
Litigation settlement and related costs	$9,129	$16,310
Bank and payment processing expenses	2,315	963
Data processing	2,009	1,889
Other	2,446	1,791
	$15,899	$20,953

11.	Stock Based Compensation

Higher One sponsors two equity incentive compensation plans, under which it issues equity-based awards to employees and directors. The stock-based compensation expense included in the Unaudited Combined Financial Statements represents the portion of Higher One’s total stock-based compensation expense attributed to those employees directly and exclusively supporting the Business. Options vest over periods of up to five years, with the majority vesting as follows: one-fifth of the granted options vest one year from the date of grant; the remaining four-fifths vest at a rate of 1/48 per month over the remaining four years of the vesting period. We primarily grant incentive stock options, but occasionally grant nonqualified stock options to key members of management.

A summary of stock option and restricted stock activity under our stock plans for the years ended December 31, 2014 and 2013, and changes during the years then ended are as follows:

	Stock Options		Restricted Stock
	Shares	Weighted Average Exercise Price	Shares		Weighted Average Grant Stock Price
Outstanding at December 31, 2012	1,073,161	$6.47	-		$-
Granted	72,500	10.28	-		-
Exercised	(380,237)	1.60	-		-
Forfeited / Canceled	(79,701)	13.75	-		-
Outstanding at December 31, 2013	685,723	8.73	-		-
Granted	10,000	3.64	139,060		4.13
Exercised	(62,276)	0.80	(1,250)	(1)	8.00
Forfeited / Canceled	(140,761)	12.10	-		-
Outstanding at December 31, 2014	492,686	$8.67	137,810		$4.10

Intrinsic value
Shares outstanding	$359		$580
Shares vested	$353

(1) - Represents restricted stock vested

The weighted-average grant-date fair value of options granted during the years ended December 31, 2014 and 2013 was $1.94 and $5.08, respectively. The weighted-average grant-date fair value of options vested during the years ended December 31, 2014 and 2013 was $7.44 and $5.99, respectively. The total grant-date fair value of options vested during the years ended December 31, 2014 and 2013 was $0.4 million and $0.6 million, respectively. The weighted-average grant-date fair value of options forfeited in 2014 and 2013 was $6.18 and $7.10.

The following table summarizes information about stock options outstanding at December 31, 2014:

Options Outstanding and Expected to Vest			Options Exercisable
Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

492,686	4.9	$8.67	409,438	4.4	$7.97

The total intrinsic value, the amount by which the stock price exceeds the exercise price of the option on the date of exercise, of stock options exercised for the years ended December 31, 2014 and 2013 was $0.2 million and $3.1 million, respectively. As of December 31, 2014, the total compensation cost related to non-vested options and restricted stock not yet recognized in the consolidated financial statements is approximately $1.1 million, net of estimated forfeitures. The total income tax benefits recognized in the consolidated statements of operations related to stock options for the year ended December 31, 2013 was approximately $0.1 million.

12.	Income Taxes

The components of income tax expense for the years ended December 31, 2014 and 2013, were as follows:

	2014	2013
Current income tax expense
Federal	$1,922	$11,253
State and local	178	977
Total	2,100	12,230

Deferred income tax expense (benefit)
Federal	3,976	(4,965)
State and local	227	(284)
Total	4,203	(5,249)
Income tax expense	$6,303	$6,981

The reconciliation of expected income tax expense at the statutory federal income tax rate to the effective income tax rate is as follows:

	2014	2013
Expected federal income tax expense	$5,653	$6,524
Stock-based compensation	126	128
Permanent items	52	46
State tax expense, net of federal tax effect	345	353
Other	127	(70)
	$6,303	$6,981

Deferred tax assets (liabilities) reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of net deferred tax (liabilities) assets are as follows:

	December 31,
	2014		2013
	Deferred Tax Assets	Deferred Tax Liabilities	Deferred Tax Assets	Deferred Tax Liabilities

Class action settlement and restitution accrued expense	$3,378	$-	$6,035	$-
Intangible assets	5,403	-	6,151	-
Fixed assets	-	(2,927)	-	(2,074)
Other	88	-	68	-
Total	$8,869	$(2,927)	$12,254	$(2,074)

The Company’s management believes that it is more likely than not that the future results of the operations of the Business would generate sufficient taxable income to realize the tax benefits related to its deferred tax assets. Therefore, the Business does not have a valuation allowance to offset the expected benefits from realization of the net deferred tax assets. Current income taxes payable amounts are treated as an intercompany equity transaction and included as part of the net parent investment in the accompanying Unaudited Combined Balance Sheets.

The Company’s management has not identified any material uncertain tax positions for the Business. In addition, the Business has not recorded interest or penalties in the financial statements.

13.	Commitments and Contingencies

Operating Leases, Purchase Obligations and Other Commitments

We have certain purchase obligations which include minimum amounts committed for contracts for services through 2017. The minimum payments due for these services are as follows:

2015	$2,817
2016	2,919
2017	2,492
Total	$8,228

Department of Education

In early 2014, the Department of Education formed a negotiated rulemaking committee to discuss and work toward revising existing regulations to potentially address, among other things, consumer safeguards regarding debit and prepaid cards associated with Title IV Cash Management, marketing of financial products by institutions and their preferred banks or contractors, ATM access and availability, revenue sharing arrangements, and the potential for a government-sponsored debit or prepaid card solution. Final rules relating to Title IV Cash Management were published in the Federal Register on October 30, 2015. The Final Rules included, among others, provisions related to (i) restrictions on the ability of higher education institutions and third party servicers like the Company to market financial products to students including, but not limited to, sending unsolicited debit cards to students, (ii) prohibitions on the assessment of certain types of account fees on student accountholders and (iii) requirements related to ATM access for student accountholders that would become effective as of July 1, 2016.

Regulatory Examinations and Other Matters

On May 9, 2014, the Federal Reserve Banks of Chicago (the responsible Reserve Bank for a former bank partner) (the “Chicago Reserve Bank”) and Philadelphia (the responsible Reserve Bank for a current bank partner) (the “Philadelphia Reserve Bank” and together with the Chicago Reserve Bank, the “Reserve Banks”) notified us that the staff of the Board of Governors of the Federal Reserve System (the “Board of Governors”) intended to recommend that the Board of Governors seek an administrative order against us with respect to asserted violations of the Federal Trade Commission Act. The cited violations relate to our activities with both a former and current bank partner and our marketing and disclosure practices related to the process by which students may select the OneAccount option for financial aid refund. On September 24, 2015, the staff of the Board of Governors provided a revised notification to us with respect to those asserted violations of the Federal Trade Commission Act.

In April 2015, the San Francisco Regional Office of the FDIC (the responsible Regional Office for a current bank partner) notified us it was prepared to recommend to the Director of the Division of Depositor and Consumer Protection that administrative enforcement action be taken against us for alleged violations of the Federal Trade Commission Act principally relating to our marketing and enrollment practices related to the OneAccount.  We have responded to the FDIC’s notification and we believe that these allegations are similar and related to the Federal Reserve Board allegations previously disclosed and discussed above. On September 24, 2015, the San Francisco Regional Office of the FDIC provided a revised notification to us regarding those alleged violations of the Federal Trade Commission Act.

During the year ended December 31, 2014, we recorded a liability of $8.75 million related to these matters. The liability, which continued to be recorded at $8.75 million through June 30, 2015, reflected the minimum amount we expected to pay related to these matters. During the three months ended September 30, 2015, we recorded an additional charge of $21.9 million related to these matters, bringing the total liability to $30.6 million, as a result of an updated assessment of the minimum amount we expect to pay related to these matters. Each of these amounts is shown as an allowance for customer restitution on our consolidated statement of operations in the period in which the charge was incurred and is related to our disbursements segment. The total liability of $30.6 million is recorded within accrued expenses on our consolidated balance sheets as of September 30, 2015. The liability recorded at September 30, 2015, reflected the minimum amount we expected to pay related to these matters.

On December 23, 2015, the Board of Governors issued us an Order to Cease and Desist and Order of Assessment of Civil Money Penalty Issued Upon Consent Pursuant to the Federal Deposit Insurance Act, as Amended (“Fed Order”), related to the matter described above. Pursuant to the terms of the Fed Order, we are required to, among other things: (1) continue to take all action necessary to correct all violations previously cited by the Board of Governors and prevent the recurrence of similar violations; (2) submit to the Philadelphia Reserve Bank an acceptable written plan to enhance the consumer compliance risk management program to ensure that our marketing, processing, and servicing of student financial aid-related deposit or loan products or services comply with all consumer protection laws and regulations; (3) deposit $24.0 million into a qualified settlement fund for purposes of providing restitution of certain OneAccount fees to consumers, as provided by the Fed Order, and submit to the Philadelphia Reserve Bank an acceptable written plan to provide for the restitution; and (4) pay a civil money penalty of $2.2 million.

Also on December 23, 2015, the FDIC issued us a Consent Order, Order for Restitution and Order to Pay Civil Money Penalty (“FDIC Order”) related to the FDIC matter described above. Pursuant to the terms of the FDIC Order, we are required to, among other things: (1) continue to correct and eliminate all violations of law previously cited by the FDIC and prevent the recurrence of similar violations; (2) review our compliance management system as it relates to our student financial aid-related deposit or loan products and revise, develop and/or implement changes as necessary to ensure such products and services comply with all applicable consumer protection laws; (3) deposit $31.0 million into a segregated deposit account for the purpose of providing restitution of certain OneAccount fees to consumers, as provided by the FDIC Order; and submit to the Regional Director of the FDIC for non-objection a plan to provide restitution; and (4) pay a civil money penalty of $2.2 million. Concurrent to HOI entering this FDIC Order, the FDIC lifted a prior consent order from August 7, 2012.

As a result of the FDIC Order and Fed Order, we expect to record a total charge of approximately $50.7 million during the year ended December 31, 2015, representing the difference between the total amount of restitution and civil money penalties of $59.4 million and the amount accrued as of December 31, 2014 of $8.75 million. Of the total charge of approximately $50.7 million, we recorded $21.9 million during the nine months ended September 30, 2015.

 In July 2014, we received a civil investigative demand from the Office of the Attorney General of the Commonwealth of Massachusetts (the “Massachusetts Attorney General”) pursuant to the Commonwealth’s Consumer Protection Act. The Massachusetts Attorney General has informed us that its investigation relates to our debt collection practices. We have provided information requested by the civil investigative demand, which included information and records about us and certain of our business practices, particularly as they relate to Massachusetts residents, institutions of higher education and students. We cannot predict whether we will become subject to any other action by the Massachusetts Attorney General or any other state agencies.

Consumer Class Action

Higher One and HOI were defendants in a series of putative class action lawsuits filed in 2012. The Judicial Panel on Multidistrict Litigation transferred all of these cases to the District of Connecticut for coordinated or consolidated pretrial proceedings. The proceedings are referred to as the “In re Higher One OneAccount Marketing and Sales Practices Litigation” or the MDL. Plaintiffs filed a consolidated amended complaint in the MDL that generally alleged, among other things, violations of state consumer protection statutes (predicated, in part, on alleged violations of rules of the federal Department of Education and violations of the federal Electronic Funds Transfer Act) and various common law claims.

In October 2013, we reached an agreement in principle on the key terms of a settlement that would resolve all of the above class action litigation that was filed against us in 2012. In February 2014, we executed a settlement agreement, the terms of which included a payment of $15.0 million to a settlement fund, an agreement to pay the cost of notice to the class, and an agreement to make and/or maintain certain practice changes. We made the payment of $15.0 million to the settlement fund in February 2014. On December 15, 2014, the Court granted final approval of the settlement. No appeals of the judgment were filed, and the settlement has now become final.

During the year ended December 31, 2013, we recorded an accrual of $16.3 million to reflect the estimated cost of the resolution, inclusive of additional legal and other administrative costs, based on the agreement in principle. This estimate is not materially different than our current cost estimate based on the final, approved settlement agreement.

TouchNet

In February 2009 and September 2010, HOI filed two separate complaints against TouchNet Information Systems, Inc., (“TouchNet”), in the United States District Court for the District of Connecticut alleging patent infringement related to TouchNet’s offering for sale and sales of its “eRefund” product in violation of two of our patents. In the complaints, we sought judgments that TouchNet has infringed two of our patents, a judgment that TouchNet pay damages and interest on damages to compensate us for infringement, an award of our costs in connection with these actions and an injunction barring TouchNet from further infringing our patents. TouchNet answered the complaint and asserted a number of defenses and counterclaims, including that it does not infringe our patent, that our patent is invalid or unenforceable and certain allegations of unfair competition and state and federal antitrust violations. In addition, TouchNet’s counterclaims sought dismissal of our claims with prejudice, declaratory judgment that TouchNet does not infringe our patent and that our patent is invalid or unenforceable, as well as an award of fees and costs related to the action, and an injunction permanently enjoining us from suing TouchNet regarding infringement of our patent.

On June 29, 2015, we entered into an agreement with TouchNet, and its successor company Heartland Payment Systems, which resolved our complaints against TouchNet and their counterclaim against us. Pursuant to the terms of the agreement: (i) we were paid $1.1 million, (ii) we provided TouchNet and Heartland Payment Systems a license to use the patents described above, and (iii) both we and TouchNet agreed to dismiss each of our complaints against one another. We recorded the $1.1 million due from TouchNet as other income during the nine months ended September 30, 2015.

Securities Class Action

On May 27, 2014, a putative class action captioned Brian Perez v. Higher One Holdings, Inc., No. 3:14-cv-755-AWT, was filed by Higher One stockholder Brian Perez in the United States District Court for the District of Connecticut. On December 17, 2014, Mr. Perez was appointed lead plaintiff. On January 20, 2015, Mr. Perez filed an amended complaint. Higher One former stockholder Robert Lee was added as a named plaintiff in the amended complaint. Higher One and certain current and former employees and Board members have been named as defendants. Mr. Perez and Mr. Lee generally allege that Higher One and the other named defendants made certain misrepresentations in public filings and other public statements in violation of the federal securities laws and seek an unspecified amount of damages. Mr. Perez and Mr. Lee seek to represent a class of any person who purchased Higher One securities between August 7, 2012 and August 6, 2014. All defendants have moved to dismiss the complaint. In response, plaintiffs have filed an opposition brief opposing dismissal. Higher One intends to vigorously defend itself against these allegations. Higher One is currently unable to predict the outcome of this lawsuit and therefore cannot determine the likelihood of loss nor estimate a range of possible loss.

Derivative Actions

On March 6, 2015, Higher One stockholder Jason Sabel filed a derivative action in the United States District Court for the District of Connecticut captioned Jason Sabel, derivatively on behalf of Higher One Holdings, Inc. v. Sheinbaum, et al., No. 13:15-cv-00346, against certain of Higher One’s directors and executive officers and Higher One as a nominal defendant. Mr. Sabel is seeking to remedy alleged breaches of certain fiduciary duties by named directors and executive officers that allegedly occurred from approximately February 2014 to the date of the filing. This action relates to the allegations in Perez v. Higher One Holdings, Inc., the securities class action described above. On April 17, 2015, the parties filed a joint motion to stay the action pending the outcome of the motion to dismiss the securities class action. On May 5, 2015, Higher One shareholder Bobby Clay filed a derivative action in the United States District Court for the District of Connecticut captioned Bobby Clay, derivatively on behalf of Higher One Holdings, Inc. v. Sheinbaum, et al., No. 3:15-cv-00666, against certain of Higher One’s directors and executive officers and Higher One as a nominal defendant. Mr. Clay’s allegations are substantively the same as those in the Sabel case. On July 29, 2015, the cases were consolidated and a motion to stay was granted. Higher One is currently unable to predict the outcome of the Sabel and Clay lawsuits.

14.	Subsequent Events

Sale of Business

On December 15, 2015, we entered into an Asset Purchase Agreement with Buyer under which Buyer agreed to purchase substantially all of the assets and assume certain of the liabilities of the Business. Buyer is a current bank partner of HOI. The Business facilitates the distribution of financial aid and other refunds to students through an ACH transfer to any bank account, via paper check or through a direct deposit to a OneAccount, an optional FDIC-insured deposit account serviced by HOI and provided by our bank partners.

Under the terms of the Asset Purchase Agreement, Buyer agreed to acquire the Business for an aggregate purchase price of $37 million, payable as follows (x) $17 million on the closing date and (y) $10 million on each of the first two anniversaries of such date. The Asset Purchase Agreement also includes possible incentive payments during each of the three (3) years beginning in 2017; in the event the annual gross revenue generated by the Business exceeds $75 million, HOI will receive thirty-five percent of any such excess.

The Asset Purchase Agreement includes customary representations, warranties, indemnities and covenants of the parties. The covenants include, among other things, a requirement that HOI will conduct the Business in the ordinary course before the closing, and a requirement that Higher One will prepare and file a proxy statement with the SEC and seek stockholder approval of the transactions contemplated by the Asset Purchase Agreement. HOI is also obligated to provide certain consulting services to Buyer with respect to the Business for a period of two years following the closing. In addition, HOI has agreed not to compete with Buyer in the full-service refund disbursement business, or to solicit Higher One employees offered employment by Buyer, for a period of four years following the closing.

Under the terms of the Asset Purchase Agreement, HOI is prohibited from soliciting or encouraging proposals with respect to alternative business combinations that relate only to the Business, but it may engage in discussions or negotiations relating to unsolicited proposals that may result in a superior proposal for such business. If the Asset Purchase Agreement is terminated in connection with HOI entering into an alternative agreement, HOI would be required to pay a termination fee of $1.5 million.

The Asset Purchase Agreement is subject to stockholder and creditor approval, the receipt of certain required third party consents, and other customary closing conditions. The parties intend to close the transaction during the second quarter of 2016, but the Asset Purchase Agreement may be terminated under certain specified circumstances, including if the transactions contemplated by the Asset Purchase Agreement are not consummated by July 1, 2016.

Labor Class Action

On December 28, 2015, former Higher One Machines, Inc. employee Patricia Hall filed a class action captioned Patricia Hall, individually, and on behalf of others similarly situated v. Higher One Machines, Inc., Higher One, Inc., and Higher One Holdings, Inc., No. 5:15-cv-00670-F, in the United States District Court for the Eastern District of North Carolina. Ms. Hall generally alleges that Higher One, Inc., and the other named defendants, willfully violated the Fair Labor Standards Act and the North Carolina Wage and Hour Act and breached her employment contract for failing to compensate her for her daily breaks and the time it took her to log-on to and sign-off from various databases and systems that she needed to access to perform the functions of her employment.

Ms. Hall seeks to represent a nationwide class and a North Carolina class of current and former hourly home-based customer care agents who worked for Higher One, Inc. at any time from 2012 through 2015. The defendants, including Higher One, Inc., were served with the complaint on January 19, 2016, and the defendants intend to respond to the complaint in a timely manner. We are unable to predict the outcome of this lawsuit and therefore cannot determine the likelihood of loss nor estimate a range of possible loss.

Unaudited Condensed Combined Financial Statements for the Business as of September 30, 2015 and December 31, 2014 and for the Nine Months Ended September 30, 2015 and 2014

HOI has prepared unaudited condensed combined financial statements for the Business. The Unaudited Condensed Combined Statements of Operations and the Unaudited Condensed Combined Statements of Cash Flows were prepared for the nine months ended September 30, 2015 and 2014. The Unaudited Condensed Combined Balance Sheets were prepared as of September 30, 2015 and December 30, 2014.

The Disbursements and OneAccount Business

Unaudited Condensed Combined Balance Sheets

(In thousands of dollars)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$350	$350
Accounts receivable	906	500
Income receivable	3,081	1,940
Deferred tax assets	11,027	3,378
Prepaid expenses and other current assets	2,056	4,106
Total current assets	17,420	10,274
Deferred costs	257	417
Fixed assets, net	6,090	6,902
Intangible assets, net	14,248	16,089
Goodwill	11,080	11,080
Other assets	114	234
Deferred tax assets, non-current	2,299	2,564
Restricted cash	1,501	1,500
Total assets	$53,009	$49,060

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$471	$1,902
Accrued expenses	38,177	15,899
Deferred revenue	2,157	1,686
Total current liabilities	40,805	19,487
Deferred revenue and other non-current liabilities	230	455
Total liabilities	41,035	19,942
Commitments and contingencies (Note 5)
Net parent investment	11,974	29,118
Total liabilities and net parent investment	$53,009	$49,060

The accompanying notes are an integral part of these condensed financial statements.

The Disbursements and OneAccount Business

Unaudited Condensed Combined Statements of Operations

(In thousands of dollars)

	Nine Months Ended September 30,
	2015	2014
Revenue:
Gross revenue	$92,930	$103,833
Less: allowance for customer restitution	(21,880)	(8,750)
Net revenue	71,050	95,083
Cost of revenue	45,298	46,118
Gross margin	25,752	48,965
Operating expenses:
Selling, general and administrative	39,024	35,699
Product development	2,024	1,553
Total operating expenses	41,048	37,252
Income (loss) from operations	(15,296)	11,713
Other income	1,125	-
Income (loss) before income taxes	(14,171)	11,713
Income tax expense (benefit)	(4,635)	4,378
Net income (loss)	$(9,536)	$7,335

The accompanying notes are an integral part of these condensed financial statements.

The Disbursements and OneAccount Business

Unaudited Condensed Combined Statements of Cash Flows

(In thousands of dollars)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net income (loss)	$(9,536)	$7,335
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,238	3,369
Deferred income taxes	(7,384)	3,852
Loss on disposal of fixed assets	118	90
Changes in operating assets and liabilities:
Accounts receivable	(406)	88
Income receivable	(1,141)	(1,334)
Deferred costs	(90)	(269)
Prepaid expenses and other current assets	2,050	(1,845)
Other assets	119	173
Accounts payable	(1,431)	(603)
Accrued expenses	22,278	(4,502)
Deferred revenue	246	171
Net cash provided by operating activities	10,061	6,525
Cash flows from investing activities
Additions to internal use software	(872)	(1,764)
Purchases of fixed assets	(1,581)	(1,243)
Net cash used in investing activities	(2,453)	(3,007)
Cash flows from financing activities
Intercompany activity and transfers, net	(7,608)	(3,518)
Net cash used in financing activities	(7,608)	(3,518)
Net change in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of period	350	350
Cash and cash equivalents at end of period	$350	$350

The accompanying notes are an integral part of these condensed financial statements.

The Disbursements and OneAccount Business

Notes to Unaudited Condensed Combined Financial Statements

1.	Business

Business Overview

The business to be sold consists of substantially all of the assets and liabilities primarily related to or used in connection with the Business. The Business includes the Refund Management® disbursement service, which is offered to higher education institution clients, and the OneAccount, an FDIC-insured online checking account that is offered to students, as well as faculty, staff and alumni.

2.	Basis of Presentation

The Unaudited Condensed Combined Financial Statements for the Business (the “Unaudited Condensed Combined Financial Statements”) reflect the historical financial position, results of operations and cash flows of the Business for the periods presented and includes only the assets, liabilities and operating activity of the Business. The carrying value of those assets less the carrying value of those liabilities on each of the balance sheet dates represents the Company’s net investment in the Business at that date. The historical financial statements have been derived from the consolidated financial statements of the Company, and include the revenue, costs of revenue, operating and other expenses associated with the Business. We have made assumptions and allocations to depict the Business on a stand-alone basis for the periods presented. As a result, the Unaudited Condensed Combined Financial Statements may not be indicative of the financial position, results of operations and cash flows that would have been presented if the Business had been a stand-alone entity.

The Business facilitates the distribution of financial aid and other refunds to students through an ACH transfer to any bank account, via paper check or through a direct deposit to a OneAccount, an optional FDIC-insured deposit account serviced by HOI and provided by our bank partners.   Due to existing functions and facilities shared among HOI’s other operating segments, certain operating expenses, including general corporate overhead, have been allocated to the Business. Where specific identification of expenses was not practicable, a reasonable method of allocation was applied to those expenses based on the underlying activity drivers as a basis of allocation, including management estimates of the proportion of shared employees’ time spent supporting the Business and the corresponding application of such percentages to compensation and other applicable shared costs. Management believes such allocations are reasonable; however, they may not be indicative of the actual results of the Business had it been operating as an independent company for the periods presented or the amounts that will be incurred in the future. See Note 3 for further information regarding general corporate overhead allocations.

Operating results for the nine month periods ended September 30, 2015 and 2014 are not necessarily indicative of the results that may be expected for any future period. In the opinion of management, the Unaudited Condensed Combined Financial Statements include all adjustments necessary to present fairly the financial position and operating results of the Business for the periods presented. The Asset Sale is subject to approval by Higher One’s stockholders and other closing conditions.

3.	Related Party Funding and Expense Allocation

The Company has a centralized cash management function which funds its business unit operations as needed. The Business has generally generated cash from its operating activities and has contributed to the cash flows of the Company. The amounts have been reported as a component of the change in net parent investment.

These statements reflect allocated general corporate expenses associated with centralized support functions including, but not limited to, corporate executive management, tax, accounting and finance, information technology, human resources and legal. The costs associated with these generally include all payroll and benefit costs as well as overhead costs related to the support functions. The Company also allocated costs associated with office facilities, corporate insurance coverage and medical, and other health plan costs for employees participating in the Company’s sponsored plans.

All such amounts have been deemed to have been contributed to the Business in the period in which the costs were recorded.

The Business was allocated $16.6 million and $15.2 million for the nine month periods ended September 30, 2015 and 2014, respectively, of general corporate expenses incurred by Higher One which are included within selling, general and administrative expenses in the Unaudited Condensed Combined Statements of Operations.

4.	Summary of Significant Accounting Policies

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates include those related to the contingent liabilities, valuation of deferred taxes, provision for operational losses, valuation of acquired intangible assets and assumptions used in the valuation of stock options. Actual results could differ from these estimates.

Income Taxes – The effective tax rates for the nine months ended September 30, 2015 and 2014 were 32.7% and 37.4%, respectively. Our effective tax rate decreased from the prior year primarily as a result of the allowance for customer restitution described in Note 5, which results in a pretax loss for the nine months ended September 30, 2015, the tax benefit on which is diminished by permanent differences between book and tax income.

Recent Accounting Pronouncements – There were no new accounting standards adopted during the nine months ended September 30, 2015 or during 2014 which had a material impact on our consolidated financial position, results of operations or liquidity.

In May 2014, the Financial Accounting Standards Board issued ASU, No. 2014-09, Revenue From Contracts With Customers, that outlines a single model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The ASU is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. Entities have the option of using either a full retrospective or a modified retrospective approach for the adoption of the new standard. The ASU becomes effective for us at the beginning of our 2017 fiscal year; early adoption is not permitted. We are currently assessing the impact that this standard will have on our consolidated financial statements.

5.	Commitments and Contingencies

From time to time we are subject to litigation relating to matters in the ordinary course of business, as well as regulatory examinations, information gathering requests, inquiries and investigations. In accordance with applicable accounting guidance, we establish a liability for a matter of the type described below if and when it presents loss contingencies that are both probable and reasonably estimable.

Department of Education

In early 2014, the Department of Education formed a negotiated rulemaking committee to discuss and work toward revising existing regulations to potentially address, among other things, consumer safeguards regarding debit and prepaid cards associated with Title IV Cash Management, marketing of financial products by institutions and their preferred banks or contractors, ATM access and availability, revenue sharing arrangements, and the potential for a government-sponsored debit or prepaid card solution. The Final Rules were published in the Federal Register on October 30, 2015. The Final Rules included, among others, provisions related to (i) restrictions on the ability of higher education institutions and third party servicers like the Company to market financial products to students including, but not limited to, sending unsolicited debit cards to students, (ii) prohibitions on the assessment of certain types of account fees on student accountholders and (iii) requirements related to ATM access for student accountholders that would become effective as of July 1, 2016.

 Regulatory Examinations and Other Matters

On May 9, 2014, the Reserve Bank of Chicago (the responsible Reserve Bank for a former bank partner) and the Reserve Bank of Philadelphia (the responsible Reserve Bank for a current bank partner) notified us that the staff of the Board of Governors intended to recommend that the Board of Governors seek an administrative order against us with respect to asserted violations of the Federal Trade Commission Act. The cited violations relate to our activities with both a former and current bank partner and our marketing and disclosure practices related to the process by which students may select the OneAccount option for financial aid refund. On September 24, 2015, the staff of the Board of Governors provided a revised notification to us with respect to those asserted violations of the Federal Trade Commission Act.

In April 2015, the San Francisco Regional Office of the FDIC (the responsible Regional Office for a current bank partner) notified us it was prepared to recommend to the Director of the Division of Depositor and Consumer Protection that administrative enforcement action be taken against us for alleged violations of the Federal Trade Commission Act principally relating to our marketing and enrollment practices related to the OneAccount.  We have responded to the FDIC’s notification and we believe that these allegations are similar and related to the Board of Governors allegations previously disclosed and discussed above. On September 24, 2015, the San Francisco Regional Office of the FDIC provided a revised notification to us regarding those alleged violations of the Federal Trade Commission Act.  Any such enforcement action could result in orders to pay restitution and civil money penalties and changes to certain of our business practices.

During the year ended December 31, 2014, we recorded a liability of $8.75 million related to these matters. The liability, which continued to be recorded at $8.75 million through June 30, 2015, reflected the minimum amount we expected to pay related to these matters. During the three months ended September 30, 2015, we recorded an additional charge of $21.9 million related to these matters, bringing the total liability to $30.6 million, as a result of an updated assessment of the minimum amount we expect to pay related to these matters. Each of these amounts is shown as an allowance for customer restitution on our consolidated statement of operations in the period in which the charge was incurred and is related to our disbursements segment. The total liability of $30.6 million is recorded within accrued expenses on our consolidated balance sheet as of September 30, 2015. The liability recorded at September 30, 2015, reflected the minimum amount we expected to pay related to these matters.

On December 23, 2015, the Board of Governors issued us the Fed Order, related to the matter described above. Pursuant to the terms of the Fed Order, we are required to, among other things: (1) continue to take all action necessary to correct all violations previously cited by the Board of Governors and prevent the recurrence of similar violations; (2) submit to the Philadelphia Reserve Bank an acceptable written plan to enhance the consumer compliance risk management program to ensure that our marketing, processing, and servicing of student financial aid-related deposit or loan products or services comply with all consumer protection laws and regulations; (3) deposit $24.0 million into a qualified settlement fund for purposes of providing restitution of certain OneAccount fees to consumers, as provided by the Fed Order, and submit to the Philadelphia Reserve Bank an acceptable written plan to provide for the restitution; and (4) pay a civil money penalty of $2.2 million.

Also on December 23, 2015, the FDIC issued us the FDIC Order related to the FDIC matter described above. Pursuant to the terms of the FDIC Order, we are required to, among other things: (1) continue to correct and eliminate all violations of law previously cited by the FDIC and prevent the recurrence of similar violations; (2) review our compliance management system as it relates to our student financial aid-related deposit or loan products and revise, develop and/or implement changes as necessary to ensure such products and services comply with all applicable consumer protection laws; (3) deposit $31.0 million into a segregated deposit account for the purpose of providing restitution of certain OneAccount fees to consumers, as provided by the FDIC Order; and submit to the Regional Director of the FDIC for non-objection a plan to provide restitution; and (4) pay a civil money penalty of $2.2 million. Concurrent to HOI entering this FDIC Order, the FDIC lifted a prior consent order from August 7, 2012.

As a result of the FDIC Order and Fed Order, we expect to record a total charge of approximately $50.7 million during the year ended December 31, 2015, representing the difference between the total amount of restitution and civil money penalties of $59.4 million and the amount accrued as of December 31, 2014 of $8.75 million. Of the total charge of approximately $50.7 million, we recorded $21.9 million during the nine months ended September 30, 2015.

In July 2014, we received a civil investigative demand from the Massachusetts Attorney General pursuant to the Commonwealth’s Consumer Protection Act. The Massachusetts Attorney General has informed us that its investigation relates to our debt collection practices. We have provided information requested by the civil investigative demand, which included information and records about us and certain of our business practices, particularly as they relate to Massachusetts residents, institutions of higher education and students. We cannot predict whether we will become subject to any other action by the Massachusetts Attorney General or any other state agencies.

Consumer Class Action

Higher One and HOI were defendants in a series of putative class action lawsuits filed in 2012. The Judicial Panel on Multidistrict Litigation transferred all of these cases to the District of Connecticut for coordinated or consolidated pretrial proceedings. The proceedings are referred to as the “In re Higher One OneAccount Marketing and Sales Practices Litigation” or the MDL. Plaintiffs filed a consolidated amended complaint in the MDL that generally alleged, among other things, violations of state consumer protection statutes (predicated, in part, on alleged violations of rules of the federal Department of Education and violations of the federal Electronic Funds Transfer Act) and various common law claims.

In October 2013, we reached an agreement in principle on the key terms of a settlement that would resolve all of the above class action litigation that was filed against us in 2012. In February 2014, we executed a settlement agreement, the terms of which included a payment of $15.0 million to a settlement fund, an agreement to pay the cost of notice to the class, and an agreement to make and/or maintain certain practice changes. We made the payment of $15.0 million to the settlement fund in February 2014. On December 15, 2014, the Court granted final approval of the settlement. No appeals of the judgment were filed, and the settlement has now become final.

During the year ended December 31, 2013, we recorded an accrual of $16.3 million to reflect the estimated cost of the resolution, inclusive of additional legal and other administrative costs, based on the agreement in principle. This estimate is not materially different than our current cost estimate based on the final, approved settlement agreement.

TouchNet

In February 2009 and September 2010, HOI filed two separate complaints against TouchNet in the United States District Court for the District of Connecticut alleging patent infringement related to TouchNet’s offering for sale and sales of its “eRefund” product in violation of two of our patents. In the complaints, we sought judgments that TouchNet has infringed two of our patents, a judgment that TouchNet pay damages and interest on damages to compensate us for infringement, an award of our costs in connection with these actions and an injunction barring TouchNet from further infringing our patents. TouchNet answered the complaint and asserted a number of defenses and counterclaims, including that it does not infringe our patent, that our patent is invalid or unenforceable and certain allegations of unfair competition and state and federal antitrust violations. In addition, TouchNet’s counterclaims sought dismissal of our claims with prejudice, declaratory judgment that TouchNet does not infringe our patent and that our patent is invalid or unenforceable, as well as an award of fees and costs related to the action, and an injunction permanently enjoining us from suing TouchNet regarding infringement of our patent.

On June 29, 2015, we entered into an agreement with TouchNet, and its successor company Heartland Payment Systems, which resolved our complaints against TouchNet and their counterclaim against us. Pursuant to the terms of the agreement: (i) we were paid $1.1 million, (ii) we provided TouchNet and Heartland Payment Systems a license to use the patents described above, and (iii) both we and TouchNet agreed to dismiss each of our complaints against one another. We recorded the $1.1 million due from TouchNet as other income during the nine months ended September 30, 2015.

Securities Class Action

On May 27, 2014, a putative class action captioned Brian Perez v. Higher One Holdings, Inc., No. 3:14-cv-755-AWT, was filed by Higher One stockholder Brian Perez in the United States District Court for the District of Connecticut. On December 17, 2014, Mr. Perez was appointed lead plaintiff. On January 20, 2015, Mr. Perez filed an amended complaint. Higher One former stockholder Robert Lee was added as a named plaintiff in the amended complaint. Higher One and certain current and former employees and Board members have been named as defendants. Mr. Perez and Mr. Lee generally allege that Higher One and the other named defendants made certain misrepresentations in public filings and other public statements in violation of the federal securities laws and seek an unspecified amount of damages. Mr. Perez and Mr. Lee seek to represent a class of any person who purchased Higher One securities between August 7, 2012 and August 6, 2014. All defendants have moved to dismiss the complaint. In response, plaintiffs have filed an opposition brief opposing dismissal. Higher One intends to vigorously defend itself against these allegations. Higher One is currently unable to predict the outcome of this lawsuit and therefore cannot determine the likelihood of loss nor estimate a range of possible loss.

Derivative Actions

On March 6, 2015, Higher One stockholder Jason Sabel filed a derivative action in the United States District Court for the District of Connecticut captioned Jason Sabel, derivatively on behalf of Higher One Holdings, Inc. v. Sheinbaum, et al., No. 13:15-cv-00346, against certain of Higher One’s directors and executive officers and Higher One as a nominal defendant. Mr. Sabel is seeking to remedy alleged breaches of certain fiduciary duties by named directors and executive officers that allegedly occurred from approximately February 2014 to the date of the filing. This action relates to the allegations in Perez v. Higher One Holdings, Inc., the securities class action described above. On April 17, 2015, the parties filed a joint motion to stay the action pending the outcome of the motion to dismiss the securities class action. On May 5, 2015, Higher One shareholder Bobby Clay filed a derivative action in the United States District Court for the District of Connecticut captioned Bobby Clay, derivatively on behalf of Higher One Holdings, Inc. v. Sheinbaum, et al., No. 3:15-cv-00666, against certain of Higher One’s directors and executive officers and Higher One as a nominal defendant. Mr. Clay’s allegations are substantively the same as those in the Sabel case. On July 29, 2015, the cases were consolidated and a motion to stay was granted. Higher One is currently unable to predict the outcome of the Sabel and Clay lawsuits.

6.	Restructuring Charge

In April 2015, we entered into an agreement with a third-party service provider to operate our customer care center in order to provide live-agent, chat and interactive voice response services for the Business. In connection with this agreement, we plan to reduce our employee workforce across our customer care department. We began the transition to the third-party service provider in July 2015 and expect to substantially complete the employee reduction by the first quarter of 2016. However, the timing of this transition and of certain employee reductions may vary.  We estimate we will recognize costs of up to $1.0 million during fiscal year 2015, consisting of severance and other employee-related benefits. Such costs are expected to be substantially accrued and paid through the end of the first quarter of 2016.

For the nine months ended September 30, 2015 we recognized restructuring charges of $0.6 million. The restructuring liability is included in accrued expenses as of September 30, 2015. The following table summarizes the activities associated with restructuring liabilities for the nine months ended September 30, 2015.

Severance and employee-related benefits
January 1, 2015 restructuring liability	$-
Restructuring charges incurred	574
Amounts paid	(63)
September 30, 2015 restructuring liability	$511

7.	Subsequent Events

Sale of Business

On December 15, 2015, we entered into an Asset Purchase Agreement with Buyer under which Buyer agreed to purchase substantially all of the assets and assume certain of the liabilities of the Business. Buyer is a current bank partner of HOI. The Business facilitates the distribution of financial aid and other refunds to students through an ACH transfer to any bank account, via paper check or through a direct deposit to a OneAccount, an optional FDIC-insured deposit account serviced by HOI and provided by our bank partners.

Under the terms of the Asset Purchase Agreement, Buyer agreed to acquire the Business for an aggregate purchase price of $37 million, payable as follows (x) $17 million on the closing date and (y) $10 million on each of the first two anniversaries of such date. The Asset Purchase Agreement also includes possible incentive payments during each of the three (3) years beginning in 2017; in the event the annual gross revenue generated by the Business exceeds $75 million, HOI will receive thirty-five percent of any such excess.

The Asset Purchase Agreement includes customary representations, warranties, indemnities and covenants of the parties. The covenants include, among other things, a requirement that HOI will conduct the Business in the ordinary course before the closing, and a requirement that Higher One will prepare and file a proxy statement with the SEC and seek stockholder approval of the transactions contemplated by the Asset Purchase Agreement. HOI is also obligated to provide certain consulting services to Buyer with respect to the Business for a period of two years following the closing. In addition, HOI has agreed not to compete with Buyer in the full-service refund disbursement business, or to solicit Higher One employees offered employment by Buyer, for a period of four years following the closing.

Under the terms of the Asset Purchase Agreement, HOI is prohibited from soliciting or encouraging proposals with respect to alternative business combinations that relate only to the Business, but it may engage in discussions or negotiations relating to unsolicited proposals that may result in a superior proposal for such business. If the Asset Purchase Agreement is terminated in connection with HOI entering into an alternative agreement, HOI would be required to pay a termination fee of $1.5 million.

The Asset Purchase Agreement is subject to stockholder and creditor approval, the receipt of certain required third party consents, and other customary closing conditions. The parties intend to close the transaction during the second quarter of 2016, but the Asset Purchase Agreement may be terminated under certain specified circumstances, including if the transactions contemplated by the Asset Purchase Agreement are not consummated by July 1, 2016.

Labor Class Action

On December 28, 2015, former Higher One Machines, Inc. employee Patricia Hall filed a class action captioned Patricia Hall, individually, and on behalf of others similarly situated v. Higher One Machines, Inc., Higher One, Inc., and Higher One Holdings, Inc., No. 5:15-cv-00670-F, in the United States District Court for the Eastern District of North Carolina. Ms. Hall generally alleges that Higher One, Inc., and the other named defendants, willfully violated the Fair Labor Standards Act and the North Carolina Wage and Hour Act and breached her employment contract for failing to compensate her for her daily breaks and the time it took her to log-on to and sign-off from various databases and systems that she needed to access to perform the functions of her employment.

Ms. Hall seeks to represent a nationwide class and a North Carolina class of current and former hourly home-based customer care agents who worked for Higher One, Inc. at any time from 2012 through 2015. The defendants, including Higher One, Inc. were served with the complaint on January 19, 2016, and the defendants intend to respond to the complaint in a timely manner. We are unable to predict the outcome of this lawsuit and therefore cannot determine the likelihood of loss nor estimate a range of possible loss.

PROPOSAL NO. 2: ADVISORY VOTE ON COMPENSATION RELATED TO THE ASSET SALE

The Non-Binding Advisory Compensation Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, certain compensation arrangements for our named executive officers to the extent related to the Asset Sale. Only one of our named executive officers, Mr. McGuane, may be eligible for any compensation based on or related to the Asset Sale. We have described this compensation and provided estimated amounts in the section of this Proxy Statement entitled “Interests of Certain Persons in the Asset Sale – Quantification of Potential Compensation Payments in Connection with the Asset Sale.”

We are asking our stockholders to indicate their approval of the various payments which our named executive officer will or may be eligible to receive in connection with the Asset Sale. These payments are set forth in the table entitled “Golden Parachute Compensation” on page 30 of this Proxy Statement and the accompanying footnotes. Accordingly, we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of Higher One approve, solely on an advisory, non-binding basis, the “golden parachute” compensation which may be paid to one of Higher One’s named executive officers in connection with the Asset Sale, as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled “Golden Parachute Compensation” in the section entitled “Interests of Certain Persons in the Asset Sale – Quantification of Potential Compensation Payments in Connection with the Asset Sale” in Higher One’s proxy statement for the Special Meeting.”

Stockholders should note that this non-binding proposal regarding certain Asset Sale-related executive compensation arrangements is merely an advisory vote which will not be binding on Higher One, our Board or Buyer. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Asset Sale is consummated, our named executive officer will be eligible to receive the various payments in accordance with the terms or conditions applicable to those payments.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING PROPOSAL REGARDING CERTAIN ASSET SALE-RELATED COMPENSATION ARRANGEMENTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 31, 2015 (unless otherwise indicated) regarding the beneficial ownership of our common stock by:

●	each person or group who is known by us to beneficially own more than 5% of our outstanding shares of common stock;

●	each of our named executive officers;

●	each of our current directors; and

●	all of our current executive officers and directors as a group.

“Beneficial ownership” for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. The information does not necessarily indicate beneficial ownership for any other purpose, including economic interest. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. For purposes of the calculations in the table below, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options or settlement of restricted stock units held by the respective person which may occur within 60 days after December 31, 2015. For purposes of calculating each person’s percentage ownership, shares of common stock issuable pursuant to settlement of restricted stock units or exercise of stock options exercisable within 60 days after December 31, 2015 are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Applicable percentage ownership is based on 48,008,477 shares of common stock outstanding on December 31, 2015.

Shares of Common Stock Beneficially Owned as of December 31, 2015

Name and Address of Beneficial Owner(1)	Number(2)		Percentage

5% Stockholders

Lightyear Capital	6,701,287	(3)	14.0%

Zilkha Partners L.P.	7,194,228	(4)	15.0%

Deccan Value Investors L.P.	4,441,730	(5)	9.3%

Named Executive Officers and Directors

Marc Sheinbaum	336,536	(6)	*

Christopher Wolf	60,997	(7)	*

Casey McGuane	246,675	(8)	*

Robert Reach	188,255	(9)	*

Thomas Anderson	78,329	(10)	*

Paul Biddelman	163,567	(11)	*

Samara Braunstein	97,419	(12)	*

Michael E. Collins	0		*

David Cromwell	197,840	(13)	*

Sheldon Goldfarb	0		*

Robert Hartheimer	113,767	(14)	*

Lowell Robinson	84,222	(15)	*

Mark Volchek	1,997,666	(16)	4.2%

All current executive officers and directors as a group (14 persons)	3,690,523	(6)(7)(8)(9) (10)(11)(12) (13)(14)(15) (16)(17)	7.5%

*	Less than one percent (1%)

(1)

The addresses for the listed beneficial owners are as follows: for Lightyear Capital, 9 West 57th Street, 31st Floor, New York, New York 10019; for Zilkha Partners L.P., 152 West 57th Street, 37th floor, New York, NY 10019, Deccan Value Investors L.P., One Fawcett Place, Greenwich, CT 06830; and for each director and executive officer, c/o Higher One Holdings, Inc., 115 Munson Street, New Haven, Connecticut 06511.

(2)	Includes options held by each shareholder, if any, that are currently exercisable or will become exercisable within 60 days of December 31, 2015.

(3)

Reference is hereby made to the Schedule 13G/A filed by Lightyear Fund II LP filed on February 2, 2015 for information about the number of shares held by such reporting person and the nature of its beneficial ownership. Includes 6,700,859 shares of common stock directly held by Lightyear Fund II, 35,695 shares of common stock held by Lightyear Co-Invest II. As the general partner of Lightyear Fund II, Lightyear Fund II GP may be deemed to share voting and/or dispositive power over such securities. As the general partner of Lightyear Fund II GP and Lightyear Co-Invest II, Lightyear Fund II GP Holdings may also be deemed to share voting and/or dispositive power over such securities. However, each of Lightyear Fund II GP and Lightyear Fund II GP Holdings disclaims beneficial ownership of the shares held by Lightyear Fund II and Lightyear Co-Invest. The managing member of Lightyear Fund II GP Holdings, LLC is LY Holdings, LLC, and Mr. Mark Vassallo is the managing member of LY Holdings, LLC. LY Holdings, LLC and Mr. Vassallo have separately filed a Schedule 13D reporting their beneficial ownership of shares of common stock, including beneficial ownership over the shares of common stock held by Lightyear Fund II and Lightyear Co-Invest II, which filing shall not be deemed an admission that either Mr. Vassallo or LY Holdings, LLC is the beneficial owner of such securities. Lightyear Capital’s beneficial ownership percentage was calculated using the total number of shares of common stock outstanding as of December 31, 2015.

(4)

Reference is hereby made to the Schedule 13D/A filed by Zilkha Partners L.P. filed on October 30, 2015 and the Form 4 filed by Zilkha Partners Special Opportunities, L.P. for information about the number of shares held by such reporting person and the nature of its beneficial ownership. Zilkha Partners L.P.’s beneficial ownership percentage was calculated using the total number of shares of common stock outstanding as of December 31, 2015.

(5)

Reference is hereby made to the Schedule 13G/A filed by Deccan Value Investors L.P. on February 13, 2015 for information about the number of shares held by such reporting person and the nature of its beneficial ownership. Deccan Value Investors L.P.’s beneficial ownership percentage was calculated using the total number of shares of common stock outstanding as of December 31, 2015.

(6)	Includes 253,204 shares of common stock, 83,332 options to purchase common stock exercisable within 60 days after December 31, 2015.

(7)	Includes 60,997 shares of common stock.

(8)	Includes 41,875 shares of common stock, 204,800 options to purchase common stock exercisable within 60 days after December 31, 2015.

(9)	Includes 13,276 shares of common stock, 174,979 options to purchase common stock exercisable within 60 days after December 31, 2015.

(10)

Includes 44,511 restricted stock units, each of which represents the right to receive one share of common stock at the time of termination from the Board other than for cause and 33,818 options to purchase common stock exercisable within 60 days after December 31, 2015.

(11)

Includes 40,090 restricted stock units, each of which represents the right to receive one share of common stock at the time of termination from the Board other than for cause and 123,477 options to purchase common stock exercisable within 60 days after December 31, 2015.

(12)

Includes 35,100 restricted stock units, each of which represents the right to receive one share of common stock at the time of termination from the Board other than for cause and 62,319 options to purchase common stock exercisable within 60 days after December 31, 2015.

(13)

Includes 34,273 shares of common stock held by Hillhouse Advisors, Inc., 28,800 options to purchase common stock exercisable within 60 days after December 31, 2015 held by Sachem Ventures, LLC, 94,677 options to purchase common stock exercisable within 60 days after December 31, 2015 held by David Cromwell and 40,090 restricted stock units held by David Cromwell, each of which represents the right to receive one share of common stock at the time of termination from the Board other than for cause. David Cromwell is the president of Hillhouse Advisors, Inc., which is the Managing Member of Sachem Ventures, LLC, and Mr. Cromwell controls the voting of shares held by Sachem Ventures, LLC and by Hillhouse Advisors, Inc. Mr. Cromwell may be deemed to be the beneficial owner of shares owned by Sachem Ventures, LLC. and Hillhouse Advisors, Inc.  Mr. Cromwell disclaims beneficial ownership of any securities owned by Sachem Ventures, LLC and Hillhouse Advisors, Inc.

(14)

Includes 40,090 restricted stock units, each of which represents the right to receive one share of common stock at the time of termination from the Board other than for cause and 73,677 options to purchase common stock exercisable within 60 days after December 31, 2015.

(15)

Includes 48,149 restricted stock units, each of which represents the right to receive one share of common stock at the time of termination from the Board other than for cause and 36,073 options to purchase common stock exercisable within 60 days after December 31, 2015..

(16)

Includes 1,951,137 shares of common stock, 21,273 options to purchase common stock exercisable within 60 days after December 31, 2015 and 25,256 restricted stock units, each of which represents the right to receive one share of common stock at the time of termination from the Board other than for cause.

(17)	Includes ownership of unlisted officer.

STOCKHOLDER PROPOSALS

To be considered for inclusion in the 2016 annual meeting proxy materials, your proposal must have been submitted in writing no later than January 4, 2016 to Higher One Holdings, Inc., 115 Munson Street, New Haven, Connecticut 06511, Attention: General Counsel and Secretary. If you wish to submit a proposal to be voted on at the 2016 annual meeting that is not to be included in next year’s proxy materials pursuant to the SEC’s stockholder proposal procedures or to nominate a director, you must have done so between January 5, 2016 and February 3, 2016. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the Special Meeting is as set forth above. If any other matter or matters are properly brought before the Special Meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

HOUSEHOLDING OF PROXY STATEMENT

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of our proxy materials to households at which two or more stockholders reside (“Householding”). Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to Householding, either affirmatively or implicitly by not objecting to Householding, received only one copy of our proxy materials. A stockholder who wishes to participate in Householding in the future must contact his or her broker, bank or other intermediary directly to make such request. Alternatively, a stockholder who wishes to revoke his or her consent to Householding and receive separate proxy materials for each stockholder sharing the same address must contact his or her broker, bank or other intermediary to revoke such consent. Stockholders may also obtain a separate Proxy Statement or may receive a printed or an e-mail copy of this Proxy Statement without charge by sending a written request to Investor Relations, Higher One Holdings, Inc., Attn: Patrick Pearson, 115 Munson Street, New Haven, CT 06511, or by calling us at (203) 776-7776 x4421. We will promptly deliver a copy of this Proxy Statement upon request. Householding does not apply to stockholders with shares registered directly in their name.

WHERE YOU CAN FIND MORE INFORMATION

Higher One files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information about the public reference room. Higher One’s filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this Proxy Statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Special Meeting:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (Items 1 and 1A only);

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015; and

●

Current Reports on Form 8-K filed February 19, 2015, April 30, 2015, June 9, 2015, June 18, 2015, September 23, 2015, October 19, 2015, November 27, 2015, December 15, 2015, December 23, 2015 and February 3, 2016 (as amended by Form 8-K/A filed March 8, 2016).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Proxy Statement. In addition, statements contained in this Proxy Statement, or in any document incorporated in this Proxy Statement by reference, regarding the contents of any contract or other document, are only summaries of the material terms and as such we encourage you to carefully read in its entirety that contract or other document filed as an exhibit with the SEC.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to Investor Relations, Higher One Holdings, Inc., Attn: Patrick Pearson, 115 Munson Street, New Haven, CT 06511, or by calling us at (203) 776-7776 x4421. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 8, 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

ASSET PURCHASE AGREEMENT

among

HIGHER ONE, INC.,

HIGHER ONE HOLDINGS, INC.,

CUSTOMERS BANK

and

CUSTOMERS BANCORP, INC.

dated as of

December 15, 2015

i

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of December 15, 2015, is entered into among Higher One, Inc., a Delaware corporation (“Seller”), Higher One Holdings, Inc., a Delaware corporation (“Parent”), and Customers Bank, a bank organized in the Commonwealth of Pennsylvania (“CB”) and Customer’s Bancorp, Inc., a Pennsylvania corporation (“Bancorp” and together with CB, “Buyer”).

RECITALS

WHEREAS, Seller is engaged, through its disbursements division, in the business of disbursing refunds for its higher education institutional clients and servicing student-oriented checking accounts for the students of those clients (excluding the eRefund Service, the “Business”);

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, substantially all the assets and liabilities of the Business, subject to the terms and conditions set forth herein; and

WHEREAS, Seller is a wholly-owned subsidiary of Parent.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 2.06.

“Annual Financial Statements” has the meaning set forth in Section 4.04.

“Assigned Contracts” has the meaning set forth in Section 2.01(b).

1

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(iii).

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“Bancorp” has the meaning set forth in the preamble.

“Benefit Plan” has the meaning set forth in Section 4.14(a).

“Bill of Sale” has the meaning set forth in Section 3.02(a)(i).

“Board Recommendation” has the meaning set forth in Section 4.03(b).

“Books and Records” has the meaning set forth in Section 2.01(h).

“Business” has the meaning set forth in the recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Benefit Plans” has the meaning set forth in Section 6.05(c).

“Buyer Closing Certificate” has the meaning set forth in Section 7.03(d).

“Closing” has the meaning set forth in Section 3.01.

“Closing Amount” has the meaning set forth in Section 2.05(a).

“Closing Date” has the meaning set forth in Section 3.01.

“CB” has the meaning set forth in the preamble.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of November 12, 2014, between Buyer and Seller.

“Contracts” means all legally binding written contracts, leases, mortgages, licenses, instruments, notes, commitments, undertakings, indentures and other agreements, together with all current amendments, modifications and supplements thereto.

2

“Data Room” means the electronic documentation site established by Intralinks on behalf of Seller containing the documents set forth in the index included in Section 1.01(a) of the Disclosure Schedules.

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Drop Dead Date” has the meaning set forth in Section 9.01(b)(i).

“Employees” means those Persons employed by Seller who (i) worked exclusively for the Business immediately prior to the Closing and (ii) worked for the Business immediately prior to the Closing (but not exclusively) and are set forth in Section 1.01(b) of the Disclosure Schedules.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“eRefund Service” means the portion of the Business that consists of disbursing refunds by means of only the Automated Clearing House (ACH) system network to a student’s existing account.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Escrow Agent” means the entity designated to serve as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement among Buyer, Seller and the Escrow Agent, to be executed and delivered at the Closing in a customary form to be reasonably agreed by Buyer and Seller.

“Escrow Amount” means the sum of $20,000,000 to be deposited with the Escrow Agent and held in and distributed from escrow pursuant to the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“Exempt Sale” has the meaning set forth in Section 6.11(b).

3

“Financial Statements” has the meaning set forth in Section 4.04.

“FIRPTA Certificate” has the meaning set forth in Section 7.02(g).

“Former Superior Proposal” has the meaning set forth in Section 6.11(c).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Payment” has the meaning set forth in Section 2.07(a).

“Incentive Period” has the meaning set forth in Section 2.07(a).

“Incentive Revenue” has the meaning set forth in Section 2.07(a).

“Incentive Statement” has the meaning set forth in Section 2.07(b).

“Indemnified Party” has the meaning set forth in Section 8.04.

“Indemnifying Party” has the meaning set forth in Section 8.04.

“Independent Accountant” has the meaning set forth in Section 2.07(d).

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights, including all applications and registrations, and works of authorship, whether or not copyrightable; (c) trade secrets and confidential know-how; (d) patents and patent applications; (e) websites and internet domain name registrations; and (f) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing.

4

“Intellectual Property Agreements” means all licenses, sublicenses and other agreements by or through which other Persons grant Seller or Seller grants any other Persons any exclusive or non-exclusive rights or interests in or to any Intellectual Property that is used in connection with the Business.

“Intellectual Property Assets” means all Intellectual Property that is owned by Seller and used in connection with the Business, including the Intellectual Property Registrations set forth on Section 4.10(a) of the Disclosure Schedules.

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names, and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Interim Statement” has the meaning set forth in Section 4.04.

“Interim Statement Date” has the meaning set forth in Section 4.04.

“Interim Financial Statements” has the meaning set forth in Section 4.04.

“Knowledge of Seller or Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of those persons listed on Section 1.01(b) of the Disclosure Schedules.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lease Agreement” has the meaning set forth in Section 3.02(a)(iv).

“Leased Real Property” has the meaning set forth in Section 4.09(b).

“Leases” has the meaning set forth in Section 4.09(b).

“License Agreement” has the meaning set forth in Section 3.02(a)(v).

“Losses” means actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys’ fees.

5

“Material Adverse Effect” means any event, occurrence, fact, condition or change that, individually or in the aggregate, together with all related events, occurrences, facts, conditions or changes, is materially adverse to (a) the business, results of operations, financial condition or assets of the Business, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any matter of which Buyer is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Seller and the Business; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded).

“Material Contracts” has the meaning set forth in Section 4.06(a).

“Notice of Exempt Sale” has the meaning set forth in Section 6.11(i).

“Notice of Superior Proposal” has the meaning set forth in Section 6.11(h).

“Other Transferred Employee” has the meaning set forth in Section 6.05(a).

“Parent” has the meaning set forth in the preamble.

“Permits” means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Authorities.

“Permitted Encumbrances” means (a) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business; (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting Leased Real Property; (d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; and (e) other imperfections of title or Encumbrances, if any, that have not had, and would not have, a Material Adverse Effect.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Proxy Statement” has the meaning set forth in Section 6.10(b).

6

“Purchase Price” has the meaning set forth in Section 2.05.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Qualified Benefit Plan” has the meaning set forth in Section 4.14(b).

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Required Stockholders Vote” means the adoption of a resolution by the holders of Parent’s outstanding capital stock having a majority of the voting power associated with all shares of Parent’s outstanding capital stock approving the sale and transfer of the Purchased Assets and the Assumed Liabilities pursuant to this Agreement.

“Restricted Period” has the meaning set forth in Section 6.02(a).

“SEC” means the United States Securities and Exchange Commission.

“Seller” has the meaning set forth in the preamble.

“Seller Acquisition Proposal” has the meaning set forth in Section 6.11(b).

“Seller Acquisition Transaction” has the meaning set forth in Section 6.11(b).

“Seller Closing Certificate” has the meaning set forth in Section 7.02(d).

“Seller Representatives” has the meaning set forth in Section 6.11(a).

“Seller Subsequent Determination” has the meaning set forth in Section 6.11(g).

“Shared Contract” has the meaning set forth in Section 2.09(b).

“Statement” has the meaning set forth in Section 4.04.

“Statement Date” has the meaning set forth in Section 4.04.

“Stockholders’ Meeting” has the meaning set forth in Section 6.10(d).

“Superior Proposal” has the meaning set forth in Section 6.11(d).

7

“Tangible Personal Property” has the meaning set forth in Section 2.01(d).

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Territory” means the United States of America.

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Transaction Documents” means this Agreement, the Escrow Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Lease Agreement, the License Agreement, the Transition Services Agreement, and the other agreements, instruments and documents required to be delivered at the Closing.

“Transition Services Agreement” has the meaning set forth in Section 3.02(a)(vi).

“Transferred Employee” has the meaning set forth in Section 6.05(a).

“TSA Expiration Date” has the meaning set forth in Section 6.05(a).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

ARTICLE II
PURCHASE AND SALE

Section 2.01     Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all Encumbrances other than Permitted Encumbrances, all of Seller’s right, title and interest in, to and under the following assets, properties and rights of Seller, to the extent that such assets, properties and rights exist as of the Closing Date and exclusively relate to or are exclusively utilized in connection with the Business (collectively, the “Purchased Assets”):

(a)     all accounts or notes receivable of the Business;

8

(b)     all Contracts set forth on Section 2.01(b) of the Disclosure Schedules, all Contracts relating exclusively to the Business entered into by Seller after the date of this Agreement in compliance with Section 6.01 and the Intellectual Property Agreements set forth on Section 4.10(a) of the Disclosure Schedules (collectively, the “Assigned Contracts”);

(c)     all Intellectual Property Assets;

(d)     all furniture, fixtures, equipment, supplies and other tangible personal property of the Business listed on Section 2.01(d) of the Disclosure Schedules (the “Tangible Personal Property”);

(e)     all Permits listed on Section 2.01(e) of the Disclosure Schedules;

(f)     all prepaid expenses, credits, advance payments, security, deposits, charges, sums and fees set forth on Section 2.01(f) of the Disclosure Schedules;

(g)     all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any other Purchased Assets;

(h)     originals, or where not available or contained within records or electronic systems of Seller also used for businesses other than the Business, copies, of all books and records, including books of account, ledgers and general, financial and accounting records, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records, strategic plans, internal financial statements and marketing and promotional surveys, material and research, that exclusively relate to the Business or the Purchased Assets, other than books and records set forth in Section 2.02(d) (“Books and Records”); and

(i)     all goodwill associated with any of the assets described in the foregoing clauses.

Section 2.02     Excluded Assets. Other than the Purchased Assets subject to Section 2.01, Buyer expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, any other assets or properties of Seller, and all such other assets and properties shall be excluded from the Purchased Assets (the “Excluded Assets”). Excluded Assets include the following assets and properties of Seller:

(a)     all cash and cash equivalents, bank accounts and securities of Seller;

(b)     all Contracts that are not Assigned Contracts;

(c)     all Intellectual Property other than the Intellectual Property Assets;

(d)     the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller, all employee-related or employee benefit-related files or records, other than personnel files of Transferred Employees or Other Transferred Employees and any other books and records which Seller is prohibited from disclosing or transferring to Buyer under applicable Law and is required by applicable Law to retain;

9

(e)     all insurance policies of Seller and all rights to applicable claims and proceeds thereunder;

(f)     subject to Section 6.05, all Benefit Plans and trusts or other assets attributable thereto;

(g)     all Tax assets (including duty and Tax refunds, rebates and prepayments) of Seller or any of its Affiliates;

(h)     all rights to any action, suit or claim of any nature available to or being pursued by Seller, whether arising by way of counterclaim or otherwise;

(i)     all assets, properties and rights used by Seller in its businesses other than the Business (including all assets, properties and rights used by Seller in its data analytics and payment businesses);

(j)     any assets, properties and rights specifically set forth on Section 2.02(j) of the Disclosure Schedules; and

(k)     the rights which accrue or will accrue to Seller under the Transaction Documents.

Section 2.03     Assumed Liabilities. Subject to the terms and conditions set forth herein, at the Closing, Buyer shall assume and agree to pay, perform and discharge when due any and all liabilities and obligations of Seller arising out of or relating to the Business or the Purchased Assets other than the Excluded Liabilities (collectively, the “Assumed Liabilities”). For the avoidance of doubt, the Assumed Liabilities shall include the following:

(a)     all trade accounts payable of Seller to third parties in connection with the Business that remain unpaid as of the Closing Date;

(b)     all liabilities and obligations arising under or relating to the Assigned Contracts;

(c)     except as specifically provided in Section 6.05, all liabilities and obligations of Buyer or its Affiliates relating to employee benefits, compensation or other arrangements with respect to any Transferred Employee arising on or after the Closing, or any Other Transferred Employee arising on or after the TSA Expiration Date;

(d)     all liabilities and obligations for (i) Taxes relating to the operation of the Business or ownership or use of the Purchased Assets attributable to periods after the Closing Date and (ii) Taxes for which Buyer is liable pursuant to Section 6.14; and

10

(e)     any liabilities and obligations of Seller set forth on Section 2.03(e) of the Disclosure Schedules.

Section 2.04     Excluded Liabilities. Buyer shall not assume and shall not be responsible to pay, perform or discharge any of the following liabilities or obligations of Seller (collectively, the “Excluded Liabilities”):

(a)     any liabilities or obligations of the Seller, other than the Assumed Liabilities;

(b)     any liabilities or obligations for (i) Taxes relating to the operation of the Business or ownership or use of the Purchased Assets on or prior to the Closing Date and (ii) any other Taxes of Seller or any stockholders or Affiliates of Seller (other than Taxes allocated to Buyer under Section 6.14 or Assumed Taxes);

(c)     except as specifically provided in Section 6.05, any liabilities or obligations of Seller relating to or arising out of (i) the employment, or termination of employment, (A) of any Employee prior to the Closing, or, (B) of any Employees who are not Transferred Employees, after the Closing (except, with respect to Employees who are Other Transferred Employees, after the TSA Expiration Date), or (ii) workers’ compensation claims of any Employee which relate to events occurring prior to the Closing Date;

(d)     any liabilities or obligations of Seller arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including fees and expenses of counsel, accountants, consultants, advisers and others;

(e)     any liabilities and obligations of Seller relating to the matters set forth on Section 2.04(e) of the Disclosure Schedules and any additional liabilities and obligations substantially similar to such matters that arise between the date hereof and the Closing Date; and

(f)     any fee or payment due to Raymond James & Associates, Inc. in connection with this Agreement or the transactions contemplated hereby.

Section 2.05     Purchase Price; Closing Payments.

(a)     The aggregate purchase price for the Purchased Assets shall be $37,000,000, payable as follows (x) $17,000,000 on the Closing Date (the “Closing Amount”) and (y) $10,000,000 on each of the first two anniversaries of such date, plus the amount of any Incentive Payment payable in accordance with Section 2.07 (collectively, the “Purchase Price”), plus the assumption of the Assumed Liabilities. The Closing Amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer no later than two (2) Business Days prior to the Closing Date.

11

(b)     The Escrow Amount shall be deposited by wire transfer of immediately available funds into an account designated by the Escrow Agent and shall be held and distributed in accordance with the terms of the Escrow Agreement. Without limiting the generality of the foregoing, the Escrow Amount shall be used in order to satisfy any and all claims made by Buyer or any other Buyer Indemnitee against Seller pursuant to Article VIII.

(c)     The Incentive Payment, if any, shall be payable in accordance with Section 2.07 hereof.

Section 2.06     [INTENTIONALLY OMITTED.]

Section 2.07     Incentive Payment.

(a)     During each of the three (3) years beginning in 2017 (the “Incentive Period”), in the event the annual gross revenue, calculated in accordance with GAAP, generated by the Business (“Incentive Revenue”) exceeds $75,000,000, Buyer shall pay Seller thirty-five percent (35%) of any such excess (each such payment, an “Incentive Payment”).

(b)     Within thirty (30) days following the end of the 2017 fiscal year of Buyer, and each of the succeeding two (2) fiscal years of Buyer during the Incentive Period, Buyer shall provide a written statement to Seller (each, an “Incentive Statement”) showing in reasonable detail the Incentive Revenue for the immediately preceding fiscal year and the amount of the Incentive Payment, if any, owed to Seller for such fiscal year.

(c)     Promptly following the request of Seller, Buyer shall permit and cause Seller and its advisors to have reasonable access to the books, records and other documents pertaining to or used in connection with the preparation of the Incentive Statement and provide Seller with any copies thereof. Seller and its advisors may make reasonable inquiries of Buyer and its advisors regarding questions concerning each Incentive Statement arising in the course of their review thereof, and Buyer shall cause any such advisors to cooperate with and respond to such inquiries. Any information shared or provided pursuant to this Section shall be subject to the Confidentiality Agreement.

(d)     Seller may deliver to Buyer a written objection notice no later than thirty (30) days following the receipt of the Incentive Statement stating its objections to the calculations set forth in the Incentive Statement. The failure of Seller to deliver such objection notice within the prescribed time period will constitute Seller’s irrevocable acceptance of the Incentive Statement. If Seller provides an objection notice as described herein, then Buyer and Seller shall negotiate in good faith to resolve their disputes regarding the Incentive Statement. If Buyer and Seller are unable to resolve all disputes regarding the Incentive Statement within thirty (30) days after delivery of the objection notice, then either party may refer the dispute to a nationally recognized firm of independent certified public accountants that has not been engaged by Seller or Buyer in the past three years (the “Independent Accountant”) for resolution. In such case, Buyer and Seller will direct the Independent Accountant to render a written report setting forth its determination with respect to any and all items in dispute not later than thirty (30) days after acceptance of its retention. Seller and Buyer shall each submit to the Independent Accountant in writing their respective computations pertaining to the Incentive Statement and specific information, evidence and support for their respective positions as to all items in dispute. Neither Seller nor Buyer shall have or conduct any communication, either written or oral, with the Independent Accountant without the other party either being present or receiving a concurrent copy of any written communication. The findings and determinations of the Independent Accountant as set forth in its written report shall be deemed final, conclusive and binding upon the parties.

12

(e)     Each Incentive Statement will be final and binding on Buyer and Seller for the purposes of this Section 2.07 upon the earliest of (i) the failure of Seller to notify Buyer of a dispute within thirty (30) days of the receipt by Seller of the applicable Incentive Statement, (ii) the resolution of all disputes, by Seller and Buyer or (iii) the resolution of all disputes by the Independent Accountant, in each case in accordance with this Section 2.07. Within ten (10) days of such date, Buyer shall pay, by wire transfer of immediately available funds, to Seller, the Incentive Amount, if any, set forth in the applicable Incentive Statement (as finally determined).

(f)     During the Incentive Period, Buyer shall conduct the Business only in the ordinary course of business, consistent with the past practices of Seller, except to the extent required by changes in applicable Laws. Without limiting the generality of the foregoing, Buyer shall only seek to transition a holder of a OneAccount to another banking product of Buyer or its Affiliates, including Bank Mobile, if (i) holder or such holder’s higher education institution notifies Buyer that such holder is scheduled to graduate within three (3) months, or (ii) such holder has withdrawn from such higher education institution.

Section 2.08     Allocation of Purchase Price. Within sixty (60) days after the Closing Date, Buyer shall deliver a schedule allocating the Purchase Price (including the Incentive Payment and any Assumed Liabilities treated as consideration for the Purchased Assets for Tax purposes) (the “Allocation Schedule”). The Allocation Schedule shall be prepared in accordance with Section 1060 of the Code. The Allocation Schedule shall be deemed final unless Seller notifies Buyer in writing that Seller objects to one or more items reflected in the Allocation Schedule within thirty (30) days after delivery of the Allocation Schedule to Seller. In the event of any such objection, Seller and Buyer shall negotiate in good faith to resolve such dispute; provided, however, that if Seller and Buyer are unable to resolve any dispute with respect to the Allocation Schedule within thirty (30) days after the delivery of the Allocation Schedule to Seller, such dispute shall be resolved by the Independent Accountant. The fees and expenses of such accounting firm shall be borne equally by Seller and Buyer. Seller and Buyer agree to file their respective IRS Forms 8594 and all federal, state and local Tax Returns in accordance with the Allocation Schedule, as ultimately finalized.

13

Section 2.09     Non-assignable Assets.

(a)     Section 2.09(a) of the Disclosure Schedules identifies all material Contracts of Seller that are utilized in connection with the Business on a non-exclusive basis which are therefore not included as Purchased Assets. Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 2.09, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery, to Buyer of any Purchased Asset would result in a violation of applicable Law, or would require the consent, authorization, approval or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including any Governmental Authority), and such consent, authorization, approval or waiver shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, thereof; provided, however, that, subject to the satisfaction or waiver of the conditions contained in Article VII, the Closing shall occur notwithstanding the foregoing without any adjustment to the Purchase Price on account thereof. Following the Closing, Seller and Buyer shall use commercially reasonable efforts, and shall cooperate with each other, to obtain any such required consent, authorization, approval or waiver, or any release, substitution or amendment required to novate all liabilities and obligations under any and all Assigned Contracts or other liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of all parties to such arrangements, so that, in any case, Buyer shall be solely responsible for such liabilities and obligations from and after the Closing Date; provided, however, that neither Seller nor Buyer shall be required to pay any consideration therefor, unless the agreement being assigned requires payment of a de minimis review fee or similar fee, in which case, Seller shall be responsible for such payment. Once such consent, authorization, approval, waiver, release, substitution or amendment is obtained, Seller shall sell, assign, transfer, convey and deliver to Buyer the relevant Purchased Asset to which such consent, authorization, approval, waiver, release, substitution or amendment relates for no additional consideration. Applicable sales, transfer and other similar Taxes in connection with such sale, assignment, transfer, conveyance or license shall be paid by Buyer in accordance with Section 6.14.

(b)     To the extent that any material asset of Seller utilized in connection with the Business on a non-exclusive basis, including a Contract that is not an Assigned Contract (a “Shared Contract”), or any Purchased Asset and/or Assumed Liability cannot be transferred to Buyer following the Closing pursuant to this Section 2.09, Buyer and Seller shall provide, pursuant to the Transition Services Agreement or Section 6.16, or use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide, to the parties the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Shared Contract or Purchased Asset and/or Assumed Liability to Buyer as of the Closing and the performance by Buyer of its obligations with respect thereto; provided that Buyer acknowledges that certain human resources, travel, corporate development, commercial banking, legal, accounting, finance, vendor management, insurance and tax-related functions provided to the Business by the Seller will be taken over by Buyer at the Closing. Buyer shall, as agent or subcontractor for Seller pay, perform and discharge fully the liabilities and obligations of Seller thereunder from and after the Closing Date. To the extent permitted under applicable Law, Seller shall, at Buyer’s expense, hold in trust for and pay to Buyer promptly upon receipt thereof, such Shared Contract or Purchased Asset and all income, proceeds and other monies received by Seller to the extent related to such Shared Contract or Purchased Asset in connection with the arrangements under this Section 2.09, subject to the arrangements described on Section 2.09(b) of the Disclosure Schedules relating to certain Shared Contracts. Seller shall be permitted to set off against such amounts all direct costs associated with the retention and maintenance of such Shared Contracts or Purchased Assets. Notwithstanding anything herein to the contrary, the provisions of this Section 2.09 shall not apply to any consent or approval required under any antitrust, competition or trade regulation Law, which consent or approval shall be governed by Section 6.08. Following the Closing, Seller and Buyer shall use commercially reasonable efforts, and shall cooperate with each other, to obtain the agreement of the counterparties to any Shared Contracts to enter into new, separate Shared Contracts relating to the services of the respective businesses of Buyer and Seller.

14

ARTICLE III
CLOSING

Section 3.01     Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Wiggin and Dana LLP, 450 Lexington Avenue, New York, NY, at 10:00 a.m. local time, a Business Day on or before July 1, 2016, and after both (x) all of the conditions to Closing set forth in Article VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), and (y) January 15, 2016 as Seller and Buyer may mutually agree upon. The date on which the Closing is to occur is herein referred to as the “Closing Date”.

Section 3.02     Closing Deliverables.

(a)     At the Closing, Seller shall deliver to Buyer the following:

(i)     the Escrow Agreement duly executed by Seller;

(ii)     a bill of sale in a customary form to be reasonably agreed by Buyer and Seller (the “Bill of Sale”), duly executed by Seller, transferring the tangible personal property included in the Purchased Assets to Buyer;

(iii)     an assignment and assumption agreement in a customary form to be reasonably agreed by Buyer and Seller (the “Assignment and Assumption Agreement”), duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(iv)     a lease agreement in a customary form to be reasonably agreed by Buyer and Seller (the “Lease Agreement”), duly executed by Seller, pursuant to which Buyer shall lease from Seller a portion of the real property owned by Seller and located at 115 Munson Street, New Haven, Connecticut;

15

(v)     a license agreement in a customary form to be reasonably agreed by Buyer and Seller (the “License Agreement”), duly executed by Seller, pursuant to which Buyer shall grant Seller a perpetual, worldwide, royalty-free, fully paid-up license to use, transfer and sublicense the Intellectual Property set forth in Section 3.02(a)(v) of the Disclosure Schedules;

(vi)    a transition services agreement substantially in the form of Exhibit A (the “Transition Services Agreement”), duly executed by Seller, pursuant to which Seller shall provide Buyer with certain transition services on the terms and subject to the conditions thereof;

(vii)   the Seller Closing Certificate;

(viii)  the FIRPTA Certificate;

(ix)     the certificates of the Secretary or Assistant Secretary of Seller required by Section 7.02(e) and Section 7.02(f); and

(x)     such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b)     At the Closing, Buyer shall deliver to Seller the following:

(i)      the Closing Amount;

(ii)     the Escrow Agreement duly executed by Buyer;

(iii)    the Assignment and Assumption Agreement duly executed by Buyer;

(iv)    the License Agreement duly executed by Buyer;

(v)     the Lease Agreement duly executed by Buyer;

(vi)    the Transition Services Agreement duly executed by Buyer;

(vii)   the Buyer Closing Certificate; and

(viii)  the certificates of the Secretary or Assistant Secretary of Buyer required by Section 7.03(f) and Section 7.03(h).

(c)     At the Closing, Buyer shall deliver the Escrow Amount to the Escrow Agent pursuant to the Escrow Agreement.

16

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Disclosure Schedules, Seller hereby represents and warrants to Buyer as set forth below.

Section 4.01     Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

Section 4.02     Authority of Seller. Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.03     No Conflicts; Consents.

(a)     The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws of Seller; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business or the Purchased Assets; or (c) except as set forth in Section 4.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Material Contracts to which Seller is a party or by which Seller is bound; except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a Material Adverse Effect. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act and as set forth in Section 4.03 of the Disclosure Schedules.

17

(b)     The board of directors of Parent has (i) determined that the sale of the Purchased Assets and the transfer of the Assumed Liabilities on the terms and subject to the conditions of this Agreement are expedient and in the best interests of Seller, (ii) approved this Agreement and the transactions contemplated hereby and (iii) subject to Section 6.11, resolved to recommend the approval of the asset sale contemplated by this Agreement by the stockholders of Parent (the “Board Recommendation”) at the Stockholders’ Meeting.

Section 4.04     Financial Statements. Copies of the unaudited financial statements consisting of the statement of assets and liabilities of the Business as at December 31, 2014 and the related statement of income for the year then ended (the “Annual Financial Statements”), and unaudited financial statements consisting of the statement of assets and liabilities of the Business as at June 30 and the related statement of income for the six-month period then ended (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements” have been made available to Buyer in the Data Room. The statement of assets and liabilities of the Business as at December 31 is referred to herein as the “Statement” and the date thereof as the “Statement Date” and the statement of assets and liabilities of the Business as at June 30 is referred to herein as the “Interim Statement” and the date thereof as the “Interim Statement Date”. The Financial Statements have been extracted from the books and records of Seller. Except as disclosed in the Financial Statements or in Section 4.04 of the Disclosure Schedule, the Financial Statements fairly present, in all material respects, the financial position and the results of operations of the Business as of the respective dates thereof for the respective periods indicated.

Section 4.05     Absence of Certain Changes, Events and Conditions. Except as expressly contemplated by this Agreement or as set forth on Section 4.05 of the Disclosure Schedules, from the Interim Statement Date until the date of this Agreement, Seller has operated the Business in the ordinary course of business consistent with past practice in all material respects and there has not been, with respect to the Business, any:

(a)     event, occurrence or development that, individually or in the aggregate, has had a Material Adverse Effect;

18

(b)     imposition of any Encumbrance upon any of the Purchased Assets, except for Permitted Encumbrances;

(c)     increase in the compensation of any Employees, other than as provided for in any written agreements or in the ordinary course of business;

(d)     adoption of any plan of liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; or

(e)     any agreement to do any of the foregoing, or any action or omission by Seller that would result in any of the foregoing.

Section 4.06     Material Contracts.

(a)     Section 4.06(a) of the Disclosure Schedules lists each of the following Contracts (x) by which any of the Purchased Assets are bound or affected or (y) to which Seller is a party or by which it is bound in connection with the Business or the Purchased Assets (together with all Leases listed in Section 4.09(b) of the Disclosure Schedules and all Intellectual Property Agreements listed in Section 4.10(a) of the Disclosure Schedules, collectively, the “Material Contracts”):

(i)      all Contracts with third parties that are not clients of the Business involving aggregate payments allocated to the Business in excess of $50,000 annually or requiring performance by any party more than one year from the date hereof, which, in each case, cannot be cancelled without penalty or without more than one hundred eighty (180) days’ notice, and which are not Shared Contracts;

(ii)     all Contracts that relate to the sale of any of the Purchased Assets, other than in the ordinary course of business, for consideration in excess of $50,000;

(iii)    except for agreements relating to trade receivables, all Contracts relating to indebtedness (including guarantees), in each case having an outstanding principal amount in excess of $50,000;

(iv)    all Contracts between or among Seller on the one hand and any Affiliate of Seller on the other hand;

(v)     all collective bargaining agreements or Contracts with any labor organization, union or association; and

(vi)    all Contracts with the 50 clients or college or university systems of the Business with the largest student enrollments.

19

(b)     Except as set forth on Section 4.06(b) of the Disclosure Schedules, Seller is not in breach of, or default under, any Material Contract.

Section 4.07     Title to Tangible Personal Property. Except as set forth in Section 4.07 of the Disclosure Schedules, Seller has good and valid title to, or a valid leasehold interest in, all Tangible Personal Property included in the Purchased Assets, free and clear of Encumbrances except for Permitted Encumbrances.

Section 4.08     Sufficiency of Assets. The Purchased Assets and Transferred Employees, together with the assets and services made available to Buyer through the Transition Services Agreement, are sufficient for the continued conduct of the Business immediately after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the material rights, property and assets necessary to conduct the Business substantially as currently conducted; provided that Buyer acknowledges that certain human resources, travel, corporate development, commercial banking, legal, accounting, finance, vendor management, insurance and tax-related functions provided to the Business by the Seller will be taken over by Buyer at the Closing. Except as set forth in Section 4.08 of the Disclosure Schedules or to the extent made available to Buyer through the Transition Services Agreement, the Excluded Assets do not include any material assets owned or used by Seller in connection with the conduct of the Business as conducted by Seller immediately prior to the Closing.

Section 4.09     Real Property.

(a)     Seller does not own any real property exclusively used in connection with the Business.

(b)     Section 4.09(b) of the Disclosure Schedules sets forth all material real property leased by Seller and exclusively used in connection with the Business (collectively, the “Leased Real Property”), and a list, as of the date of this Agreement, of all leases for each Leased Real Property (collectively, the “Leases”).

(c)     Seller has not received any written notice of existing, pending or threatened (i) condemnation proceedings affecting the Leased Real Property, or (ii) zoning, building code or other moratorium proceedings, or similar matters which would reasonably be expected to materially and adversely affect the ability to operate the Leased Real Property as currently operated. Neither the whole nor any material portion of any Leased Real Property has been damaged or destroyed by fire or other casualty.

Section 4.10     Intellectual Property.

(a)     Section 4.10(a) of the Disclosure Schedules lists (i) all Intellectual Property Registrations and (ii) all Intellectual Property Agreements. Except as set forth in Section 4.10(a) of the Disclosure Schedules, or as would not have a Material Adverse Effect, Seller owns or has the right to use all Intellectual Property Assets and the Intellectual Property licensed to Seller under the Intellectual Property Agreements.

20

(b)     Except as set forth in Section 4.10(b) of the Disclosure Schedules, or as would not have a Material Adverse Effect, to Seller’s Knowledge: (i) the conduct of the Business as currently conducted does not infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any Person; and (ii) no Person is infringing, misappropriating or otherwise violating any Intellectual Property Assets. Notwithstanding anything to the contrary in this Agreement, this Section 4.10(b) constitutes the sole representation and warranty of Seller under this Agreement with respect to any actual or alleged infringement, misappropriation or other violation by Seller of any Intellectual Property of any other Person.

Section 4.11     Legal Proceedings; Governmental Orders.

(a)     Except as set forth in Section 4.11(a) of the Disclosure Schedules, there are no actions, suits, claims, investigations or other legal proceedings pending or, to Seller’s Knowledge, threatened against or by Seller relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities.

(b)     Except as set forth in Section 4.11(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Business or the Purchased Assets.

Section 4.12     Compliance With Laws; Permits.

(a)     Since January 1, 2012, Seller has been in compliance in all material respects with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Purchase Assets, except to the extent set forth in Section 4.12(a) of the Disclosure Schedules or to the extent any instances of non-compliance have been corrected, resolved or otherwise restored to material compliance with such Laws.

(b)     All Permits required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by Seller and are valid and in full force and effect, except where the failure to obtain such Permits would not have a Material Adverse Effect.

(c)     None of the representations and warranties in Section 4.12 shall be deemed to relate to employee benefits matters (which are governed by Section 4.14), employment matters (which are governed by Section 4.15) or tax matters (which are governed by Section 4.16).

Section 4.13     Brokers. Except for Raymond James & Associates, Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

21

Section 4.14     Employee Benefit Matters.

(a)     Section 4.14(a) of the Disclosure Schedules contains a list of each material benefit, retirement, employment, consulting, compensation, incentive, bonus, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, welfare and fringe-benefit agreement, plan, policy and program in effect and covering one or more Employees, former employees of the Business or the beneficiaries or dependents of any such Persons, and is maintained, sponsored, contributed to, or required to be contributed to by Seller, or under which Seller has any material liability for premiums or benefits (as listed on Section 4.14(a) of the Disclosure Schedules, each, a “Benefit Plan”).

(b)      Except as set forth in Section 4.14(b) of the Disclosure Schedules, or as would not have a Material Adverse Effect, to Seller’s Knowledge, each Benefit Plan and related trust complies with all applicable Laws (including ERISA and the Code). Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code.

(c)     No Benefit Plan: (i) is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; or (ii) is a “multi-employer plan” (as defined in Section 3(37) of ERISA). Except as would not have a Material Adverse Effect, Seller has not: (A) withdrawn from any pension plan under circumstances resulting (or expected to result) in liability; or (B) engaged in any transaction which would give rise to a liability under Section 4069 or Section 4212(c) of ERISA.

(d)     Other than as required under Section 4980B of the Code or other applicable Law, no Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death).

(e)     Except as set forth in Section 4.14(e) of the Disclosure Schedules, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in the payment to any Employee, director or consultant of the Business of any money or other property; (ii) accelerate the vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any Employee, director or consultant of the Business; or (iii) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.

22

(f)     The representations and warranties set forth in this Section 4.14 are Seller’s sole and exclusive representations and warranties regarding employee benefit matters.

Section 4.15     Employment Matters.

(a)     Seller is not a party to any collective bargaining or other agreement with a labor organization representing any of the Employees. In the past three (3) years, there has not been, nor, to Seller’s Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting Seller or any of the Employees.

(b)     Seller is in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to the Employees, except to the extent non-compliance would not result in a Material Adverse Effect.

(c)     The representations and warranties set forth in this Section 4.15 are Seller’s sole and exclusive representations and warranties regarding employment matters.

Section 4.16     Taxes.

(a)     Except as would not have a Material Adverse Effect, Seller has filed (taking into account any valid extensions) all Tax Returns with respect to the Business required to be filed by Seller and has paid all Taxes shown thereon as owing. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(b)     Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(c)     Except for certain representations related to Taxes in Section 4.14, the representations and warranties set forth in this Section 4.16 are Seller’s sole and exclusive representations and warranties regarding Tax matters.

Section 4.17     No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV (including the related portions of the Disclosure Schedules), neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Purchased Assets furnished or made available to Buyer and its Representatives (including any information, documents or material made available to Buyer in the Data Room, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.

23

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the Disclosure Schedules, Buyer represents and warrants to Seller that the statements contained in this Article V are true and correct as of the date hereof.

Section 5.01     Organization and Authority of Buyer. Bancorp is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania.

Section 5.02     Authority of Buyer. Buyer has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.03     No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) except as set forth in Section 5.03 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which Buyer is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act and as set forth in Section 5.03 of the Disclosure Schedules and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby and thereby.

24

Section 5.04     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 5.05     Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and the Escrow Amount and consummate the transactions contemplated by this Agreement.

Section 5.06     Solvency. Immediately after giving effect to the transactions contemplated hereby, Buyer shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer or Seller. In connection with the transactions contemplated hereby, Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

Section 5.07     Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 5.08     Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Business and the Purchased Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Article IV of this Agreement (including related portions of the Disclosure Schedules); and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Business, the Purchased Assets or this Agreement, except as expressly set forth in Article IV of this Agreement (including the related portions of the Disclosure Schedules).

25

ARTICLE VI
COVENANTS

Section 6.01     Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall (a) conduct the Business in the ordinary course of business consistent with past practice; and (b) use commercially reasonable efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its Employees, customers, suppliers and others having relationships with the Business. Without limiting the foregoing, from the date hereof until the Closing Date, Seller shall not without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed) enter into any Contract relating to the Business outside the ordinary course of business involving aggregate payments in excess of $250,000 per year. Without limiting the generality of the foregoing, and except as set forth in Section 6.01 of Seller’s Disclosure Schedule, during such period Seller shall not without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed), with respect to the Business:

(a)     divest, sell, lease, assign, or license to any Person or otherwise transfer (except in each case in connection with a transaction not prohibited by Section 6.11), or create or incur any Encumbrance (other than Permitted Encumbrances) on, any Purchased Asset;

(b)     take any action or fail to take any action, individually or in a series of actions or inactions, outside the ordinary course of business consistent with past practice, that would reasonably be expected to diminish the value of the Purchased Assets in any material respect;

(c)     enter into any agreement or arrangement that limits or otherwise restricts in any material respect the conduct of the Business or any successor thereto or that would reasonably be expected to, after the Closing Date, limit, restrict or curtail in any material respect the Business or Buyer or any of its Affiliates from engaging or competing in the Business, in any location or with any Person or from soliciting or engaging any clients;

(d)     (i) grant or increase any severance or termination pay to (or amend any existing arrangement with) any Transferred Employee or Other Transferred Employee; (ii) increase benefits payable under any existing severance or termination pay policies or employment agreements with any Transferred Employee or Other Transferred Employee (other than annual increases made in the ordinary course of business consistent with past practice); (iii) enter into any employment, deferred compensation, or other similar agreement (or amend any such existing agreement) with any Transferred Employee or Other Transferred Employee; (iv) establish, adopt, or amend (except as required by Applicable Law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock, or other benefit plan or arrangement covering any Transferred Employee or Other Transferred Employee; (v) increase compensation, bonus, or other benefits payable to any Transferred Employee or Other Transferred Employee (other than annual increases made in the ordinary course of business consistent with past practice); or (vi) hire or terminate without cause any Transferred Employee or Other Transferred Employee or transfer any Transferred Employee or Other Transferred Employee in or out of the Business, except in each case in the ordinary course of business;

26

(e)     initiate, settle, or offer or propose to settle any proceeding against, involving or affecting the Business for an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000); provided, however, the foregoing prohibition shall not apply to the matters set forth on Schedule 2.04(e) of the Disclosure Schedule;

(f)     enter into any Contract, which would constitute an Assigned Contract if it existed as of the date hereof, except for any Contract containing terms and conditions that are substantially similar in the aggregate to the terms and conditions of reasonably similar Assigned Contracts, and any Contract involving aggregate payments less than or equal to $50,000 per year;

(g)      to the extent relating to the Purchased Assets or the Business, or otherwise having a material adverse effect on the Purchased Assets or the Business: (A) fail to file any Tax Return or pay any material Taxes when due; (B) make or change any uncontested material Tax election; (C) change any annual accounting period; (D) adopt or change any material Tax accounting method or procedure, other than as required by law; (E) file any amended Tax Return; (F) enter into any closing agreement with respect to Taxes; (G) settle any material Tax claim or Tax assessment; (H) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment; and (I) take any other similar action relating to the filing of any material Tax Return or payment of any material Tax; or

(h)     agree, authorize, resolve, or commit to do any of the foregoing.

Section 6.02     Non-competition; Non-solicitation

(a)     For a period of four (4) years commencing on the Closing Date (the “Restricted Period”), Seller shall not, and shall not permit any Person that is an Affiliate of Seller as of the date hereof to, directly or indirectly, (i) engage in or assist others in engaging in the Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) cause, induce or encourage any actual or prospective client, customer, supplier or licensor of the Business (including any existing or former client or customer of Seller and any Person that becomes a client or customer of the Business after the Closing), or any other Person who has a business relationship with the Business, to terminate or modify adversely any such actual or prospective relationship; provided, however, nothing in the foregoing clauses (i), (ii) or (iii) shall limit Seller or any Affiliate of Seller from selling or providing Seller’s eRefund Service (as modified from time to time) to any Person within or outside of the Territory. Notwithstanding the foregoing, Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person.

27

(b)     During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any Person who is offered employment by Buyer pursuant to Section 6.05(a) or is or was employed by Buyer or its Affiliates during the Restricted Period, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 6.02(b) shall prevent Seller or any of its Affiliates from hiring (i) any employee whose employment has been terminated by Buyer or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

(c)     Seller acknowledges that a breach or threatened breach of this Section 6.02 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(d)     Seller acknowledges that the restrictions contained in this Section 6.02 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.02 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 6.02 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(e)     For the avoidance of doubt, the restrictions set forth in this Section 6.02 shall not apply with respect to any Person that becomes an Affiliate of Seller after the date of this Agreement, but who or which is not an Affiliate of Seller as of such date.

28

Section 6.03     Access to Information. From the date hereof until the Closing, Seller shall (a) afford Buyer and its Representatives reasonable access to and the right to inspect all of the properties, assets, premises, Books and Records, Assigned Contracts and other documents and data constituting Purchased Assets; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller to cooperate with Buyer in its investigation of the Business; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Seller, under the supervision of Seller’s personnel and in such a manner as not to interfere with the conduct of the Business or any other businesses of Seller. All requests by Buyer for access pursuant to this Section 6.03 shall be submitted or directed exclusively to Christopher Wolf, Executive Vice President and Chief Financial Officer, or such other individuals as Seller may designate in writing from time to time. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to disclose any information to Buyer if such disclosure would, in Seller’s sole discretion: (x) cause significant competitive harm to Seller and its businesses, including the Business, if the transactions contemplated by this Agreement are not consummated; (y) jeopardize any attorney-client or other privilege; or (z) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement. Prior to the Closing, without the prior written consent of Seller, which may be withheld for any reason, Buyer shall not contact any suppliers to, or customers of, the Business and Buyer shall have no right to perform invasive or subsurface investigations of the Leased Real Property. Buyer shall, and shall cause its Representatives to, abide by the terms of the Confidentiality Agreement with respect to any access or information provided pursuant to this Section 6.03. The parties hereto acknowledge the current contractual relationship between Buyer and Seller relating to certain aspects of the Business. Nothing in this Agreement shall affect, alter, limit or otherwise impact the rights of the parties under the Deposit Processing Services Agreement, as amended, and any termination of this Agreement shall have no effect on such agreement.

Section 6.04     Supplement to Disclosure Schedules. From time to time prior to the Closing, Seller shall have the right (but not the obligation) to supplement or amend the Disclosure Schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 7.02(a) have been satisfied; provided, however, that if Buyer has the right to, but does not elect to, terminate this Agreement within ten (10) Business Days of its receipt of such Schedule Supplement, then Buyer shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter and, further, shall have irrevocably waived its right to indemnification under Section 8.02 with respect to such matter.

Section 6.05     Employees and Employee Benefits.

(a)     Buyer shall, or shall cause an Affiliate of Buyer to, offer employment (i) effective as of the Closing Date, to each Employee whose name is set forth in Section 6.05(a)(i) of the Disclosure Schedules (the Employees who accept such employment and commence employment on the Closing Date, the “Transferred Employees”), and (ii) effective as of the expiration of the Transition Services Agreement (the “TSA Expiration Date”), to each Employee whose name is set forth in Section 6.05(a)(ii) of the Disclosure Schedules (the Employees who accept such employment and commence employment on the TSA Expiration Date, the “Other Transferred Employees”). In the event any Transferred Employee is entitled to commission under a Contract that is an Assigned Contract (or subject to Section 2.09(b)) (regardless of whether such Assigned Contract was entered into before or after Closing), Buyer shall be responsible for paying such commission to the extent it relates to the Business. In the event an Employee of Seller who is not a Transferred Employee is entitled to commission under a Contract that is an Assigned Contract (or subject to Section 2.09(b)), and such commission relates to the Business, Buyer shall reimburse Seller for such commission. For the avoidance of doubt, Seller shall be responsible for any commissions due and payable to Transferred Employees relating to any business of Seller other than the Business.

29

(b)     Except as set forth in Section 6.05(b) of the Disclosure Schedules, during the period commencing on the Closing Date or the TSA Expiration Date, as applicable, and ending on the date which is twelve (12) months from such date (or if earlier, the date of the Transferred Employee’s or Other Transferred Employee’s termination of employment with Buyer or an Affiliate of Buyer), Buyer shall, or shall cause an Affiliate of Buyer to, provide each Transferred Employee or Other Transferred Employee, as applicable, with: (i) base salary or hourly wages which are no less than the base salary or hourly wages provided by Seller immediately prior to the Closing; (ii) target bonus opportunities consistent with Buyer’s annual and long term bonus programs; (iii) retirement and welfare benefits that are no less favorable in the aggregate than those provided by Buyer to its employees; and (iv) severance benefits that are no less favorable than the practice, plan or policy of Buyer.

(c)     With respect to any employee benefit plan maintained by Buyer or an Affiliate of Buyer (collectively, “Buyer Benefit Plans”) for the benefit of any Transferred Employee or Other Transferred Employee, effective as of the Closing or the TSA Expiration Date, as applicable, Buyer shall, or shall cause its Affiliate to, recognize all service of the Transferred Employees or Other Transferred Employees with Seller, as if such service were with Buyer, for vesting, eligibility and accrual purposes; provided, however, such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the corresponding Benefit Plan.

(d)     Effective as of Closing or the TSA Expiration Date, as applicable, and thereafter, Buyer shall waive any eligibility waiting periods and evidence of insurability requirements under any health plan of Buyer or an Affiliate of Buyer extended to Transferred Employees or Other Transferred Employees and their eligible dependents, and shall fully credit each Transferred Employee or Other Transferred Employee with all deductible payments, co-payments and other out-of-pocket expenses paid by such Employee under the health benefit plans of Seller prior to the Closing with respect to the plan year in which the Closing occurs for purposes of determining the extent to which any such Employee and his dependents have satisfied his, her or their deductible and/or reached an out of pocket maximum under any health benefit plan of Buyer (or Affiliate of Buyer) extended to Transferred Employees or Other Transferred Employees after the Closing or the TSA Expiration Date, as applicable.

30

(e)     With respect to any defined contribution plan maintained by Seller as of the Closing, Buyer shall accept a rollover of account balances into its defined contribution plan, including a rollover of any loan notes outstanding as of Closing, and shall cooperate with Seller to effect such rollovers.

(f)     Effective as of the Closing or the TSA Expiration Date, as applicable, the Transferred Employees and Other Transferred Employees shall cease active participation in the Benefit Plans. Seller shall remain liable for all eligible claims for benefits under the Benefit Plans that are incurred by the Employees prior to the Closing Date. For purposes of this Agreement, the following claims shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment, short-term disability, and workers’ compensation insurance benefits, on the event giving rise to such benefits; (ii) medical, vision, dental, and prescription drug benefits, on the date the applicable services, materials or supplies were provided; and (iii) long-term disability benefits, on the eligibility date determined by the long-term disability insurance carrier for the plan in which the applicable Employee participates.

(g)     Buyer and Seller intend that the transactions contemplated by this Agreement should not result in a payment of severance under either Buyer’s or Seller’s severance plan or policy with respect any Employee who receives an employment offer by Buyer that is consistent with the requirements of Section 6.05(b), and, accordingly, Buyer and Seller shall, prior to Closing, take all actions necessary or advisable to amend their severance policies or plans to so provide.   Seller shall be liable and hold Buyer harmless for any statutory, common law, contractual or other severance with respect to any Employee, other than a Transferred Employee or Other Transferred Employee. Buyer shall be liable and hold Seller harmless for any claims relating to the employment of any Transferred Employee arising in connection with or following the Closing, or any Other Transferred Employee arising following the TSA Expiration Date.

(h)     Without limiting the generality of Section 6.05(b), Buyer shall include in its offer to the Employees named in Section 6.05(h) of the Disclosure Schedules such additional terms as are described in such section of the Disclosure Schedules.

(i)     This Section 6.05 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.05, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.05. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 6.05 shall not create any right in any Transferred Employee, Other Transferred Employee or any other Person to any continued employment with Buyer or any of its Affiliates or compensation or benefits of any nature or kind whatsoever.

Section 6.06     Confidentiality. Buyer acknowledges and agrees that the Confidentiality Agreement remains in full force and effect and, in addition, covenants and agrees to keep confidential, in accordance with the provisions of the Confidentiality Agreement, information provided to Buyer pursuant to this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement and the provisions of this Section 6.06 shall nonetheless continue in full force and effect.

31

Section 6.07     [INTENTIONALLY OMITTED.]

Section 6.08     Governmental Approvals and Consents.

(a)     Each party hereto shall, as promptly as possible, use its reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. If required by the HSR Act and if the appropriate filing pursuant to the HSR Act has not been filed prior to the date hereof, each party hereto agrees to make an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within ten (10) Business Days after the date hereof and to supply as promptly as practicable to the appropriate Governmental Authority any additional information and documentary material that may be requested pursuant to the HSR Act.

(b)     Without limiting the generality of Buyer’s undertakings pursuant to this Section 6.08, Buyer agrees to use its reasonable best efforts and to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation Law that may be asserted by any Governmental Authority or any other party so as to enable the parties hereto to close the transactions contemplated by this Agreement as promptly as possible, including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of any of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant to this Agreement as are required to be divested in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the transactions contemplated by this Agreement. In addition, Buyer shall use its reasonable best efforts to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any Governmental Order (whether temporary, preliminary or permanent) that would prevent the consummation of the Closing.

32

(c)     All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Seller or Buyer with Governmental Authorities in the ordinary course of business, any interactions, written or otherwise between Buyer and its state and federal banking regulators, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

(d)     Seller and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 4.03 and Section 5.03 of the Disclosure Schedules; provided, however, that Seller shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested, except for a de minimis review fee or similar fee.

Section 6.09     Books and Records.

(a)     In order to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing, or for any other reasonable purpose, for a period of five (5) years after the Closing, Buyer shall:

(i)     retain the Books and Records (including personnel files) relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Seller; and

(ii)     upon reasonable notice, afford Seller’s Representatives reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours, to such Books and Records.

(b)     In order to facilitate the resolution of any claims made by or against or incurred by Buyer after the Closing, or for any other reasonable purpose, for a period of five (5) years after the Closing, Seller shall:

(i)     retain the books and records (including personnel files) of Seller that are not Purchased Assets and which relate to the Business and its operations for periods prior to the Closing; and

(ii)     upon reasonable notice, afford Buyer’s Representatives reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours, to such books and records.

33

(c)     Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 6.09 where such access would violate any Law.

Section 6.10     Closing Conditions.

(a)     From the date hereof until the Closing, each party hereto shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.

(b)     Unless this Agreement is terminated pursuant to Article IX, Parent shall prepare and file with the SEC a proxy statement relating to the Stockholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”) on or prior to January 12, 2016, provided that upon Seller’s request, the parties will discuss in good faith a reasonable extension of such date. Parent, after consultation with Buyer, will use commercially reasonable efforts to respond to any comments made by the SEC with respect to the Proxy Statement as promptly as practicable following receipt of the same. Buyer shall furnish all information as Parent may reasonably request in connection with such actions and the preparation of the Proxy Statement. Subject to Section 6.11, as promptly as practicable after the clearance of the Proxy Statement by the SEC, Parent shall mail the Proxy Statement to its stockholders. Subject to Section 6.11, the Proxy Statement shall include the Board Recommendation. Parent will advise Buyer, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Stockholders’ Meeting, any event or circumstance relating to Buyer, or its officers or directors, should be discovered by Buyer which should be set forth in an amendment or a supplement to the Proxy Statement, Buyer shall promptly inform Parent. If at any time prior to the Stockholders’ Meeting, any event or circumstance relating to Parent or Seller, or their respective officers or directors, should be discovered by Parent or Seller which should be set forth in an amendment or a supplement to the Proxy Statement, Parent shall promptly inform Buyer. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and other applicable Laws and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)     None of the written information supplied or to be supplied by Buyer or any of its Affiliates, directors, officers, employees, agents or representatives expressly for inclusion or incorporation by reference in the Proxy Statement or any other documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, will, as of the time such documents (or any amendment thereof or supplement thereto) are mailed to Parent’s stockholders and at the time of Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

34

(d)     Parent shall call and hold a meeting of its stockholders (the “Stockholders’ Meeting”) as promptly as practicable following the date on which the Proxy Statement is cleared by the SEC for the purpose of obtaining the Required Stockholders Vote, provided that such meeting shall be noticed for a date that is no later than 20 days after the mailing thereof. Except as permitted by Section 6.11, the Proxy Statement shall include the Board Recommendation.

(e)     Nothing in this Section 6.10 shall be deemed to prevent Parent or the board of directors of Parent from taking any action they are permitted or required to take under, and in compliance with, Section 6.11 or are required to take under applicable Law.

Section 6.11     No Other Bids and Related Matters.

(a)     So long as this Agreement remains in effect, except as otherwise expressly permitted in this Agreement, Seller shall not, and shall cause each Seller Affiliate and their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, Affiliates and other agents (collectively, the “Seller Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes or could reasonably be expected to lead to a Seller Acquisition Proposal; (ii) respond to any inquiry relating to a Seller Acquisition Proposal; (iii) recommend or endorse a Seller Acquisition Proposal or Seller Acquisition Transaction, except in connection with a Seller Subsequent Determination permitted pursuant to Section 6.11(g); (iv) participate in any discussions or negotiations regarding any Seller Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Buyer) to any non-public information or data with respect to the Business or otherwise relating to a Seller Acquisition Proposal; (v) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Seller is a party; or (vi) enter into any agreement, agreement in principle or letter of intent with respect to any Seller Acquisition Proposal or approve or resolve to approve any Seller Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to a Seller Acquisition Proposal. In the event of any violation of the foregoing restrictions by any Seller Representative becomes known to Seller, Seller shall use best efforts both to promptly cure, to the extent practicable, any prior violation and to cause such Seller Representative to not commit any additional violations of this Section. Seller shall notify Buyer promptly if any such discussions or negotiations are sought to be initiated with Seller by any Person other than Buyer or if any such requests for information, inquiries, proposals or communications are received from any Person other than Buyer.

35

(b)     For purposes of this Agreement, “Seller Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Buyer), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, a Seller Acquisition Transaction. For purposes of this Agreement, “Seller Acquisition Transaction” shall mean (A) an acquisition of the Business or all or substantially all of the Purchased Assets, in either case independent of the acquisition of any other business or assets of Seller, in a single transaction or series of transactions involving any merger, consolidation, purchase of assets, recapitalization, purchase or exchange or equity interests, liquidation, dissolution or similar transaction involving the Business or all or substantially all of the Purchased Assets, in either case independent of the acquisition of any other business or assets of Seller or (B) any transaction which is similar in form, substance and purpose to the transactions provided for and contemplated by this Agreement. Notwithstanding the foregoing and for the avoidance of doubt, (i) “Seller Acquisition Transaction” does not include (x) the acquisition of the Business or all or substantially all of the Purchased Assets together with any other business of Seller (an “Exempt Sale”) or (y) the acquisition of any other business of Seller independent of the acquisition of the Business or all or substantially all of the Purchased Assets, in each case whether by merger, consolidation, purchase of assets, recapitalization, purchase or exchange or equity interests, liquidation, dissolution or similar transaction, and (ii) Seller shall not be in breach of Section 6.11(a) by virtue of taking any actions in furtherance of an Exempt Sale, including preparing and distributing a confidential information memorandum (or similar document), even if a third party makes a Seller Acquisition Proposal in connection therewith.

(c)     Notwithstanding Section 6.11(a), Seller may take any of the actions described in clauses (ii), (iv), (v) and (vi) of Section 6.11(a) if, but only if, (i) Seller has received a bona fide unsolicited Seller Acquisition Proposal; (ii) the Parent Board of Directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that such Seller Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined below); (iii) Seller provides Buyer with notice of such determination within forty eight (48) hours thereafter; and (iv) prior to furnishing or affording access to any nonpublic information or data with respect to the Business or otherwise relating to such Seller Acquisition Proposal, Seller receives from such Person a confidentiality agreement with terms no less favorable to Buyer in the aggregate than those contained in the Confidentiality Agreement and provides a copy of the same to Buyer. Seller shall promptly provide to Buyer any non-public information regarding Seller or any Seller Affiliate provided to any other Person pursuant to the foregoing sentence that was not previously provided to Buyer, such additional information to be provided no later than forty-eight (48) hours after the provision of such information to such other party.

(d)     For purposes of this Agreement, “Superior Proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into a Seller Acquisition Transaction on terms that the Parent Board of Directors determines in its good faith judgment, after consultation with and having considered the advice of its outside legal counsel and financial advisor is more favorable to the stockholders of Parent than the transactions contemplated by this Agreement taking into account all legal, financial, regulatory and other aspects of the proposal, including the likelihood of completing the transaction.

(e)     Seller shall promptly (and in any event within forty-eight (48) hours after receipt) notify Buyer in writing of (i) any Seller Acquisition Proposal received by Seller or (ii) any request for nonpublic information related to a Seller Acquisition Proposal. Such notice shall indicate the name of the Person making such Seller Acquisition Proposal or information request and the material terms and conditions of such proposal (and any written materials delivered in connection with such proposal or information request, unless (i) such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement, (ii) disclosure of such materials jeopardizes the attorney-client privilege, or (iii) disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree.) Seller agrees that it shall keep Buyer informed, on a reasonably prompt basis (and in any event within forty-eight (48) hours of a change), of the status and terms of any such proposal, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

36

(f)     Except as provided in Section 6.11(g) or Section 6.11(h), neither the Parent Board of Directors nor any committee thereof shall (i) withdraw, qualify or modify, or publicly propose to withdraw, qualify or modify, in a manner adverse to Buyer in connection with the transactions contemplated by this Agreement, the Board Recommendation, or make any statement, filing or release, in connection with the Stockholders’ Meeting or otherwise, inconsistent with the Board Recommendation; (ii) approve or recommend, or publicly propose to approve or recommend, any Seller Acquisition Proposal; or (iii) enter into (or cause Seller or any Seller Affiliate to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Seller Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 6.11(b)) or (B) requiring Seller to abandon, terminate or fail to consummate the sale of the Business to Buyer and the other transactions contemplated by this Agreement.

(g)     Notwithstanding anything in this Agreement to the contrary, at any time prior to the Stockholders’ Meeting, the Parent Board of Directors may approve or recommend to the stockholders of Parent a Superior Proposal and withdraw, qualify or modify the Board Recommendation in connection therewith or take any of the other actions otherwise prohibited by Section 6.11(f) (a “Seller Subsequent Determination”) after the fifth (5th) business day following the receipt by Buyer of a notice (the “Notice of Superior Proposal”) from Seller advising Buyer that the Parent Board of Directors has determined that a Seller Acquisition Proposal is a Superior Proposal (it being understood that Seller shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that Seller proposes to accept and the subsequent notice period shall be five (5) business days) if, but only if, (i) the Parent Board of Directors determines in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions would be inconsistent with its fiduciary duties to Parent’s stockholders under applicable law and (ii) at the end of such five (5) business day period, after taking into account any adjusted, modified or amended terms as may have been committed to in writing by Buyer since its receipt of such Notice of Superior Proposal (provided, however, that Buyer shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), the Parent Board of Directors has again determined in good faith that such Seller Acquisition Proposal constitutes a Superior Proposal.

37

(h)     Notwithstanding anything in this Agreement to the contrary, at any time prior to the Stockholders’ Meeting, the Parent Board of Directors may effect a Seller Subsequent Determination in connection with the receipt by Seller of a bona fide written proposal made by a third party to enter into an Exempt Sale transaction on terms that the Parent Board of Directors determines in its good faith judgment, after consultation with and having considered the advice of its outside legal counsel and financial advisor, is more favorable to the stockholders of Parent than the transactions contemplated by this Agreement, taking into account all legal, financial, regulatory and other aspects of the proposal, including the likelihood of completing the transaction, after the fifth (5th) business day following the receipt by Buyer of a notice (the “Notice of Exempt Sale”) from Seller advising Buyer that the Parent Board of Directors has determined to take such action.

(i)     Nothing contained in this Agreement shall prohibit the Parent Board of Directors from disclosing the fact that the Parent Board of Directors has received a Seller Acquisition Proposal and the terms of such Seller Acquisition Proposal, if the Parent Board of Directors determines, after consultation with its outside legal counsel, that (i) failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Law or (ii) Parent or Seller is otherwise required to make such disclosure, including pursuant to applicable Law or the rules of any stock exchange.

Section 6.12     Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 6.13     Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 6.14     Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 6.15     Services to be Provided by Buyer. From the Closing Date until the one (1)-year anniversary of such date, Buyer shall provide to Seller the services set forth on Section 6.15 of the Disclosure Schedules.

38

Section 6.16     Services to be Provided by Seller. From the Closing Date until the two (2)-year anniversary of such date, Seller shall provide consulting services to assist Buyer as reasonably needed and reasonably requested, to the extent Seller employs as of the Closing and continues to employ after the Closing personnel with applicable expertise capable of providing such services. The consulting services shall include the following: (i) assistance with relationships and contacts with educational institutions and the Department of Education, and discussions and strategies regarding work with the counterparties, (ii) strategic considerations for developing the Business, including expansion of services to additional higher education institutions, providing additional but related services to such institutions, and coordination of Buyer’s Refund Disbursement solicitation efforts with Seller’s CashNet solicitation efforts, (iii) strategic considerations regarding technology matters, including data security, development of Buyer data centers to replace data centers shared with CashNet, site selection for Buyer data centers and New Haven office facility, equipment selection, and vendor selection, (iv) assistance with consumer compliance matters relating to Regulation E, UDAAP, other matters, as well as overdrafts and other past activities, and (v) other general purposes.

Section 6.17     Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.01     Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)     The filings of Buyer and Seller pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.

(b)     No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(c)     Seller shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 4.03 and all consents from the third parties set forth on Section 7.01(c) of the Disclosure Schedules, and Buyer shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 5.03, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked.

(d)     The stockholders of Higher One Holdings, Inc., the sole stockholder of Seller, shall have approved the terms of this Agreement and the transactions contemplated hereby.

39

Section 7.02     Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)     The representations and warranties of Seller contained in Article IV, other than in Section 4.5(a), shall have been true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

(b)     Seller shall have duly performed and complied in all material respects with (i) all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date, and (ii) any order or directive of any Governmental Authority relating to the matters set forth on Section 2.04(e) of the Disclosure Schedules.

(c)     Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(a).

(d)     Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(a) have been satisfied (the “Seller Closing Certificate”).

(e)     Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(f)     Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(g)     Buyer shall have received a certificate pursuant to Treasury Regulations Section 1.1445-2(b) (the “FIRPTA Certificate”) that Seller is not a foreign person within the meaning of Section 1445 of the Code duly executed by Seller.

(h)     Seller shall have received all consents from the third parties and taken such actions as set forth on Section 7.02(h) of the Disclosure Schedules.

40

Section 7.03     Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)     The representations and warranties of Buyer contained in Article V shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

(b)     Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

(c)     Buyer shall have delivered to Seller the Closing Amount, duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 3.02(b).

(d)     Buyer shall have delivered the Escrow Amount to the Escrow Agent pursuant to Section 3.02(c).

(e)     Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”).

(f)     Seller shall have obtained all necessary consents of the lenders party to the Credit Facility described in Section 4.03 of the Disclosure Schedule in connection with the transactions contemplated by this Agreement.

(g)     Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(h)     Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

41

ARTICLE VIII
INDEMNIFICATION

Section 8.01     Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 8.02     Indemnification By Seller. Subject to the other terms and conditions of this Article VIII, Seller shall indemnify Buyer against, and shall hold Buyer harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of:

(a)     any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement;

(b)     any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement; or

(c)     any Excluded Asset or any Excluded Liability.

Section 8.03     Indemnification By Buyer. Subject to the other terms and conditions of this Article VIII, Buyer shall indemnify Seller against, and shall hold Seller harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of, with respect to or by reason of:

(a)     any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement;

(b)     any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or

(c)     any Assumed Liability.

42

Section 8.04     Certain Limitations. The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a)     The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 8.02(a) or Section 8.03(a), as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) or Section 8.03(a) exceeds two percent (2%) of the Purchase Price (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible. With respect to any claim as to which the Indemnified Party may be entitled to indemnification under Section 8.02(a) or Section 8.03(a), as the case may be, the Indemnifying Party shall not be liable for any individual or series of related Losses which do not exceed $100,000 (which Losses shall not be counted toward the Deductible).

(b)     The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 8.02(a) or Section 8.03(a), as the case may be, shall not exceed ten percent (10%) of the Purchase Price.

(c)     Payments by an Indemnifying Party pursuant to Section 8.02 or Section 8.03 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(d)     Payments by an Indemnifying Party pursuant to Section 8.02 or Section 8.03 in respect of any Loss shall be reduced by an amount equal to any Tax benefit realized or reasonably expected to be realized as a result of such Loss by the Indemnified Party.

(e)     In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(f)     Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(g)     Seller shall not be liable under this Article VIII for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement if Buyer had knowledge of such inaccuracy or breach prior to the Closing.

43

Section 8.05     Indemnification Procedures.

(a)     Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.06) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)     Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

44

(c)     Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 8.06     Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.07     Exclusive Remedies. Subject to Section 10.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VIII. Nothing in this Section 8.07 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 10.11 or to seek any remedy on account of any intentional fraud by any party hereto.

45

ARTICLE IX
TERMINATION

Section 9.01     Termination. This Agreement may be terminated at any time prior to the Closing:

(a)     by the mutual written consent of Seller and Buyer;

(b)     by Buyer by written notice to Seller if:

(i)     Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure cannot be cured by Seller by July 1, 2016 (the “Drop Dead Date”); or

(ii)     any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

(iii)     if Seller or Parent has received a Superior Proposal, and in accordance with Section 6.11 of this Agreement, the Parent Board of Directors has entered into any letter of intent, agreement in principle or acquisition agreement with respect to the Superior Proposal, withdrawn its recommendation of this Agreement or failed to make such recommendation at any time a recommendation is required to be made under this Agreement or modified or qualified such recommendation in a manner adverse to Buyer, or has otherwise made a determination to accept such Superior Proposal, or if Seller has effected a Seller Subsequent Determination, including after delivery of a Notice of Exempt Sale.

(c)     by Seller by written notice to Buyer if:

(i)     Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure cannot be cured by Buyer by the Drop Dead Date; or

46

(ii)     any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(iii)     prior to obtaining the Required Stockholders Vote, a Seller Subsequent Determination shall have occurred.

(d)     by Buyer or Seller in the event that:

(i)     there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or

(ii)     any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 9.02     Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)     as set forth in this Article IX, Section 6.06 and Article X hereof;

(b)     In the event that this Agreement is terminated by Buyer or Seller following failure of the shareholders of Parent to approve the transactions contemplated by this Agreement and, prior to the Stockholders’ Meeting, any person shall have proposed or publicly announced a Seller Acquisition Proposal, Seller shall pay to Buyer the Buyer Expense Reimbursement Fee within five (5) business days after Buyer makes written demand therefor. Such payment shall be made by wire transfer of immediately available funds.

(c)     In the event that this Agreement is terminated by Buyer pursuant to Section 9.01(b)(iii) or by Seller pursuant to Section 9.01(c)(iii), Seller shall pay to Buyer the Buyer Termination Fee within five (5) business days after Buyer makes written demand therefor. Such payments shall be made by wire transfer of immediately available funds to an account designated by Buyer.

(d)     For purposes of this Agreement, the “Buyer Expense Reimbursement Fee” shall mean the lesser of (i) the amount of Buyer’s actual and documented out-of-pocket expenses incurred in connection with due diligence, negotiation and execution of this Agreement and undertaking the transactions contemplated by this Agreement (including without limitation all financial advisor, accounting, counsel and third party review firm fees), and (ii) $500,000. For purposes of this Agreement, the “Buyer Termination Fee” shall mean $1.5 million.

(e)     that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof.

47

ARTICLE X
MISCELLANEOUS

Section 10.01     Expenses. Except as otherwise expressly provided herein (including Section 6.14 and Section 9.02 hereof), all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that Buyer shall be responsible for all filing and other similar fees payable in connection with any filings or submissions under the HSR Act.

Section 10.02     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the thirty (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Seller or Parent:	115 Munson Street New Haven, CT 06511 Attention: Christopher Wolf, Executive VP and Chief Financial Officer Facsimile: (203) 776-7796 E-mail: christopher.wolf@higherone.com

with a copy to:	Wiggin and Dana LLP One Century Tower 265 Church Street P.O. Box 1832 New Haven, CT 06508-1832 Attention: Paul A. Hughes Facsimile: (203) 782-2889 E-mail: phughes@wiggin.com

If to Buyer:	1015 Penn Avenue, Suite 103 Wyomissing, PA 19610 Attention: Robert Wahlman, Chief Financial Officer E-mail: rwahlman@customersbank.com

48

with a copy to:	Stradley Ronon Stevens & Young, LLP 2600 One Commerce Square Philadelphia, PA 19103 Attention: Christopher S. Connell, Esquire Facsimile: 215-564-8120 E-mail: cconnell@stradley.com

Section 10.03     Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06     Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

49

Section 10.07     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Buyer shall have the right to assign all or a portion of this Agreement to an entity that is an Affiliate of Buyer. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.08     No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09     Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)     ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK AND COUNTY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

50

(c)     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

Section 10.11     Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 10.13     Non-recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

51

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HIGHER ONE, INC.

By:      /s/ Marc Sheinbaum

Name: Marc Sheinbaum

Title: President and CEO

For purposes of Sections 6.10
and 6.11 only:

HIGHER ONE HOLDINGS, INC.

By:     /s/ Marc Sheinbaum

Name: Marc Sheinbaum

Title: President and CEO

CUSTOMERS BANK

By: /s/ Jay Sidhu Name: Jay Sidhu Title: Chairman and CEO

CUSTOMER’S BANCORP, INC.

By: /s/ Jay Sidhu Name: Jay Sidhu Title: Chairman and CEO

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

Form of Transition Services Agreement

(Attached)

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made as of [_____], 2016 between Higher One, Inc., a Delaware corporation (“Seller”) and Customers Bank, a bank chartered under the laws of the Commonwealth of Pennsylvania (“Buyer”). Seller and Buyer are referred to herein collectively as the “Parties” and individually as a “Party.”

INTRODUCTION

WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement, dated as of December 14, 2015 (the “Purchase Agreement”) (capitalized terms not defined in this Agreement shall have the meanings indicated in the Purchase Agreement);

WHEREAS, under the Purchase Agreement, Buyer has agreed to purchase from Seller certain assets related to Seller’s business of disbursing refunds for its higher education institutional clients and servicing student-oriented checking accounts for the students of those clients (the “Business”), and the Purchase Agreement contemplates that the Parties shall execute and deliver this Agreement at the Closing; and

WHEREAS, Buyer and Seller desire that, after the Closing, Seller and certain of its Affiliates shall provide to Buyer certain services on a transitional basis.

NOW, THEREFORE, in consideration of the promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
TRANSITION SERVICES

Section 1.1     Transition Services.

(a)     Scope and Duration. Seller, itself and/or by and through its Affiliates, and its and their respective employees, agents or contractors, shall provide or cause to be provided to Buyer, solely for the benefit of Buyer, those services set forth on Annex A hereto, as it may be amended from time to time by mutual written agreement of the Parties (collectively, the “Transition Services”) until the earlier of (i) expiration of the service period applicable to such Transition Services as set forth with respect to each applicable Transition Service on Annex A hereto, or (ii) expiration of the Term (as defined below). Seller shall not be obligated to provide any services other than the Transition Services expressly provided herein. Seller shall not be required to perform Transition Services hereunder in any manner that violates any applicable law or regulation. It is acknowledged by Seller that the objective of this Agreement is to obligate Seller to provide, throughout the Term, any and all services and functions that Buyer is unable to perform with respect to the assets purchased and employees hired pursuant to the Purchase Agreement in order for the Business to perform at a comparable level of operation and functionality achieved during the 180 days prior to the closing under the Purchase Agreement. In addition, Seller shall provide consulting services to Buyer related to the One Account structure and operation, marketing and managing relationships with colleges and universities, regulatory compliance matters, Department of Education introductions and relationship advice, product pricing matters, and contractual matters (with vendors as well as colleges and universities).

1

(b)     Modified Transition Services. Any modifications to the Transition Services shall be subject to mutual agreement pursuant to ARTICLE IX hereof.

(c)     Subcontractors. Upon written notice to Buyer, Seller may subcontract with an unaffiliated third party (a “Subcontractor”) to provide any Transition Services; provided that no notice shall be required with respect to the continued use of subcontractors in the manner utilized by Seller in connection with the Business immediately prior to the Closing, or with respect to changes in subcontractors which are consistent with Seller’s operation of the Business immediately prior to the Closing. Notwithstanding any subcontracting of Seller’s obligations under this Agreement, Seller shall, for the term of this Agreement, remain primarily liable for the delivery and performance of the Transition Services.

Section 1.2     Service Coordinators and Issue Resolution.

(a)     Seller and Buyer each hereby appoint as service coordinators their respective employees identified on Schedule 1.2 hereto (each, a “Service Coordinator”) to be the primary point of contact between Seller and Buyer with respect to the Transition Services, including, and subject to the terms of this Schedule 1.2, with respect to disputes between the Parties arising out of or relating to this Agreement or the provision of Transition Services hereunder. Each Party shall have the right, upon reasonable advance written notice to the other Party, to replace its Service Coordinator with an employee or officer of such Party with comparable knowledge, expertise and decision-making authority.

(b)     In the event the Service Coordinators fail to resolve any dispute arising between the Parties in connection with the Transition Services within a reasonable time of receiving notice of such dispute from a Party, and in any event within ten (10) Business Days of such notification, then Buyer shall designate an officer or officers holding the office of Senior Vice President (or equivalent office) or above (such officers, the “Senior Officers”) and such Senior Officers shall attempt in good faith to conclusively resolve any such dispute (i) with the members of an operating committee designated by Seller, and (ii) in the event the Senior Officers and operating committee fail to resolve the dispute, an executive committee shall be designated by Seller and Buyer. If the Senior Officers and the operating and executive committees designated by Seller and Buyer cannot resolve such dispute within a reasonable period of time, and in any event within twenty (20) Business Days of the referral of such dispute to them, either Party may submit the dispute to litigation as provided for in Section 10.8.

(c)     Any dispute arising out of or relating to this Agreement shall be submitted for resolution pursuant to this Section 1.2 before any Party may commence any legal proceeding in connection therewith. A Party’s failure to comply with the preceding sentence shall constitute cause for the dismissal without prejudice of any such legal proceeding. This Section 1.2(c) is without prejudice to either Party’s right to seek interim relief against the other Party (such as an injunction) to protect its rights and interests, or to enforce the obligations of the other Party and the parties need not negotiate disputes with respect to equitable remedies prior to seeking relief from a court of competent jurisdiction.

2

Section 1.3     Migration Plan.

(a)     On or prior to the date hereof, the Parties shall have negotiated and finalized a plan to transition from the performance of the Transition Services by Seller and its Affiliates to the performance of such services by Buyer, including moving the information technology systems and data used in the Business from Seller’s infrastructure to Buyer’s or its designee’s infrastructure (“Migration”) (such plan, the “Migration Plan”).

(b)     Buyer shall be responsible for the Migration, including the construction and deployment of any systems or physical space required for the Migration. Seller shall use commercially reasonable efforts to assist Buyer in completing the Migration. Buyer shall be responsible for all fees and expenses incurred by Buyer and reasonable out-of-pocket third party costs of Seller incurred in the course of providing any assistance with the Migration requested by Buyer.

(c)     The Parties acknowledge that the Migration Plan is a document that may change, and any such changes will be subject to the change control process set forth in ARTICLE IX. Each Party shall use its commercially reasonable efforts to perform its obligations under the Migration Plan according to the schedule set forth in the Migration Plan, and each Party shall use sufficient and qualified resources and personnel to implement the Migration Plan, taking into account the need to reasonably manage the cost of such transition and minimize the disruption to the ongoing business activities of the Parties.

Section 1.4     Additional Transition Services. If requested by Buyer, Seller shall provide services in addition to the Transition Services to Buyer (“Additional Transition Services”), as may be agreed pursuant to the Change Control process set forth in ARTICLE IX. The scope of any such Additional Transition Services, as well as the prices and other terms applicable to such additional services, shall be as mutually agreed by Buyer and Seller, as further contemplated by ARTICLE IX.

Section 1.5     Standard of Performance. Seller shall perform or procure the provision of the Transition Services for Buyer to standards of performance comparable in all material respects to which such Transition Services were performed by Seller or its Affiliates in connection with the Business immediately prior to Closing.

Section 1.6     Access. Each party shall use good faith efforts to provide the other party with access to information and computer systems, facilities, networks (including voice or data networks) or software to the extent reasonably necessary to enable the provision of Transition Services contemplated by this Agreement, subject to Section 7 hereof. The party requesting access shall give the other party reasonable prior written notice and justification of the need for such access.

Section 1.7     Independent Contractor. For all purposes hereof, each Party shall at all times act as an independent contractor and shall have no authority to represent the other Party in any way or otherwise be deemed an agent, lawyer, employee, representative, joint venturer or fiduciary of such other Party nor shall this Agreement or the transactions contemplated hereby be deemed to create any joint venture between the Parties. Each Party shall not declare or represent to any third party that such Party shall have any power or authority to negotiate or conclude any agreement, or to make any representation or to give any undertaking on behalf of the other Party in any way whatsoever.

3

ARTICLE II
SERVICE FEES AND EXPENSES

Section 2.1     Service Fees.

(a)     Subject to adjustment in accordance with this Section 2.1, Buyer shall pay a fee for the Transition Services and Additional Transition Services it receives during the Term as follows (collectively, the “Service Fees”):

(i)     with respect to the Transition Services, $5,000,000, payable in twelve (12) equal monthly instalments of $416,666.67, each of which shall be due and payable on the fifteenth (15th) day of each month; and

(ii)     with respect to any Additional Transition Services provided by Seller, on the timetable and in the amount agreed by the Parties and set out in the executed amendment to this Agreement under which such Additional Transition Services are provided as contemplated in Article IX.

(b)     The Service Fees are exclusive of any sales tax, transfer tax, value-added tax, goods and services tax or similar tax (“Taxes”). Any Taxes (but excluding any Tax based upon net income) payable with respect to the Service Fees shall be invoiced by Seller and paid to Seller by Buyer within thirty (30) days of receipt of such invoice. Seller shall be responsible for remitting any such Taxes to the appropriate taxing authority.

(c)     If the cost to Seller of providing a Transition Service increases as a result of actions taken outside the scope of this Agreement by or at the request of Buyer or as a result of any change in applicable law or regulation or action of any Government Entity (collectively, “Imposed Changes”), then the resulting increase in costs will be passed through to Buyer by means of an increase in the relevant Service Fees in the amount of such actual increase in the cost of the provision of such Transition Services, plus any direct, out of pocket, up-front costs of modifying the Transition Services as a result of such Imposed Changes, provided, however, that (i) in no event shall Seller be obligated to perform any service hereunder other than in accordance with applicable law and regulation, and (ii) Seller shall not be obligated to perform such Service unless Buyer agrees to pay such costs of modifying the Transition Services to comply with such Imposed Changes and such increased Service Fees.

Section 2.2     Expenses. Buyer shall be responsible for any direct third-party out-of-pocket costs or expenses incurred by Seller and disclosed in writing to Buyer prior to the date of this Agreement in connection with providing the Transition Services.

Section 2.3     Records. Seller shall maintain records of all receipts, invoices, reports and other documents relating to the Transition Services rendered hereunder in accordance with applicable law and regulation and its standard accounting practices and procedures, which practices and procedures are employed by Seller in its provision of services for itself and its Affiliates.

4

ARTICLE III
PAYMENT

Section 3.1     Invoicing and Payment. For the Transition Services described on Annex A on the date hereof, Buyer shall pay the monthly fees set forth in Section 2.1 on or before each due date for such fee, without an invoice from Seller. For any Additional Transition Services, Seller shall pay Buyer in accordance with the executed amendment to this Agreement under which such Additional Transition Services are provided. For any third-party expenses incurred by Seller in connection with providing the Transition Services and payable by Buyer in accordance with Section 2.2 hereof, Seller shall invoice Buyer, and Buyer shall remit payment to Seller for all such invoiced expenses within thirty (30) calendar days after receipt of each such invoice. Any undisputed amount unpaid after the expiration of thirty (30) calendar days after the due date shall bear interest equal to one-half percent (0.5%) per month of the overdue amount. Each invoice for expenses shall set forth in reasonable detail, for the period covered by such invoice, the source of the expenses incurred.

Section 3.2     No Set Off. Buyer shall not have the right to set off any claims of damages, under this Agreement, the Purchase Agreement or any other arrangement between Buyer and Seller, against payments owed under this Agreement.

ARTICLE IV
TRANSITION

Section 4.1     Return of Materials. Promptly at the end of the service period with respect to a Transition Service, at the end of the Term or upon termination of this Agreement in accordance with ARTICLE VI, as the case may be, each Party (the “Receiving Party”) shall, at the other party’s expense and written direction, return or destroy and certify the return or destruction of, any and all of the other Party’s books, records, files, databases, intellectual property (including embodiments thereof), Confidential Information (as defined below) or information related to customer data in the possession, custody or control of the Receiving Party (the “Materials”); provided that a Receiving Party shall be permitted to retain one copy of the Materials solely as required in order to comply with applicable law and regulation, or for audit, compliance or regulatory purposes to the extent permitted by applicable law and regulation; and provided, further, that a Receiving Party shall not be obligated to destroy any Materials if such destruction would, in the reasonable opinion of counsel to such Receiving Party, constitute a violation of applicable law or regulation.

ARTICLE V
INTELLECTUAL PROPERTY

Section 5.1     Title to Intellectual Property.

(a)     Each of the Parties agrees that any intellectual property of the other Party made available to it in connection with the Transition Services, and any derivative works, additions, modifications or enhancements thereof created by the other Party pursuant to this Agreement, are and shall remain the sole property of the other Party, and such Party hereby irrevocably assigns any and all right, title and interest therein to such other Party. Each Party agrees not to use, and to cause its Affiliates not to use, intellectual property of the other Party for any purpose other than in connection with the performance of the Transition Services during the Term.

5

(b)     Buyer acknowledges that Seller may be providing services similar to the Transition Services to its own businesses and/or to other third parties during the Term, without restriction hereunder.

Section 5.2     Use of Trademarks. Except as expressly set forth in the Purchase Agreement, neither party shall use the other party’s trademarks, service marks, trade names, domain names or other source identifiers without such party’s prior written consent.

Section 5.3     Software Licenses and Data Subscriptions. Except as provided in the Purchase Agreement or as set forth on Schedule 5.3 hereto, Seller and its Affiliates shall not be required to transfer or assign to Buyer any third-party software licenses, data subscriptions or any software or hardware owned by Seller or any of its Affiliates in connection with the provision of the Transition Services.

ARTICLE VI
TERM AND TERMINATION

Section 6.1     Term. The term of this Agreement (the “Term”) shall commence on the Closing and continue from the Closing Date until the one (1)-year anniversary of the Closing Date (the “Termination Date”); provided that the Term of any individual Transition Service may be for a shorter period of time as may be set forth on Annex A hereto or as mutually agreed by the parties in writing.

Section 6.2     Termination for Cause. Either Party (the “Terminating Party”) may terminate this Agreement with immediate effect by notice in writing to the other Party (the “Other Party”) on or at any time after the occurrence of any of the following events:

(a)     the Other Party is in default of any of its material obligations under this Agreement and (if the breach is capable of remedy) has failed to remedy the breach within thirty (30) days after receipt of notice in writing from the Terminating Party giving particulars of the breach;

(b)     the Other Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(c)     an involuntary case or other proceeding shall be commenced against the Other Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

6

Section 6.3     Survival. Section 2.3 (Records), ARTICLE III (Payments)(to the extent such fees accrued prior to termination, cancellation or expiration), Section 4.1 (Return of Materials), Section 5.1 (Intellectual Property), this Section 6.3 (Survival), Section 7.1 (Confidentiality), Section 8.2 (Limitations of Liability) and Article X (Miscellaneous) shall survive any termination or expiration of this Agreement.

ARTICLE VII
CONFIDENTIALITY

Section 7.1     Confidentiality.

(a)     Each Party acknowledges that, in connection with the performance by a Party of its obligations hereunder, such Party may be provided with information about confidential and proprietary information of the other Party and third parties with which the other Party conducts business. The confidential information of such other Party and third parties is defined below and is collectively referred to as “Confidential Information.” In recognition of the foregoing, each Party covenants and agrees:

(i)     that it will keep and maintain all Confidential Information in confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure;

(ii)     that it will not, directly or indirectly, disclose any Confidential Information to anyone outside of the other Party, except with the other Party’s prior written consent or as may be permitted under this Article VII;

(iii)     that such Party will not make use of any Confidential Information for its own purpose or the benefit of anyone or any other entity other than the other Party, provided that Buyer can make use of any Confidential Information related to the Business in its operation of the Business; and

(iv)     that such Party will take no action with respect to the Confidential Information that is inconsistent with its confidential and proprietary nature.

(b)     Each Party shall be permitted to disclose the Confidential Information only as follows:

(i)     to its employees, agents, auditors, counsel, directors, officers and contractors (“Related Parties”) and, in the case of Seller, Subcontractors, having a need to know such information in connection with the performance of the Transition Services. Each Party shall be responsible for all its Related Parties and Subcontractors’ compliance with the terms of this Agreement; and

(ii)     if disclosure is required by applicable law or regulation, provided that a Party shall notify the other Party in writing as soon as reasonably practicable in advance of such disclosure, and provide the other Party with copies of any related information so that the other Party may take appropriate action to protect the Confidential Information.

7

(c)     For purposes of this Agreement, Confidential Information shall include all business information of the other Party, including the following:

(i)     information relating to the other Party’s planned or existing computer systems and systems architecture, including computer hardware, computer software, source code, object code, documentation, methods of processing and operational methods;

(ii)     sales, profits, organizational restructuring, new business initiatives and financial information;

(iii)     information that describes the other Party’s products, including product designs, and how such products are administered and managed;

(iv)     information that describes the other Party’s product strategies, tax interpretations, tax positions and treatment of any item; and

(v)     confidential information and software of, and contracts with (and any information related thereto), third parties with which the other Party conducts business.

(d)     Notwithstanding the foregoing, Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by a Party or its Related Parties or Subcontractors, (ii) was available to a Party on a non-confidential basis prior to its disclosure to such Party by the other Party or the other Party’s Related Parties or Subcontractors or (iii) is or becomes available on a non-confidential basis to a Party from a Person other than the other Party, provided that such Person was not known to the receiving Party to be bound by any agreement with the disclosing Party to keep such information confidential or to be otherwise prohibited from transmitting the information. Each Party acknowledges that the disclosure of Confidential Information may cause irreparable injury and damages, that money damages would not be a sufficient remedy for any actual or threatened disclosure and that a Party shall (without proof of actual damages) be entitled to equitable relief, including an injunction and specific performance, as a remedy if the other Party breaches or threatens to disclose Confidential Information in violation hereof. A breaching Party shall not object to the entry of an injunction or other equitable relief against such Party on the basis that an adequate remedy is available at law or lack of irreparable harm. Without limitation of the foregoing, each Party shall advise the other Party promptly in the event that it learns or has reason to believe that any person or entity, which has had access to Confidential Information, has violated or intends to violate the terms of this Agreement. This provision shall not in any way limit such other remedies as may be available to either Party at law or in equity.

(e)     With regard to any Confidential Information of the type specified in Section 7.1(c)(v), each Party agrees to execute any commercially reasonable document or take any commercially reasonable action required by any vendor or licensor of software to the other Party in order to access and use such vendor’s software in connection with such vendor’s contracts with the other Party.

8

Section 7.2     Systems Security. When Buyer is given access to Seller’s computer system(s), facilities, networks (including voice or data networks) or software (“Systems”) in connection with the Transition Services or Migration Plan, Buyer shall comply with all lawful security regulations reasonably required by Seller from time to time “Security Regulations”), including without limitation the requirements set forth on Annex B hereto, and will not tamper with, compromise or circumvent any security or audit measures employed by Seller. Buyer’s Related Parties may be required to execute a separate system access agreement for individuals who are to have access to Seller’s Systems. Buyer shall ensure that only those users who are specifically authorized to gain access to Seller’s Systems as necessary to utilize the Transition Services or assist with the Migration gain such access and that such users do not engage in unauthorized destruction, alteration or loss of information contained therein. If at any time a Party determines that any personnel of Buyer has sought to circumvent or has circumvented Seller’s Security Regulations or other security or audit measures or that an unauthorized person has accessed or may access Seller’s Systems or a person has engaged in activities that may lead to the unauthorized access, destruction or alteration or loss of data, information or software, to the extent within Buyer’s control, Buyer or Seller, as appropriate, shall immediately terminate any such person’s access to Seller’s Systems and immediately notify Seller. In addition, a material failure to comply with the Security Regulations shall be a breach of this Agreement; in which case, Seller shall notify Buyer and both Parties shall work together to rectify said breach. If the breach is not rectified within ten (10) days of its occurrence, the Service Coordinators of both Parties shall be advised in writing of the breach and work together to rectify said breach. If the breach has not been rectified within ten (10) days from such notice to the Service Coordinators, Seller shall be entitled to immediately terminate the Transition Services to which the breach relates until such time as the breach is remedied.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES

Section 8.1     Representations and Warranties.

(a)     Each Party represents and warrants that, on the Closing Date, it has the authority to enter into this Agreement and its performance under this Agreement will not conflict with any other obligation or agreement of such Party.

(b)     Except as expressly provided in this Agreement, no representation, warranty or condition, express or implied, statutory or otherwise, as to condition, quality, satisfactory quality, performance or fitness for purpose or otherwise is given by either Seller or Buyer and all such representations, warranties and conditions are excluded except to the extent that their exclusion is prohibited by applicable law.

Section 8.2     Limitations of Liability.

(a)     THE AGGREGATE LIABILITY OF SELLER TO BUYER IN CONNECTION WITH THE PERFORMANCE, DELIVERY OR PROVISION OF THE TRANSITION SERVICES UNDER THIS AGREEMENT SHALL, WITH THE EXCEPTION OF A DATA BREACH, BE LIMITED TO $2,500,000 CUMULATIVELY.

9

(b)     EXCEPT FOR DAMAGES ARISING FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SELLER, THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER EXEMPLARY, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY LITIGATION ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSITION SERVICES PROVIDED HEREUNDER, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF THE SAME.

ARTICLE IX
CHANGE CONTROL

Section 9.1     Change Control.

(a)     Subject to this Article IX, the Buyer may propose any change or addition to the Transition Services by written notice to the Seller specifying the proposed change in reasonable detail (such notice, a “Change Request”).

(b)     Seller shall provide Buyer with a reasonably detailed written outline specification describing the nature of the change, an assessment of the impact of the change on the Transition Services, the Service Fees (as applicable) and an estimate of the time required to implement the change, the costs associated with the change and the terms for payment of such costs (such outline, an “Evaluation Report”) within twenty (20) Business Days of receiving the Change Request.

(c)     Buyer shall notify Seller within ten (10) Business Days of the date on which Buyer received the Evaluation Report whether or not Buyer wishes to proceed with the Change Request; provided, however, that the Parties shall in good faith negotiate the terms and pricing of the Change Request before Buyer provides such notice to proceed.

(d)     Within ten (10) Business Days of receipt of Buyer’s notice to proceed with the Change Request, Seller shall produce a final Evaluation Report which shall include a comprehensive list of the charges for the implementation of the Change Request (“Change Request Charges”). Any Change Request Charges shall be calculated in a manner consistent with Section 2.1.

(e)     Both the Seller and Buyer shall act in good faith in relation to Change Requests, and shall not unreasonably withhold any consent, or cause any delay in relation to them; provided that, notwithstanding anything to the contrary herein, Seller shall have sole discretion regarding whether to provide Additional Transition Services which were not performed by Seller for the Business at any time during the one hundred eighty (180) day period prior to Closing. If the Seller and Buyer cannot agree upon a Change Request or Seller’s final Evaluation Report (including the Change Request Charges), each of the Seller and Buyer may refer the matter to be resolved in accordance with Section 1.2.

10

(f)     The Seller shall not have any obligation to commence work in connection with any change to the Transition Services or any Additional Transaction Services until the relevant Change Request and Evaluation Report has been agreed to by each Party in writing.

ARTICLE X
MISCELLANEOUS

Section 10.1     No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates.

Section 10.2     Entire Agreement. This Agreement (including the Annexes and Schedule hereto), together with the Purchase Agreement and any other documents delivered by the Parties in connection herewith or therewith, constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede any prior agreements or understandings between the Buyer, on the one hand, and the Seller, on the other hand.

Section 10.3     Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four (4) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Buyer: 1015 Penn Avenue, Suite 103 Wyomissing, PA 19610 Attention: Robert Wahlman, Chief Financial Officer Facsimile: [FAX NUMBER] E-mail: rwahlman@customersbank.com	Copy to: Stradley Ronon Stevens & Young, LLP 2600 One Commerce Square Philadelphia, PA 19103 Attention: Christopher S. Connell, Esquire Facsimile: 215-564-8120 E-mail: cconnell@stradley.com

11

If to the Seller: Higher One, Inc. 115 Munson St. New Haven, CT 06511 Attention: Christopher Wolf, Executive VP and Chief Financial Officer Email: christopher.wolf@higherone.com	Copies to: Wiggin and Dana LLP One Century Tower 265 Church Street New Haven, CT 06508 Attention: Paul Hughes Email: phughes@wiggin.com

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Section 10.4     Amendment; Waiver. Subject to ARTICLE IX and Sections 1.4 and 10.10, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by both Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.5     Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

12

Section 10.6     Binding Agreement; Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, which written approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, this Agreement, and all rights, interests and obligations hereunder, may be assigned, without such consent, by either Party to any entity that acquires all or substantially all of a Party’s business or assets. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 10.7     Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

Section 10.8     Submission to Jurisdiction. Subject to Section 1.2 hereof, each of the Parties to this Agreement (a) agrees that all actions arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement shall be heard and determined in the Federal Courts of the United States of America or the courts of the State of New York, in each case located in the City of New York and County of New York, (b) irrevocably consents to submit itself to the exclusive jurisdiction and venue of such courts in any action, (c) agrees that all claims in respect of such action shall be heard and determined in any such court, (d) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (e) agrees not to bring any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the Parties hereto waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party hereto may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10.3. Nothing in this Section 10.8, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

Section 10.9     Waiver of Jury Trial. To the extent permitted by applicable law, each Party hereby irrevocably waives all rights to trial by jury in any action (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of any Party in the negotiation, administration, performance and enforcement of this Agreement. Each Party (a) certifies that no Representative of the other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement, by among other things, the mutual waiver and certifications in this Section 10.9.

Section 10.10     Force Majeure. If either Party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental authority, riot, war, terrorist act, rebellion or other causes beyond the reasonable control of such Party, or other acts of God (a “Force Majeure Event”), then, upon written notice to the other, the affected provisions and/or other requirements of this Agreement shall be suspended or reduced by an amount consistent with reductions made to the other operations of such Party affected by the Force Majeure Event during the period of such disability and the affected Party shall have no liability to the other in connection therewith. Each Party shall use reasonable commercial efforts to remove such disability within fifteen (15) days of giving notice of such disability.

13

Section 10.11     Mutual Drafting. This Agreement is the mutual product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party. Each party acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated hereby, with the opportunity to seek advice as to its legal rights from such counsel.

Section 10.12     Headings. The headings in this Agreement are for convenience of reference only and will not affect the construction of any provisions hereof.

Section 10.13     Conflicts. To the extent any term or provision of the Purchase Agreement, or any other document or other agreement executed in connection with the Purchase Agreement, is in conflict with any term or provision of this Agreement or any Annex or Schedule hereto, the terms and provisions of this Agreement and the Annexes or Schedules hereto shall govern solely to the extent of any such conflict. To the extent any term or provision of this Agreement is in conflict with any term or provision of any Annex or Schedule hereto, the terms and provisions of the Annex or Schedule hereto shall govern solely to the extent of any such conflict.

Section 10.14     Counterparts and PDF Signature. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The electronic transmission of any signed original counterpart of this Agreement shall be deemed to be the delivery of an original counterpart of this Agreement.

Section 10.15     Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

[End of Text; Signature Page Follows]

14

IN WITNESS WHEREOF, the Parties hereto have executed this Transition Services Agreement as of the date first written above.

HIGHER ONE, INC.

By:
Name:
Title:

CUSTOMERS BANK

By:
Name: Title:

ANNEXES

ANNEX A	TRANSITION SERVICES

ANNEX B	SECURITY REQUIREMENTS

SCHEDULE 1.2

SERVICE COORDINATORS

Seller

Services Coordinator:

[NAME]

[TITLE]

[PHONE]

[EMAIL]

Buyer

Services Coordinator:

[•]

ANNEX A
TRANSITION SERVICES

Transition Services Agreement (TSA)

Annex A – Section 1

Service: Information Technology

Scope of Services

Seller, itself and/or by and through its Affiliates, shall provide or cause to be provided to Buyer the following information technology services in the manner set forth below:

●	Chennai Engineering Services
o	Provide engineering services relating to the Business furnished by personnel located in Chennai, India

●	Consulting
o

Provide “SME” consulting hours to support the planning and build-out of primary and secondary computer environments to support OneDisburse/OneAccount at Buyer, and provide cut-over support for tasks such as data migration for up to 30 days post migration.

●	Computers and Access
o

Maintain (“break/fix”) Transferred Employee computers, onsite and remote access, office phones, local and long distance service, print services and current network connectivity at current support levels for Seller employees. Changes to computers’ configurations and installed software will not occur during the Term.

o

Provide data ports on a separate VLAN to allow Buyer provided computers to access the Internet. Computers will not have access to systems on Seller’s internal network. If additional ports are required to support the additional computers, Buyer will reimburse Seller for any network and wiring costs incurred.

o	Process new access/access change requests from Transferred Employees to systems supported by Seller.
o	Process new password reset requests from Transferred Employees to systems supported by Seller.
o	Provide Seller computers to Buyer employees that require access to Seller IT systems.
o

Create and support new access requests for up to twenty (20) Buyer employees who are not Transferred Employees to Seller IT systems, utilizing a computer provided by Seller that will use VPN with two-factor authentication for the sole purpose of accessing systems maintained on Seller’s internal networks. All costs incurred by Seller in connection with transferred computer hardware and installed software will be reimbursed by Buyer.

●	Email
o	Maintain email accounts and access to email accounts for Transferred Employees.
o	Provide ability for “auto response” for inbound emails to notify sender of new email addresses and forward inbound emails to new Buyer email accounts.
o

In accordance with Seller’s data retention policies, maintain historical email files to allow customer requested research, customer complaint related research and regulatory inquiries. Seller data retention policies are subject to change.

●	Data Center Operations
o

Maintain and support the production environment located at the Seller data centers for the OneDisburse/OneAccount application. This includes all systems that are involved in supporting the OneDisburse/OneAccount application, including but not limited to the WAN and LAN network infrastructure, the security infrastructure, database infrastructure, application server infrastructure, monitoring systems, SAN/NAS infrastructure and appliances (Terradata, load balancers). All current vulnerability and penetration testing, patch management policies, applicable vendor relations and software licenses will be maintained. Support and maintenance contracts for the data center facilities, which include HVAC, UPS, fire suppression systems, access control and generators, will be maintained at current levels.

o

Maintain and support the development environment located at the New Haven Seller data center for the OneDisburse/OneAccount application. This includes all systems that are involved in supporting the OneDisburse/OneAccount application, including but not limited to the WAN and LAN network infrastructure, the security infrastructure, database infrastructure, application server infrastructure, monitoring systems, SAN/NAS infrastructure and appliances (Terradata, load balancers). Also included are development tools utilized in the development of the OneDisburse/OneAccount software, including code repositories, testing tools, and required tools for audit and security. All current patch management policies, applicable vendor relations and software licenses will be maintained. Support and maintenance contracts for the data center facilities, which include HVAC, UPS, fire suppression systems, access control and generators, will be maintained at current levels.

o

Maintain and support the QA/testing environment located at the New Haven Seller data center for the OneDisburse/OneAccount application. This includes all systems that are involved in supporting the OneDisburse/OneAccount application, including but not limited to the WAN and LAN network infrastructure, the security infrastructure, database infrastructure, application server infrastructure, monitoring systems, SAN/NAS infrastructure and appliances (Terradata, load balancers). Also included are QA/testing tools utilized in the QA/testing of the OneDisburse/OneAccount software, including code repositories, testing tools, and required tools for audit and security. All current patch management policies, applicable vendor relations and software licenses will be maintained. Support and maintenance contracts for the data center facilities, which include HVAC, UPS, fire suppression systems, access control and generators, will be maintained at current levels.

o

Maintain and support back office systems that are currently in place and used by the OneDisburse/OneAccount employees, including but not limited to the file shares, Microsoft Exchange, Bugzilla, Chat and ALM. Seller will also maintain all access to 3rd party SaaS applications that are currently in place and used by the OneDisburse/OneAccount employees, including but not limited to WebEx, ADP, SalesForce and RightNow. Seller will maintain and support the underlying infrastructure, which includes but is not limited to the WAN and LAN network infrastructure, the security infrastructure, database infrastructure, application server infrastructure, monitoring systems and SAN/NAS infrastructure. All current patch management policies, applicable vendor relations and software licenses will be maintained. A list of the current back office systems and 3rd party SaaS applications are provided in the application and 3rd party SaaS application documents.

o

Provide IT operations management reports at the same intervals such reports were generated prior to the Closing, including product and infrastructure availability, application issues, application outages, and root cause analysis for systems outages impacting OneDisburse and/or OneAccount.

o

Data extracts and configuration information or system clones, as determined by the Migration Plan, will be supplied for systems where data and configuration information has been agreed to be migrated to Buyer, including but not limited to Bugzilla, ALM, source code repositories, and “H” drive.

o	Support implementation of Buyer initiated circuits.
o	Continue providing the current disk storage for electronic files, data backups and backups of production and development environments.
o	Physically separate OneDisburse/OneAccount Oracle database server from all other Oracle database servers of Seller.
o	In accordance with Seller’s service agreement with SUNY, maintain a current copy of OneDisburse code at Iron Mountain until Buyer is able to make other arrangements.

●	Governance
o

A member of the Buyer transition team will be invited to the Seller change management board meetings for the OneDisburse/OneAccount environment and supporting systems changes. No more than 75 designated Buyer employees will be included on OneDisburse/OneAccount environment incident notifications email distribution.

o	Define and participate in a governance process with Buyer to support changes to the application environment and software for OneDisburse/OneAccount.
o	Deploy Buyer initiated change management/code deployment for OneDisburse/OneAccount.

●	Audit
o	Perform and maintain all current audit schedules for the SSAE16 and SOX audits on the OneDisburse/OneAccount environment during the Term.
o	Support Buyer-initiated audits (financial, internal audit or any other audits) to the extent such audits are not duplicative of any audits performed by Seller.

●	Staffing
o

Hire, onboard and train OneDisburse/OneAccount engineering resources to replace Seller’s Chennai-based resources that will not support OneDisburse/OneAccount post-Closing. Buyer shall be solely responsible for any incremental expense.

o	Develop and manage process to replace employee attrition.
o	Cooperate with Buyer to identify and hire temporary staff resources for new demand.

Duration of Services

(a)	Subject to clause (b) below, the service period applicable to the Transition Services set forth in this Annex A – Section 1 shall begin on the Closing Date and end one (1) year thereafter.

(b)	The service period applicable to the Chennai Engineering Services set forth in this Annex A – Section 1 shall begin on the Closing Date and end ninety (90) days thereafter.

Transition Services Agreement (TSA)

Annex A – Section 2

Service: Accounting Services

Scope of Services

Seller, itself and/or by and through its Affiliates, shall provide or cause to be provided to Buyer the following accounting services in the manner set forth below:

●	Process OneDisburse/OneAccount vendor invoices received by Seller after Closing.

Duration of Services

The service period applicable to the Transition Services set forth in this Annex A – Section 2 shall begin on the Closing Date and end one (1) year thereafter.

Transition Services Agreement (TSA)

Annex A – Section 3

Service: Legal Services

Scope of Services

Seller, itself and/or by and through its Affiliates, shall provide or cause to be provided to Buyer the following legal services in the manner set forth below:

●	Assist Buyer’s legal team with the transfer of OneDisburse/OneAccount dedicated vendor contracts.
●	Assist Buyer’s legal team with the separation of vendor contracts that support both OneDisburse/One Account and the other businesses of Seller.
●	Advise Buyer’s legal team with respect to the transfer of customer agreements.
●	Complete, at Buyers’ reasonable request, any attestations required of Seller under Title IV regulations.

Duration of Services

The service period applicable to the Transition Services set forth in this Annex A – Section 3 shall begin on the Closing Date and end one (1) year thereafter

Transition Services Agreement (TSA)

Annex A – Section 4

Service: Facilities Services

Lease

The provision of space described in this Section 4 is included in this Annex A for informational purposes only. The provision of the space, and other details in this Section 4, shall not constitute a Transition Service, or any other service or commitment, under this Agreement. The provision of the space shall be only as set forth in, and subject in all respects to, the Lease Agreement, dated as of the Closing Date, between Seller and Buyer (the “Lease”).

Scope of Services

Seller, itself and/or by and through its Affiliates, shall provide or cause to be provided to Buyer the following facilities services in the manner set forth below:

●	Provide office space at 115 Munson Street, New Haven and 3284 Northside Parkway, Atlanta.
●	Maintain New Haven and Atlanta sites to current standards.
●	Maintain employee access to Seller facilities for employees transferred to Buyer.
●	Provide access to Seller facilities for Buyer employees who are not Transferred Employees.
●	Provide secure space for hard copy files at the New Haven location.
●	Maintain existing copy files located at Iron Mountain and enable access to Transferred Employees.
●

For so long as Seller provides food service to its employees in New Haven, provide food service to Buyer employees in New Haven, including lunch three times per week (Tuesday – Thursday), and coffee daily from 8:00a - 10:30a.

●	Integrate into Buyer’s business continuity and disaster recovery plan as related to data center operations and closures of New Haven and/or Atlanta Facilities.

Duration of Services

The service period applicable to the Transition Services set forth in this Annex A – Section 4 shall begin on the Closing Date and end one (1) year thereafter

ANNEX B
SECURITY REQUIREMENTS

ACCESS TO HIGHER ONE CONFIDENTIAL INFORMATION

Higher One's Information Security Program is comprised of a number of policies, standards and guidelines, developed with reference to the source documents cited previously, as well as with consideration of the Company's business and regulatory needs. When referencing the Information Security Program any or all of these policies are included.

1.1	Privacy Policy

Overview

Higher One may log user system activity, record building access, monitor Internet usage and use security cameras to monitor building facilities. User's work output, regardless of storage format (e.g., paper, electronic, etc.) is the property of Higher One. The output, and any tools used to generate that output, is subject to review or monitoring by the Company at its discretion. User personal information is not used or disclosed except to comply with laws, and to protect our rights. It is used solely for business purposes including establishing, maintaining or terminating employment or contractual agreements between the user and Higher One.

Standards

Audits or investigations may be conducted to:

1)	Ensure integrity, confidentiality and availability of information and resources.

2)	Investigate possible security incidents.

3)	Ensure conformance to security policies.

4)	Monitor system or user activity where appropriate.

During an audit, all required data will be provided to the Information Security Office upon request. For the purpose of performing an investigation, any access required will be provided to the Information Security team members for the duration of the investigation. Such access may include:

1)	User and/or system level access to any computing or communications device.

2)	Access to information, whether electronic or hard copy, that may be produced, transmitted or stored on Company equipment or premises.

3)	Access to work areas such as labs, offices, cubicles or storage areas.

4)	Access to interactively monitor and log traffic on networks.

1.2	Password Management Policy

Overview

Higher One's Password Management Policy is directed to ensuring only strong, secure passwords are used on all accounts, systems and equipment. Password standards define the minimum length, composition, aging and re-use parameters, as well as lock out limitations. Password standards are enforced to protect Company systems, Company and customer data, as well as Higher One's reputation. Password guidelines provide additional information to assist users in protecting passwords and account access.

Standards (General)

All passwords must meet minimum requirements, within the capabilities of the applicable system. Password cracking exercises may be performed on a periodic basis by the Information Security Office. Passwords that are exposed during such an exercise will result in the user being required to change to a more secure password immediately.

Except where otherwise defined or dictated, minimum password requirements are:

1)	At least 8 (eight) characters in length, where applicable.

2)	Contain both upper and lower case letters.

3)	Contain at least one number.

4)	Contain at least one special character (within the bounds of those special characters supported by the system in question).

5)	May not contain more than 3 (three) consecutive identical characters.

6)	System level passwords must expire and be changed no more than every 42 days.

7)	At a minimum, the prior 13 (thirteen) passwords may not be reused.

8)	Users must have the ability to change a password at any time.

9)	Accounts must be locked after at least 5 (five) unsuccessful login attempts.

10)	User accounts with elevated privileges must have a password that is unique to that account and not the same as lower-privileged account(s) held by the same user.

11)	Passwords are to be treated as sensitive and confidential information and are not to be shared, written down or stored in an unsecured manner.

12)	Passwords are not to be conveyed via email.

13)	Passwords must not be displayed in clear text (e.g., must be masked) while being entered.

14)	Default vendor or manufacturer accounts and passwords should be changed as soon as reasonably possible.

15)	If a password is suspected to have been compromised, change the password immediately and report the incident to the IT Operations Support Desk, which will inform the Information Security Office.

16)

Where Simple Network Management Protocol(“SNMP”) is used, the community strings must be defined as something other than the standard defaults of "public", "private" and "system", and must be different than the passwords used to log in interactively. A keyed hash must be used where available (e.g., SNMPv2).

17)	Passwords must be changed in the event of a user's departure.

Guidelines

The guidelines provided herein are intended to assist users in protecting both their passwords, their access and their accounts from unauthorized use. These guidelines constitute established best practices. None of the examples cited below should be used as passwords.

●	Avoid poor, weak or common passwords such as Welcome123, Password1, or ChangeMe123.
●	Avoid common words, even if spelled backwards or with the addition of a number, such as secret1, 1secret, or terces.
●	Avoid patterns of numbers or letters such as aabbcc, qwerty, or 12344321.
●	Avoid commonly known personal information such as birthdates, addresses, names of family members, friends or pets.
●	Avoid work-related information such as company names, building sites, etc.
●	Should not contain common nouns, proper names or dictionary words.
●

To create a secure but memorable password, consider creating a passphrase based on a song title, affirmation or memorable phrase that contains multiple words. For instance, This May Be One Way To Remember could become the password TmB1w2R! or I saw my favorite band last Friday night! becomes IsmF3lFn!.

Standards (Service Accounts)

Service Accounts are defined as system-level accounts that are not associated with one specific individual, but are used for administration, management, or maintenance of a system or application, or are required by a system or application. Service Accounts may also be either interactive or non-interactive.

Interactive Service Accounts are defined as those that meet all of the following criteria:

1)

Are highly privileged (e.g., have root level access on a Linux system, local or domain administrator access on a Microsoft Windows system, sa level access on a Microsoft SQL Server system, sys/system on an Oracle database, etc.).

2)

Permits interactive logons (e.g., a user can use ssh to open a shell prompt on a Linux system, use Remote Desktop Services to access a desktop on a Microsoft Windows system, may use SQL Studio to perform queries on a Windows system, etc.).

3)	The account passwords are retained (e.g., stored in Password Safe, Password Manager or some other location for future access).

Non-interactive Service Accounts are defined as those that meet any of the following criteria:

1)

Are not highly privileged (e.g., do not have root level access on a Linux system, local or domain administrator access on a Microsoft Windows system, sa level access on a Microsoft SQL Server system, sys/system on an Oracle database, etc.).

2)

Does not permit interactive logons (e.g., a user cannot use ssh to open a shell prompt on a Linux system, use Remote Desktop Services to access a desktop on a Microsoft Windows system, or use SQL Studio to perform queries on a Windows system, etc.).

3)

The account passwords are not retained (e.g., not stored in Password Safe, Password Manager or some other location for future access). This circumstance applies to accounts where there is no need to use the password in the future and so the password is set to a long random value and not saved.

Service Account standards must meet the criteria outlined in Standards (General) section, with the following exceptions:

1)	At least 12 (twelve) characters in length.

2)	Service accounts shall have Deny Logon Locally or comparable attribute set if supported on the operating system.

3)	Interactive Service Account passwords will expire and must be changed no more than every 90 days.

4)	Non-interactive Service Account passwords will expire and must be changed no more than every 720 days.

5)

In the event that the account password cannot be changed or the application vendor recommends against changing the password because it would adversely impact the application, an exception will be documented and approved by the Information Security Officer and that password will be exempt from periodic changes.

1.2.1	Initial Passwords and Password Resets

Where supported by the system in question, initial passwords must be set to a temporary and unique value, and be reset by the user upon first use.

In the event a password must be reset, a temporary and unique value must be provided, and must be reset by the user at the time of successful login.

1.3	Identity and Access Policy

Overview

The Identity and Access Policy defines the tasks that principals can perform, resources they can access and defines which activities will be audited for regulatory compliance purposes. Access controls are established, documented and periodically reviewed, based on business needs and external requirements.

Standards

1)	Access Administration: This area focuses on ensuring authorized user access, and preventing unauthorized user access, to information and information systems.

a.	Procedures covering all stages in the life-cycle of user access, from provisioning and modification to de-provisioning.

b.	Documentation of approval from the hiring Supervisor or System Owner for each user's access, where appropriate.
c.	Ensuring restricted or sensitive access is not granted until all authorization procedures are completed.
d.	Special attention to control of privileged ("super-user") access rights.

2)	Compliance

a.	Attestation - Confirmation by a reviewing Supervisor or designee that each user's access is consistent with business purposes and with other security controls (e.g., segregation of duties).
b.

Access Permissions Review - A formal process must be conducted periodically (quarterly) by System Owners to review user access rights to critical systems. This review shall be documented / approved by System Owners and retained by the Information Security Office (as defined below) for audit verification purposes. Each System Owner is accountable for identifying inappropriate access and inactive user access in a timely manner to the Security Administrators.

c.	Access to non-critical systems will be reviewed based on risk but no less frequently than annually.

1.4	User Identity Verification Policy

Overview

Higher One’s User Identification Verification Policy contains information and requirements for verifying the identity of a system user when unlocking an account, resetting a password or otherwise assisting with logging in. This policy also defines the systems that are within the scope of the policy.

Standards

1)	This policy applies to the following systems:

a.	Active Directory, any domain
b.	RSA SecurID PIN
c.	CASHNet/IDC
d.	LDAP (Corporate and Production)
e.	Higheronesupport.com
f.	TPP Applications
g.	NetPay Applications

2)	A user's identity must be verified prior to resetting his/her password on any in-scope system.

a.	If the request is made in person, photo identification is an acceptable means of verifying the user's identity.
b.	If the request is made by telephone, the user must provide a matching and valid Employee ID which will be verified against records.
c.	Requests by email will not be accepted, and the user will be instructed to telephone.

3)	In the event the user cannot provide a valid Employee ID, the user's manager or (if a contractor) employee sponsor can verify the user's identity, after verifying his/her own identity.

1.5	Privileged Account Policy

Overview

Privileged accounts are valid credentials used to gain access to information systems. Privileged credentials provide elevated, non-restrictive access to the underlying platform that non-privileged user accounts do not have access to. Root, local administrator, domain administrator and enable passwords are all examples of privileged accounts that have elevated access beyond that of a normal user.

If methods other than using privileged access will accomplish an action, those other methods must be used unless the burden of time or other resources required clearly justifies using privileged access. In addition, passwords for privileged accounts should be randomized, not memorized by anyone, and changed frequently. Whenever technically possible, gaining and using privileged access should be audited.

Privileged access to information systems is granted only to authorized individuals based on clearly defined and documented business need.

Standards

1)	System Approval and Authorization

a.	Providing clarity on what administrative privileges are necessary.
b.	Minimizing the use of shared administrative accounts.
c.	Having a method of being able to verify the privileges associated with each account.

2)	Privileged User ID Activity Logging: All ID creation, deletion, and privilege change activity performed by Systems/Security Administrators and others with privileged user IDs must be securely logged.

3)	Privileged Account Types

a.

Domain Administrative Accounts:  These accounts give privileged administrative access across all workstations and servers within a Windows domain. While these accounts are few in number, they provide the most extensive and robust access across the network.

b.

Emergency Accounts:  These provide unprivileged users with administrative access to secure systems in the case of an emergency and are sometimes referred to as ‘firecall’ or ‘breakglass’ accounts. Access to these accounts typically requires managerial approval for security reasons.

c.

Service Accounts: These can be privileged local or domain accounts that are used by an application or service to interact with the operating system. In some cases, these service accounts have domain administrative privileges depending on the requirements of the application they are being used for. Local service accounts can interact with a variety of Windows components

d.

Application Accounts: These are accounts used by applications to access databases, run batch jobs or scripts, or provide access to other applications. These privileged accounts usually have broad access to underlying company information that resides in applications and databases.

1.6	Remote Access Policy

Overview

Remote Access rules and requirements are designed to minimize the potential exposure to Higher One from damages which may result from unauthorized use of Higher One resources. Damages include the loss of sensitive or company confidential data, intellectual property, damage to public image, damage to critical Higher One internal systems, and fines or other financial liabilities incurred as a result of those losses.

It is the responsibility of Higher One users with remote access privileges to Higher One's corporate network to ensure that their remote access connection is given the same consideration as the user's on-site connection to Higher One. This policy applies to remote access connections used to do work on behalf of Higher One, including reading or sending email and viewing intranet web resources. This policy covers any and all technical implementations of remote access used to connect to Higher One networks.

Standards

1)	Secure remote access must be strictly controlled with encryption (i.e., Virtual Private Networks (VPNs)) and strong pass-phrases.

2)	Authorized Users shall protect their login and password, even from family members.

3)

All hosts that are connected to Higher One internal networks (including employee owned equipment) via remote access technologies must use up-to-date anti-virus software. Third party connections must comply with requirements as stated in the Third Party Agreement.

4)	Users must not leave workstations unattended without locking or logging off the system.

5)	Users must use personal desktop firewall software on any device connecting to Higher One networks or resources.

6)	Higher One users who wish to implement non-standard Remote Access solutions to the Higher One production network must obtain prior approval from the Information Security Office.

7)

The use of third-party managed remote access connections such as Webex and Go2MyPC can only be used for remote access in a support situation where personnel are present at both the asset being accessed and the system being used to obtain the remote access.  This type of managed connection is explicitly not to be used to allow a user to remotely access a device which has been left unattended on the Higher One network.

8)	Higher One Client VPN with the use of two-factor (FOB with Pin/Token plus password) authentication is required to connect to the HigherOne corporate network.

1.7	Third-Party/Vendor Access Policy

Overview

Companies or entities with a business relationship with Higher One should only be permitted the least access required to any internal network or application system, based on the business need. The access mechanism may include direct connectivity to Higher One assets, or the exchange of electronic information.

Higher One must actively control third party access to information systems. Business needs should be considered and a risk assessment must be carried out to determine security implications and control requirements.

This section is not intended to restrict or control access to integrated third-party systems required by Higher One products.

Standards

1)	Controls and confidentiality clauses must be agreed on and defined in a contract with the third party.

2)

All third party requests for Higher One data or connections to the Higher One network must be justified by business requirements, assessed for potential risks and control requirements, and then directed to appropriate Higher One management for review and approval.

3)	All third party connections require approval from the Information Security Office.

4)	Third-Parties must adhere to all Vendor Management Program requirements.

5)	Reviews to ensure third-party access is still required and appropriate will be conducted periodically.

6)	There are three methods allowed for direct connectivity between Higher One and third parties.

a.	Dedicated circuits - A leased line obtained through a telephony-communication provider.
b.

Site-to-Site Virtual Private Network (VPN) over the Internet – A two-way encrypted communications session between two networks that protect against eavesdropping by an unauthorized source and provides non-repudiation.

c.	Client-based VPN

1.7.1	Requirements for Connectivity

1)

Before connectivity is established with a third party, a risk assessment must be performed as part of the vendor management assessment to validate that there are no high-risk issues involved with connecting to an external entity’s network. A third party must not be immediately trusted and given immediate access to Higher One’s network or application system without performing an appropriate level of due diligence.

2)	Firewalls must restrict third party access to Higher One’s network and application systems for which they have a defined business purpose.

a.	Explicit source and destination IP and ports must be defined in the firewall rules
b.	Must not be able to access other business partners’ networks.

3)	Firewalls must restrict Higher One’s users from unlimited access to the third party network.

a.	Explicit source and destination IP and ports must be defined in the firewall rules
b.	Must only be able to access business partners’ networks for which the user has a business purpose.

4)	A list of approved third party connections must be maintained by the Information Security Office.

1.8	Data Classification

Overview

A data classification system sorts and labels every resource with its value, importance, sensitivity, cost, and other concerns in order to guide the implementation of security and prescribe processes of management and use. Assigning classification labels, such as public, private, sensitive, internal only, confidential, proprietary, etc., helps workers understand how to use and handle resources properly. Those resources with moderate to high value and sensitivity require greater control, tighter security, and stricter authentication. Often classification can improve the organizations defense against social engineering and other information leakage attacks. If workers know that certain information cannot be communicated via instant message, e-mail, or over the phone, then most socially guided attacks through those mediums will fail.

1.8.1	Asset Inventory

Higher One shall maintain a current inventory of all information assets, including hardware, software licenses and applications. The asset inventory must include at least the following elements:

1)	A clear definition of each asset, including its business purpose and security classification.

2)	Location of the asset.

3)	Whether or not the asset contains personally identifiable customer information or card-related data.

1.8.2	Data Classification and Confidentiality

Higher One business units must classify information to indicate its level of sensitivity. Classifications dictate the priority and necessary degree of protection required to properly secure the information. Data classification classes are:

1)

Restricted - The Restricted class applied to business and customer related information requiring the highest level of protection. If Restricted Data is disclosed, it could result in financial loss, violation of privacy and other laws or Regulations and significant negative publicity. Disclosure of Restricted Data may require initiating state or federal disclosure requirements. (e.g., PCI, PII, HIPAA)

2)

Confidential - The Confidential class applies to business and customer related information that requires role-based protection and is sensitive enough to require elaborate controls. If Confidential Data is disclosed, employees or customers could be negatively impacted, initiating possible state or federal disclosure requirements.

3)

Private - The Private classification applies to business and customer related information that requires some level of protection but is not sensitive enough to require extensive controls. Disclosure of Private data should be avoided but will have minimal impact.

4)

Public - The Public class applies to information that has been made available for public distribution through authorized Higher One channels or information that will not cause any damage to Higher One if accidentally disclosed.

1.8.3	Credit Card Information Processing Applications

1)

All Error! Unknown document property name. applications dealing with the processing or retrieval of cardholder information, must, where there is not a business need to display full primary account numbers (PAN), mask displayed PAN to no more than the first six (6) and last four (4) digits of the full PAN.

2)

If the application is designed for a specific purpose in which the full PAN must be displayed, approval must be given by the Information Security Office during the Requirements Phase as described in the SDLC process. In all cases the application must limit the display of the full PAN to the fewest number of users possible.

1.8.4	Credit Card Storage Applications

1)	All Higher One application systems dealing with the storage of cardholder data must be on an internal network segregated from the demilitarized zone (“DMZ”).

2)	All access to networked storage devices containing cardholder data shall have its authentication communication encrypted.

3)	The Primary Account Number (“PAN”) must be rendered unreadable through one of the following:

a.	Strong one-way hash functions (hashed indexes) such as Secure Hash Algorithm 1) SHA-1 with salts.
b.	Truncation.
c.	Index tokens and pads (pads must be securely stored).
d.	Strong cryptography, based on industry-tested and accepted algorithms, with proper key management processes and procedures.

4)	The PAN must never be stored in clear text in databases, files, or removable media.

5)	The PAN must not be written to audit logs.

6)	Full PAN must never be emailed or sent via instant messaging programs.

1.9	Technology Equipment Policies

Overview

Desktop, laptops, servers and virtual computers, as well as the software contained thereon, are resources that are provided to Higher One users for the purpose of conducting business on behalf of the Company. Administration, installation and maintenance of technology equipment are the responsibility of the Information Technology departments.

1.9.1	Warning Banners

Overview

A warning banner sets appropriate expectations for users accessing a system or device regarding the appropriate use of the resource, and warnings regarding monitoring of usage or activities while using the resource.

Standards

1)

Higher One computing systems and devices, where supported by the device, must display a warning banner during the system login process. The message must state that the system must only be used for Higher One business purposes and is subject to monitoring.

2)	Warning banners must be in a language consistent with the system's interface language.

3)	The word "Welcome" or any similar language shall not be displayed prior to a successful user login.

1.9.2	Physical and Virtual Workstations

Overview

Desktops, laptops and virtual workstations are provided to users based on job role, need, and are based on company standard hardware configurations.

Standards

In addition to those items detailed in the Acceptable Use Policy,

1)	Equipment is to be protected from theft or damage, including damage caused by foreign substances, impacts or misuse.

2)	All laptop computers will be encrypted.

3)	Online backup accounts will be provided to laptop users to ensure recoverability of data stored locally on the device.

4)	Ensure that all vendor supplied defaults are changed before the system goes into production.

5)	All desktops and laptops shall have personal firewall software which users should not be able to disable.

6)	All desktops and laptops used to remotely access Higher One systems shall have VPN Client software capable of supporting the company’s 2-factor authentication solution.

7)	Workstation Configuration Standards will be reviewed on a periodic basis.

Guidelines

Physical security of computing devices can include the following:

●	Having actual possession of a computer at all times.

●	Locking the computer in an unusable state to an object that is immovable.
●	Never leaving a laptop or other portable computing device unattended in a conference room, hotel room or on an airplane seat, etc.
●	Locking the device in a hotel safe when traveling.

1.9.3	Server and Network Devices

Overview

The purpose of this policy is to establish standards for the base configuration of internal server and network equipment that is owned and/or operated by Higher One. Effective implementation of this policy will minimize unauthorized access to Higher One proprietary information and technology.

Unsecured and vulnerable servers continue to be a major entry point for malicious threat actors. Consistent Server installation policies, ownership and configuration management are all about doing the basics well.

Standards (Security)

All internal servers deployed at Higher One must be owned by an operational group that is responsible for system administration. Approved server configuration guides must be established and maintained by IT and each application team, based on business needs and approved by Information Security.

1)	All servers and network devices should be designated for a single primary purpose where possible.

2)	All servers and network devices, prior to deployment in the production environment must conform to the Company’s System Configuration and Hardening Standards.

3)	Always use standard security principles of least required access to perform a function. Do not use root when a non-privileged account will do.

4)	Ensure that all vendor or manufacturer supplied defaults are changed before the server goes into production.

5)	Servers storing or processing confidential or restricted information shall have file integrity monitoring software installed.

6)

File integrity monitoring software shall alert IT personnel to unauthorized modification of critical system or content files. The file integrity monitoring software shall be configured to perform critical file comparisons at least daily and should be logged. Information Security should be alerted to any abnormal activity.

7)	All servers must have anti-virus software installed.

8)	Information in the server inventory list must be kept up-to-date.

9)	Configuration changes for production servers must follow the appropriate change management procedures.

10)	Access to services should be logged and/or protected through access-control methods such as a web application firewall, if possible.

11)	Trust relationships between systems are a security risk, and their use should be avoided. Do not use a trust relationship when some other method of communication is sufficient.

12)

If a methodology for secure channel connection is available (i.e., technically feasible), privileged access must be performed over secure channels, (e.g., encrypted network connections using Secure Shell (“SSH”) or Internet Protocol Security “IPSec”).

13)	Servers should be physically located in an access-controlled environment.

14)	Servers are specifically prohibited from operating from uncontrolled cubicle areas.

15)	For security, compliance, and maintenance purposes, authorized Information Security personnel may monitor and audit equipment, systems, processes, and network traffic.

Standards (Configuration)

1)	Operating System configuration should be in accordance with approved System Configuration and Hardening Standards.

2)

A valid business justification must exist for all deviations from Error! Unknown document property name. published configuration standards. Deviations require written approval by the Error! Unknown document property name. and must be noted on the asset inventory for the server.

3)	Services and applications that will not be used must be disabled where practical.

4)	All servers and network devices must be configured to use an internal authoritative time source to maintain time synchronization with other servers in the environment.

5)	Server and network device Configuration Standards will be updated as new public standards become available and are approved by the Information Security Office and Information Technology.

Standards (Monitoring)

1)	All security-related events on critical or sensitive systems must be logged and audit trails saved.

2)

Security-related events will be reported to Information Security, who will review logs and report incidents to IT management. Corrective measures will be prescribed as needed. Security-related events include, but are not limited to:

a.	Port-scan attacks.
b.	Evidence of unauthorized access to privileged accounts.
c.	Anomalous occurrences that are not related to specific applications on the host.

1.9.4	Cellular Device Policy

Overview

The Cellular Device Policy applies to any device that uses a wireless cellular network for communication, whether the device is supplied by Higher One or personally owned by the employee and used for business-related purposes. This policy applies to, but is not limited to, all devices and accompanying media that fit the following device classifications:

1)	Tablets

2)	Mobile/Cellular/Smart Telephones

3)	Mobile Broadband devices (MiFis)

Standards

1)	IT reserves the right to refuse the ability to connect mobile devices to the Higher One infrastructure.

Higher One's Cellular Device Policy can be found on the ADP portal under the heading Resources > Tools/References.

1.9.5	Equipment Disposal

Proper disposal of technology equipment is environmentally responsible and often required by law. To ensure that Higher One's electronic data, which may be stored on various types of storage media, is secured, all storage media must be completely erased or destroyed prior to release for disposal.

Standards

1)

All information assets or office equipment which may contain a storage media component is in scope or this policy. This includes such items as computer workstations, servers, storage arrays, fax machines, printers, and copiers.

2)	All forms of electronic media (e.g., fixed hard disks, flash memory, external drives, CDs, DVDs, tapes, USB drives) are within the scope of this policy.

3)

At the time an in scope device or media is decommissioned or replaced, the item shall be destroyed, disabled or disposed of using methods and timing consistent with Higher One's Record Retention policies, any applicable retention laws and with due consideration for any litigation hold requirements currently in force.

a.	Hard drives will be erased to Department of Defense standards (DoD 5220.22M) or
b.	Physically destroyed by drilling or shredding.

4)	When a computer workstation is transferred to a new user, the storage media will be:

a.	Replaced, if under a litigation hold, with the original component stored as per Higher One's procedures.
b.	Reformatted, if not subject to litigation hold.

5)	The Facilities department will ensure that vendors remove any storage media contained within copiers, printers and fax machines prior to removing any such item from Higher One's premises.

6)	Information Technology will maintain:

a.	Procedures for the proper erasure of data and/or destruction of storage media.
b.	Procedures for secure storage of media prior to destruction or disposal.

1.9.6	Software Installation Policy

Overview

Allowing users to install software on company computing devices opens the organization up to unnecessary exposure to risks such as the introduction of malware from infected installation files or software, unlicensed software, and programs which can be used to hack the organization’s network.

Standards

1)	Users may not install software on Higher One’s computing devices operated within the Higher One network.

2)	Software must be selected from an approved software list, maintained by the Information Technology department, unless no selection on the list meets the requestor’s need.

3)	Requests for software installations must first be approved by the requestor’s manager and then submitted to the IT Support Desk in writing.

4)	Any requests for software not on the approved list must be reviewed and approved by Information Technology and Information Security before purchase or installation.

The Information Technology Department will obtain and track the licenses and perform the software installation.

ANNEX B

OPINION OF RAYMOND JAMES & ASSOCIATES, INC.

225 Franklin Street, Suite 2200, Boston, MA 02110 ∙ (617) 624-7000

December 13, 2015

Board of Directors

Higher One Holdings, Inc.

115 Munson Street

New Haven, CT 06511

Members of the Board of Directors:

We understand that Customers Bank and Customers BanCorp, Inc. (collectively, the “Buyer”) and Higher One Holdings, Inc. (the “Company”) and its wholly owned subsidiary, Higher One, Inc., propose to enter into the Agreement (defined below) pursuant to which, among other things, Customers Bank will purchase and assume substantially all of the assets and liabilities of the disbursements division (the “Business”) of Higher One, Inc. (the “Transaction”). Under and subject to the terms of the Agreement, the Company will receive $37 million as consideration for the Transaction (the “Consideration’). The Board of Directors of the Company (the “Board”) has requested that Raymond James & Associates, Inc. (“Raymond James”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Consideration to be received by the Company in the Transaction pursuant to the Agreement is fair from a financial point of view to the Company.

In connection with our review of the proposed Transaction and the preparation of this Opinion, we have, among other things:

1.

reviewed the financial terms and conditions as stated in the draft of the Agreement dated as of December 13, 2015 (the “Agreement”) and the draft of the Transition Services Agreement to be executed between Higher One, Inc. and Customers Bank in connection with the Transaction (the “Transition Services Agreement”) ;

2.

reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Business made available to us by the Company, including, but not limited to, financial projections prepared by the management of the Company relating to the Business for the annual periods ending December 31, 2015, December 31, 2016 and December 31, 2017, as approved for our use by the Company (the “Projections”);

3.	reviewed information related to the potential liquidation of the Business, including an estimate of shut down costs, made available for our use by the Company;

4.	reviewed the Company’s recent public filings and certain other publicly available information regarding the Company;

5.	reviewed financial, operating and other information regarding the Business and the industry in which it operates;

6.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate; and

7.	discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company or otherwise reviewed by or discussed with us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and we have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Transaction will be consummated in accordance with the terms of the Agreement without waiver or amendment of any conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement without being waived. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of December 11, 2015 and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.

We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternatives to the Transaction. We provided advice to the Company and the Board with respect to the proposed Transaction. We did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Transaction. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the Company.

We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Transaction. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Company has been assisted by legal, accounting and tax advisors and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Company and the Transaction.

In formulating our opinion, we have considered only what we understand to be the consideration to be received by the Company as is described above and we did not consider and we express no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any of the Company’s officers, directors or employees, or class of such persons, whether relative to the compensation received by the Company or otherwise. Without limiting the generality of the foregoing, our Opinion gives no consideration to the payments to be received, and services to be provided, under the Transition Services Agreement. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Transaction to the holders of any class of securities, creditors, or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion or (2) the fairness of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Transaction amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Customers Bank or the ability of the Company or Customers Bank to pay their respective obligations when they come due.

The delivery of this Opinion was approved by an opinion committee of Raymond James.

Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Transaction. Raymond James will receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Transaction or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company or Customers Bank for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James has provided certain services to the Company (in the previous two years), including debt financing and a divestiture, for which both it has been paid a fee. In addition, the Company has engaged Raymond James to evaluate other strategic alternatives, and Raymond James will receive additional fees if the Company executes upon a strategic alternative. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or Customers Bank or other participants in the Transaction in the future, for which Raymond James may receive compensation.

It is understood that this letter is for the information of the Board of Directors of the Company (solely in each directors capacity as such) in evaluating the proposed Transaction. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This Opinion may not be reproduced or used for any other purpose without our prior written consent, except that this Opinion may be disclosed in and filed with a proxy statement used in connection with the Transaction that is required to be filed with the Securities and Exchange Commission, provided that this Opinion is quoted in full in such proxy statement.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Company in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ Raymond James & Associates, Inc.

RAYMOND JAMES & ASSOCIATES, INC.

ANNEX C

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Higher One Holdings, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows present fairly, in all material respects, the financial position of Higher One Holdings, Inc. and its subsidiaries at December 31, 2014 and December 31, 2013, and the results of their operations and their cash flows for the years ended December 31, 2014 and December 31, 2013, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the Report of Management on Internal Control over Financial Reporting appearing under Item 9A within the Company’s 2014 Annual Report on Form 10-K. Our responsibility is to express opinions on these financial statements, and on the Company’s internal control over financial reporting based on our integrated audits.  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects.  Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut

March 5, 2015, except for Note 17, as to which the date is February 3, 2016

ATTN: JAMES CONNORS HIGHER ONE HOLDINGS, INC. 115 MUNSON STREET NEW HAVEN, CT 06511

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1.

The authorization of the sale by Higher One, Inc., a wholly-owned subsidiary of Higher One Holdings, Inc., of substantially all of the assets, and the transfer of substantially all of the liabilities, exclusively related to or used in Higher One, Inc.’s refund disbursement business, pursuant to the Asset Purchase Agreement by and among Higher One Holdings, Inc., Higher One, Inc., Customers Bank and Customers Bancorp, Inc., dated December 15, 2015, as more fully described in the enclosed Proxy Statement (the “Asset Sale”).

	☐	☐	☐

2.

The approval, by non-binding, advisory vote, of certain compensation arrangements for Higher One Holdings, Inc.'s named executive officers in connection with the Asset Sale as disclosed in the Proxy Statement.

	☐	☐	☐

NOTE: In the discretion of the proxies for such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)			☐

Please indicate if you plan to attend this meeting	Yes	No

	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com .

HIGHER ONE HOLDINGS, INC.

Special Meeting of Stockholders

April 4, 2016 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marc Sheinbaum and Christopher Wolf, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HIGHER ONE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at 9:00 AM, Eastern Time on April 4, 2016, at the offices of Higher One Holdings, Inc., 115 Munson Street, New Haven, CT 06511, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1 and 2, and in the discretion of the proxies as to any other matters as may properly come before the Special Meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side